          As filed with the Securities and Exchange Commission on April 14, 2000
                                                     Registration No. 333- 32800

--------------------------------------------------------------------------------

                       Securities And Exchange Commission

                             Washington, D.C. 20549

                                -----------------
                                 AMENDMENT NO. 1

                                    Form S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                           DM MORTGAGE INVESTORS, LLC
        (Exact name of registrant as specified in governing instruments)
                        2901 El Camino Avenue, Suite 206
                             Las Vegas, Nevada 89102

                    (Address of principal executive offices)

                                -----------------

                               Michael V. Shustek
                                    Director
                                 CAPSOURCE, INC.
                        2901 El Camino Avenue, Suite 206
                             Las Vegas, Nevada 89102
                     (Name and address of agent for service)
      The Commission is requested to send copies of all communications to:

                               Guy P. Lander, Esq.
                           Goodman Phillips & Vineberg
                                 430 Park Avenue
                            New York, New York 10022

         Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

                                -----------------

             CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF
                        INFORMATION REQUIRED BY FORM S-11





Item Number and Caption                                      Location in Prospectus

1.   Forepart of Registration Statement and Outside          Outside Front Cover Page of Prospectus
     Front Cover Page

2.   Inside Front and Outside Back Cover Pages of            Inside Front and Outside Back Cover Pages
     Prospectus

3.   Summary Information, Risk Factors and Ratio of          Summary; Risk Factors
     Earnings to Fixed Charges

4.   Determination of Offering Price                         *

5.   Dilution                                                Risk Factors; Summary of the Operating Agreement, Rights
                                                             of Members and Descriptions of Units

6.   Selling Security Holders                                *

7.   Plan of Distribution                                    Plan of Distribution


8.   Use of Proceeds                                         Use of Proceeds; Plan of Distribution

9.   Selected Financial Data                                 *

10.  Management's Discussion and Analysis of Financial       *
     Condition and Results of Operations

11.      General Information as to Registrant                Front Cover Page; Summary; Risk Factors; Investment
                                                             Objectives and Policies; Management; Summary of Operating
                                                             Agreement, Rights of Members and Description of Units

12.      Policy with Respect to Certain Activities           Conflicts of Interest; Compensation of Capsource and its
                                                             Affiliates; Investment Objectives and Policies; Summary
                                                             of Operating Agreement, Rights of Members and
                                                             Description of Units; Reports to Members

13.      Investment Policies of Registrant                   Investment Objectives and Policies; How We Protect Our
                                                             Rights as a Lender; Summary of Operating Agreement,
                                                             Rights of Members and Description of Units

14.      Description of Real Estate                          Investment Objectives and Policies

15.      Operating Date                                      Summary; Summary of the Operating Agreement, Rights of
                                                             Members and Description of Units

16.      Tax Treatment of Registrant and Its Security        Summary; Risk Factors; Federal Income Tax Consequences
         Holders

17.      Market Price of and Dividends on the Registrant's  Summary of the Operating Agreement, Rights of Members and
         Common Equity and Related Stockholder Matters      Description of Units

18.      Description of Registrant's Securities              Summary of Operating Agreement, Rights of Members and
                                                             Description of Units

19.      Legal Proceedings                                   *

20.      Security Ownership of Certain Beneficial Owners     Summary; Risk Factors; Management; Conflicts of Interest
         and Management

21.      Directors and Executive Officers                    Summary; Management; Conflicts of Interest

22.      Executive Compensation                              Management; Compensation of Capsource and its Affiliates;
                                                             Conflicts of Interest

23.      Certain Relationships and Related Transactions      Management; Conflicts of Interest

24.      Selection, Management and Custody of Registrant's   Summary; Risk Factors; Management; Investment Objectives
         Investments                                         and Policies

25.      Policies with Respect to Certain Transactions       Risk Factors; Conflicts of Interest; Investment
                                                             Objectives and Policies; Summary of Operating Agreement,
                                                             Rights of Members and Description of Units

26.      Limitations of Liability                            Fiduciary Responsibility; Summary of Operating Agreement,
                                                             Rights of Members and Description of Units

27.      Financial Statements and Information                Financial Statements and Notes

28.      Interests of Named Experts and Counsel              Legal Matters; Experts

29.      Disclosure of Commission Position on                Fiduciary Responsibility; Undertakings
         Indemnification for Securities Act Liabilities

30.      Quantitative and Qualitative Disclosures About      *
         Market Risk



--------------
* Not Applicable

                              SUBJECT TO COMPLETION
                               DATED APRIL , 2000

PRELIMINARY PROSPECTUS

                           DM MORTGAGE INVESTORS, LLC
                                   100,000,000
                  Units of Limited Liability Company Interests

                                -----------------

         DM Mortgage Investors, LLC is a Nevada limited liability company. We invest in mortgage loans secured by commercial and residential real property, primarily in Nevada, Arizona and California (including properties under construction). The loans will be selected for us by our manager, Capsource, Inc.

         We are offering and selling to the public up to 100,000,000 Units for $1.00 per Unit, which including Units to be issued under our distribution reinvestment plan, at a purchase price of $1.00 per Unit.

         You must purchase at least 2,000 Units for $2,000.

         The most significant risks to your investment include:

     o There will be no public trading market for your Units. o Units must be held for one year before redemption.
     o Units may decrease in value to under $l.00 and the value of your Units may be diluted by later investors.
     o We rely on Capsource, Inc., our manager, to manage our business and select our loans.
     o   Substantial fees will be paid to Capsource.
     o Loans will not be insured or guaranteed and we will invest in loans to borrowers who will not be required to meet the credit standards of conventional mortgage lenders.

     o No mortgages have been identified for investment. o Capsource and its affiliates face various conflicts of interest.

You should see the complete discussion of the risk factors beginning on page 7.

                                  The Offering:

      The Units will be offered on a best efforts basis to investors at $1.00 per Unit. We will pay selling commissions to securities brokerage firms of up to 3.5% of the proceeds of this offering, and reimburse them for accountable expenses of up to 0.5%, pay a dealer-manager fee of up to 1.0%, and reimburse the dealer-manager for its expenses of up to 0.5%.

      The dealer-manager, DM Financial Services, Inc., is an affiliate of Capsource.

      We anticipate that we will invest about 86% of the offering proceeds in mortgage loans secured by real estate properties, and the balance will be used to pay organization expenses, sales commissions, fees and expenses. Initially, your money will be placed in an escrow account with BankWest of Nevada until the earlier of our sale of the minimum 1,500,000 Units or December 31, 2000. If we fail to sell the 1,500,000 Units on or before December 31, 2000, we will return your money with any interest earned. If we sell the minimum on or before December 31, 2000, we will continue to sell up to 100,000,000 Units.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Units or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      The use of forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

                                 April __, 2000

                         NOTICE TO CALIFORNIA RESIDENTS

                  All certificates representing Units resulting from any of offers or sales of Units will bear the following legend restricting transfer:

                  It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner's Rules.

A copy of the applicable rule of the California Commissioner of Corporations will be furnished to each California investor by Capsource.

                                TABLE OF CONTENTS

SUMMARY...........................................................................................................1

RISK FACTORS......................................................................................................7
         Investment Risks.........................................................................................7
         Conflicts of Interest Risks..............................................................................8
         Risks of Lack of Control by Members......................................................................9
         Dealer-Manager Risks....................................................................................10
         Federal Income Tax Risks................................................................................10
         Retirement Plan Risks...................................................................................11

INVESTMENT OBJECTIVES AND POLICIES...............................................................................12
         Acquisition and Investment Policies.....................................................................12
         Mortgage Loans to Affiliates............................................................................15
         Purchase of Loans from Capsource and its Affiliates.....................................................15
         Commitment of Offering Proceeds.........................................................................16
         Types of Loans We Intend to Invest In...................................................................16
         Prepayment Penalties....................................................................................17
         Balloon Payment.........................................................................................17
         Borrowing...............................................................................................17
         Repayment of Mortgages on Sales of Properties...........................................................17
         No Trust or Investment Company Activities...............................................................18
         Various Other Policies and Procedures...................................................................18
         Competition and General Economic Conditions.............................................................18

INVESTOR SUITABILITY STANDARDS...................................................................................19

MANAGEMENT.......................................................................................................21
         Our Management..........................................................................................21
         Capsource...............................................................................................21
         Evaluation and Acquisition by Capsource.................................................................22
         Management of Loan Portfolio............................................................................22
         Mortgage Loans..........................................................................................23
         Prior Experience........................................................................................23
         Directors and Executive Officers of Capsource and Sunderland............................................24
         Affiliated Companies....................................................................................25

USE OF PROCEEDS..................................................................................................27

COMPENSATION OF CAPSOURCE AND ITS AFFILIATES.....................................................................29

CONFLICTS OF INTEREST............................................................................................31

FIDUCIARY RESPONSIBILITY.........................................................................................34
         Exculpation and Defenses................................................................................34
         Indemnification.........................................................................................34

SUMMARY OF THE OPERATING AGREEMENT, RIGHTS OF MEMBERS
   AND DESCRIPTION OF UNITS......................................................................................36
         Our Manager.............................................................................................36
         Your Status.............................................................................................36
         Limited Liability Of Members............................................................................36
         Term of DM LLC..........................................................................................36
         Meetings ...............................................................................................37
         Voting and Other Rights of Members......................................................................37
         Members' Return on Investment...........................................................................37
         Capital Accounts........................................................................................37

        Capital Contribution Of Capsource........................................................................38
         Unit Repurchases and Deemed Distributions...............................................................38
         Write-Down of Investments...............................................................................38
         Valuation of Units......................................................................................38
         Distributions...........................................................................................38
         Distribution Reinvestment Plan..........................................................................39
         Assignment and Transfer of Units........................................................................40
         Repurchase of Units, Withdrawal from DM LLC.............................................................40
         Special Power of Attorney...............................................................................41

FEDERAL INCOME TAX CONSEQUENCES..................................................................................42
         Classification as a Partnership.........................................................................43
         The Company Will Not Be Classified As A Publicly Traded Partnership.....................................43
         General Principles of Partnership Taxation..............................................................46
         Determination of Basis in Units.........................................................................46
         Allocations of Profits and Losses.......................................................................46
         Limitations on the Deduction of Losses..................................................................47
         Computation of Gain or Loss on Sale or Redemption of Units..............................................48
         Character of Gain or Loss...............................................................................48
         Tax Rates on a Partner's Share of Ordinary Income from the Partnership..................................48
         Depreciation............................................................................................48
         Investment Interest.....................................................................................48
         Tax Treatment of Tax-Exempt Entities....................................................................49
         Partnership Tax Returns and Audits......................................................................50
         Capsource is Tax Matters Partner........................................................................50
         Original Issue Discount Rules...........................................................................51
         Market Discount.........................................................................................51
         No Section 754 Election - Impact on Subsequent Purchasers...............................................51
         Taxation of Mortgage Loan Interest......................................................................51
         Treatment of Compensation of Capsource..................................................................51
         Possible Legislative Tax Changes........................................................................52
         State and Local Taxes...................................................................................53
         ERISA Considerations....................................................................................53
         Annual Valuation........................................................................................53
         Plan Assets Generally...................................................................................53

HOW WE PROTECT OUR RIGHTS AS A LENDER............................................................................55
         Mortgages and Deeds of Trust Generally..................................................................55
         Foreclosure.............................................................................................56
         Environmental Risks.....................................................................................57
         Junior Mortgage and Deeds of Trust; Rights of Senior Mortgages or Beneficiaries.........................58
         Statutory Rights of Redemption..........................................................................59
         Anti-Deficiency Legislation.............................................................................59
         Bankruptcy Laws.........................................................................................60
         Enforceability of Certain Provisions....................................................................60

REPORTS TO MEMBERS...............................................................................................63

PLAN OF DISTRIBUTION.............................................................................................64

LEGAL MATTERS....................................................................................................65

EXPERTS..........................................................................................................65

AVAILABLE INFORMATION............................................................................................65

                                     SUMMARY

         This Summary highlights some of the information from this prospectus. It is not complete and does not contain all of the information that you should consider before investing in the Units. You should read the entire Prospectus carefully, including the section, "Risk Factors," beginning at page 7, and the Financial Statements and Notes, beginning at page F-1.

DM Mortgage                      DM Mortgage Investors, LLC was organized in
Investors, LLC                   December 1999, as a Nevada limited liability
                                 company. Under our Operating Agreement our existence terminates on December 31, 2019, unless a majority-in-interest of the members extends our duration. In this prospectus we refer to DM Mortgage Investors, LLC as "DM
                                 LLC," "we," "us" or "our." Our offices are at
                                 2901 El Camino Avenue, Suite 206, Las Vegas,
                                 Nevada 89102, and our telephone number is (702)
                                 227-0965.

Our Manager                      Our manager is Capsource, Inc., a Nevada
                                 corporation, which was incorporated in 1997.
                                 Its executive offices are at 2901 El Camino
                                 Avenue, Suite 206, Las Vegas, Nevada 89102, and its telephone number is (702) 227-0965.
                                 Capsource is a mortgage broker licensed in the State of Nevada.

                                 Since 1997, Capsource and its predecessors have acted as mortgage brokers for the investment by about 4,500 investors in about 350 mortgage notes totaling about $445 million. Capsource also services the mortgage notes it sells. Capsource currently services over 120 loans totaling approximately $248 million. These loans are secured by mortgages and deeds of trust on properties primarily located in Nevada, California and Arizona.

Investment Objectives            We will invest in mortgage loans secured by
and Policies                     commercial and residential real property,
                                 primarily in Nevada, Arizona and California
                                 (including properties under construction). The loans will be selected for us by Capsource from among loans originated by Capsource or third party mortgage brokers. We believe our loans will be attractive to borrowers because of the expediency of Capsource's loan approval process
                                 (typically 10 to 20 days).

                                 Our principal investment objectives are to:

                                 o Produce revenues from the interest income on our mortgage loans; o Provide monthly cash distributions to you from the net income earned on our mortgage loans;

                                 o Preserve and return to you your capital contributions; and o Reinvest payments of principal and proceeds of prepayments, sales and insurance, net of expenses.

                                 We cannot assure you that we will attain these objectives or that your capital will not decrease. See "Investment Objectives and Policies" and "Risk Factors."

Summary Risk Factors             The following are some of the significant
                                 risks concerning your investment:

                                 o There is no public trading market for the Units, and we do not expect one to ever develop. Additionally, the transfer and redemption of your Units is restricted. Consequently, you will have a difficult time trying to obtain cash for your Units.

                                 o    Units must be held for one year before
                                      redemption.

                                 o Units may decrease in value to under $l.00 per Unit and the value of your Units may be diluted by later investors.

                                 o We rely on Capsource, our manager, for the day-to-day management of our business and the selection of our mortgages.

                                 o Capsource and its affiliates will receive substantial fees from the proceeds of this offering and our operations.

                                 o We will invest in loans to borrowers who will not be required to satisfy the credit standards for conventional mortgage lenders and our loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency.

                                 o    Capsource has not yet identified the
                                      mortgage loans that we will invest in with the proceeds of this offering.

                                 o    If we do not remain qualified as a
                                      partnership for federal income tax
                                      purposes, we would be subject to the
                                      payment of tax on our income at corporate rates, which would reduce the amount of funds available for payment of distributions to our members.

                                 o The number of loans that we invest in from the proceeds of this offering will be reduced to the extent that we sell less than all of the 100,000,000 Units offered, which may limit the diversity of our portfolio of mortgage loans.

                                 o    Units we issue in the future may dilute
                                      your interest in DM LLC.

                                 o    Real estate investments are subject to
                                      cyclical ecomonic trends which are out of our control.

                                 o    You will not have an opportunity to
                                      evaluate any of the properties that will secure the loans in our portfolio before investing.

                                 Before you invest in DM LLC, you should see the complete discussion of "Risk Factors" beginning on page 7 of this prospectus.

Estimated Use of                 We anticipate that we will invest about 86% of
in Proceeds of Offering          the proceeds of this offering mortgage loans.
                                 We will use the remainder of offering proceeds to pay organization expenses, commissions, fees and expenses relating to the costs of this offering and the selection, acquisition and management of mortgage loans.

Conflicts of Interest            Capsource will face various conflicts of
                                 interest resulting from its activities,
                                 including the following:

                                 o We will pay substantial fees to Capsource and its affiliates for transactions involving the sale of Units and the selection, purchase, management and sale of loan mortgages, as well as for other services, all of which have not been set by arms-length negotiations.

                                 o    Capsource will be receiving fees from
                                      borrowers that would otherwise increase
                                      our returns.

                                 o Capsource and its affiliates must allocate their time between our activities and other activities.

                                                Sunderland Corporation, Capsource and Their Affiliates

                                 The following chart shows the ownership structure of the various persons and entities that are affiliated with Sunderland and Capsource.

                                                                  Michael V. Shustek
                                                 Sunderland Corporation                     Del Mar Mortgage, Inc.
                                            Officers and Directors include:                  (Predecessor to the
                                                                                           business now operated by
                                  Michael V. Shustek, Chairman of the Board, CEO, and             Capsource)
                                                  majority shareholder                          Owned 100% by
                                                                                              Michael V. Shustek

                                                Stephen Byrne, President
                                             Lance Bradford, CFO, Secretary
                                   DM Financial Services             Capsource
                                      (Dealer Manager)          (Manager of DM LLC)
                                  Owned 100% by Sunderland    Owned 100% by Sunderland

Compensation to                  Capsource and its affiliates will receive fees
Capsource and                    and reimbursement of expenses for performing
its Affiliates                   services in this offering and the investment
                                 and management of our assets. The sales
                                 commissions and expenses of this offering and the brokerage, acquisition, selection and origination fees and expenses for our loans, as described below, shall not exceed 14% of the proceeds of this offering. Any part of the fees and expenses over 14% will be paid by Sunderland. The most significant items of compensation are as follows:

                                 Type of Compensation                         Form of Compensation
                                 --------------------                         --------------------

                                                            Offering Stage:
                                                            ---------------

                                 Paid by Fund
                                 ------------

                                 Sales Commission (non-affiliates)            3.5% of gross offering proceeds

                                 Expense Reimbursement (non-affiliates)       0.5% of gross offering proceeds

                                 Dealer-Manager Fee                           1.0% of gross offering proceeds

                                 Expense Reimbursement                        0.5% of gross offering proceeds
                                 (latter two items paid to DM Financial
                                 Services)

                                                                 Organization Stage:
                                                                 -------------------

                                 Promotional Interest                         0.5% ownership; no distributions
                                                                              received until after all members
                                                                              receive their initial capital
                                                                              contributions

                                                                  Operational Stage:
                                                                  ------------------

                                 Paid by Borrower
                                 ----------------

                                 Loan Brokerage Fee for Loan Selection and    2%-6% of each loan, competitive fee
                                 Origination                                  based on local market conditions

                                 Loan Evaluation and Processing Fees          2%-5% of each loan, competitive fee
                                                                              based on local market conditions

                                 Servicing Fee for Administering Loans        0.25% of outstanding principal

                                 Escrow/ Reconveyance/ Loan Extension and     2%-5% of outstanding principal, as
                                 Permitting Loan Assumption                   permitted by local law and local
                                                                              market conditions

                                 Late Fees/Prepayment Fees                    As permitted by local law and local
                                                                              market conditions

                                 Paid by Us
                                 ----------

                                 Loan Management Fee                          Initially, 0.75% of the offering
                                                                              proceeds used for mortgage loans
                                                                              (including working capital reserves).
                                                                              Beginning with the third year, 0.75%
                                                                              of the fair market value of our assets
                                                                              (including working capital), less any
                                                                              of our indebtedness. For funds not
                                                                              invested in mortgages, the fee is 0.5%.

                                 Reimbursement of Our Operating Expenses      Lesser of cost or third party rate

                                 Real Estate Brokerage Fees on Resales of     Up to 3% of proceeds to Capsource
                                 Foreclosed Property                          where it substantially contributed to
                                                                              sale; up to 6% for all persons
                                                                              involved.

Distribution Reinvestment Plan   You may participate in our distribution
                                 reinvestment plan under which you may have the distributions you receive reinvested in DM LLC.
                                 If you participate, you will be taxed on your share of our taxable income even though you will not receive any cash distributions. As a result, you may have a tax liability with no cash distributions to pay that liability. We may terminate the distribution reinvestment plan in our discretion at any time. (See
                                 "Summary of Operating Agreement, Rights of
                                 Members and Description of Units - Distribution
                                 Reinvestment Plan.")

ERISA Considerations             The section of this prospectus entitled "ERISA
                                 Considerations" describes the effect the purchase of Units will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income
                                 Security Act of 1974, as amended (ERISA), and the Internal Code of 1986, as amended (the
                                 "Internal Revenue Code"). ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

Units Your investment will be recorded on our books only. We will not issue Unit certificates. If you wish to redeem your Units, you must send an executed redemption form to us. We will provide the required form to you upon request.

Operating Agreement              Your relationship with DM LLC and with
                                 Capsource will be governed by the Operating
                                 Agreement. Some of the significant features of the Operating Agreement are as follows:

                                 Allocations of our income, gains, losses and distributions will be made to you in the same proportion that your capital account bears to all of the capital accounts of the members of DM LLC. The number of Units you own will be of no significance in this determination.

                                 Members owning a majority by amount of all of the members' capital accounts (the "majority-in-interest") may vote to:

                                 o amend the Operating Agreement, subject to
                                   certain limitations;

                                 o cause us to merge with or into another
                                   company;

                                 o dissolve DM LLC; o sell all or a majority of
                                   our assets; or

                                 o remove and replace Capsource.

                                 If such a vote occurs, you will be bound by the majority vote even if you did not vote with the majority.

                                 The Operating Agreement is discussed in more detail in the "Summary of Operating Agreement, Rights of Members and Description of Units" section of this prospectus on page 35. If any statements in this prospectus differ from the Operating Agreement, you should rely on the Operating Agreement. The Operating Agreement is attached as Exhibit A.

Tax Considerations               In the opinion of our tax counsel, we will be
                                 treated for federal income tax purposes as a partnership. You should consult your own tax advisor for advice on personal tax consequences that might be associated with investing in the Units. See "Federal Income Tax Risks," beginning at page 10, and "Federal Income Tax
                                 Consequences," beginning at page 41 of this prospectus.

The Offering                     We are offering for sale 100,000,000 Units of
                                 limited liability company interests at $1.00 per Unit, which includes Units issued under our distribution reinvestment plan. The minimum initial purchase is 2,000 Units for $2,000, except to the extent that state suitability standards dictate otherwise.

Terms of the Offering            We will begin selling Units in this offering on
                                 a best efforts basis upon the effective date of this prospectus. Your money will be initially placed in an escrow account with BankWest of Nevada until the earlier of our sale of the minimum 1,500,000 Units or December 31, 2000.

                                 If we fail to sell the 1,500,000 Units on or before December 31, 2000, we will return your money with any interest earned. If we do sell the minimum 1,500,000 Units on or before December 31, 2000, we will continue to sell up to 100,000,000 Units. We may pay selling commissions to securities brokerage firms of up to 3.5% of the offering proceeds, and reimburse them for accountable expenses of up to 0.5%, pay a dealer-manager fee of up to 1.0%, and reimburse the dealer-manager for its expenses up to 0.5%, of the offering proceeds.

Suitability                      Generally, to invest in Units, you must have
                                 either:

                                 o    a net worth (exclusive of home, home
                                      furnishings and automobiles) of at least
                                      $45,000 and a minimum annual gross income of at least $45,000; or

                                 o    a minimum net worth of $150,000.

                                 Nevertheless, some states have enacted
                                 different suitability standards which will govern members in those states. These are appended to the Subscription Agreement, which is Exhibit B. See also "Investor Suitability Standards."

To Purchase Units                To purchase Units you must complete and sign
                                 the Subscription Agreement and Power of
                                 Attorney, which is Exhibit B at page B-l of this prospectus, and deliver it to the securities brokerage firm that has solicited your investment, together with the payment for the Units specified in the Subscription
                                 Agreement. If we accept your Subscription
                                 Agreement, you will then be an owner of the Units and a member of DM LLC. We may accept or reject your subscription in whole or in part.
                                 If we do not accept your subscription, your purchase payment will be returned to you promptly without interest.

                                  RISK FACTORS

         You should carefully consider the following risks and other information in this prospectus before purchasing Units.

1.       Investment Risks

         Your Units Lack Liquidity

         There will be no public trading market for your Units, and you can not freely sell or transfer your Units or use them as collateral for a loan. Our operating agreement restricts transfer of Units so that we may avoid being classified as a "publicly traded partnership," under Section 7704 of the Internal Revenue Code. Because classification as a publicly-traded partnership would significantly decrease the value of the Units of all our members, Capsource must consent to any assignment of your Units, and its consent will be withheld to the maximum extent needed to prohibit transfers that could cause us to be classified as a "publicly traded partnership." Further, the resale of the Units may be restricted by state securities laws. Consequently, you may not be able to obtain cash for your Units timely and the Units should be purchased as a long-term investment only.

         Limitations on Redemptions

         Your ability to have your shares redeemed by us is limited even though our share redemption program provides you with the opportunity to redeem your Units after you have held them for one year. See "Summary of Operating Agreement, Rights of Members and Description of Units" for a description of the restrictions. This restriction does not apply to Units purchased through our distribution reinvestment plan. Some of the other limitations on our repurchasing your Units are the following:

         o You must give a written request to withdraw at least 60 days before the withdrawal;
         o Redemption payments only return all or the requested part of your capital account and are not affected by the value of our underlying assets, except for any payment made upon final liquidation;
         o Payments are made only to the extent we have available cash from proceeds and capital contributions;
         o  There is no reserve fund for repurchases;
         o  You may withdraw a maximum of $100,000 during any calendar year;
         o The total amount withdrawn by all members during any calendar year cannot exceed 10% of the amount of capital accounts of all the members;
         o Redemption payments are only made by us on the last day of any month.

         If we do not sell enough Units in this offering or if principal payments on existing loans decrease, your ability to have your Units redeemed may be adversely affected, especially if the amount of requested withdrawals should increase substantially. To help permit redemptions, we will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of members, unless we have sufficient funds to cover requested withdrawals.

         Risk of Default.

         We are in the business of investing in loans and, as such, we risk defaults by borrowers. Our loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency. We will likely invest in construction mortgage loans, which are generally riskier than loans secured by income producing properties. We may invest in loans secured by leasehold interests, which are riskier than loans secured by actual real property, or in second mortgage loans or wraparound mortgage loans, which are riskier than first mortgage loans. We may also invest in commercial property loans that have substantial remaining principal balances, "balloon payments," which are riskier than self-amortizing loans because the borrower's repayment depends on its ability to refinance the loan or sell the property profitably. Sometimes we may invest in large loans, which are risky because they diminish our loan diversification. Last, we will invest in loans to borrowers who will not be required to meet the credit standards of conventional mortgage lenders, which is riskier than investing in loans made to borrowers who are required to meet those credit standards. See "Investment Objectives and Policies - Acquisition and Investment Policy."

         We must rely on Capsource to manage our operations and select new loans for investment

         Our ability to achieve our investment objectives and to pay distributions to you depends upon Capsource's performance in selecting loans for us to invest in and determining the financing arrangements for borrowers. You will have no opportunity to evaluate the terms of mortgages or other economic or financial data concerning our loans. You must rely entirely on the judgment of Capsource in investing the proceeds of this offering. See "Investment Objectives and Policies" and "Management."

         You may face a delay before distributions begin

         Neither we nor Capsource have identified any specific loans that we will invest in. Consequently, there may be a substantial period of time before Capsource invests the proceeds of this offering, and therefore you may experience a delay in receiving a return on your investment.

         We depend on key personnel of Capsource

         We do not have any officers or employees. Our success depends upon the continued contributions of certain key personnel of Capsource, including Michael
V. Shustek, Stephen J. Byrne and Lance Bradford, each of whom would be difficult to replace. If any of Capsource's key employees were to cease employment, our operating results could suffer. Our future success also depends in large part, upon Capsource's ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for these people is intense, and we cannot assure you that Capsource will be successful in attracting and retaining skilled personnel.

         Competition for mortgage loans may increase costs and reduce returns

         The mortgage lending business is highly competitive. We compete with banks, insurance companies, savings banks, thrifts, mortgage bankers, pension funds, real estate investment trusts, and other lenders with objectives similar to ours. Some of these entities have more financial resources and experience in the mortgage lending business than us or Capsource. Competition for loans could increase other costs and reduce the yields our loans produce, thereby reducing our distributions to you.

2.       Conflicts of Interest Risks

         Capsource will face conflicts of interest concerning the allocation of its personnel's time.

         Capsource and its affiliates may sponsor other real estate programs having investment objectives and legal and financial obligations similar to ours. Because Capsource and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources between our business and those other activities. During times of intense activity in other programs and ventures, Capsource may devote less time and resources to our business than is necessary or appropriate. See "Conflicts of Interest."

         Capsource will face conflicts of interest relating to other investments in mortgage loans.

         We may be investing in mortgage loans when one or more of the other Capsource programs or entities are investing in other mortgage loans. There is a risk that Capsource may select for us a mortgage loan investment that provides lower returns than a mortgage loan investment purchased by another Capsource program or entity. See "Conflicts of Interest."

         Joint ventures with affiliates and third parties

         We may also participate in loans with other lenders (including other affiliates of Capsource) by providing funds for, or purchasing an interest in a loan. Although we intend to only participate in loans with other publicly registered entities, we may invest with other entities in the future. In joint ventures with related parties, there is a risk that neither co-venturer may control the venture, which could result in an impasse on joint venture decisions. There is also the risk that although we may have the right to buy an asset from our co-venturer or the joint venture itself, we may not have the resources to do so in the future. We will only invest in joint ventures with unrelated parties if we have a controlling interest in the joint venture.

3. Risks of Lack of Control by Members

         Right to vote is restricted and you are bound by majority vote

         You cannot exercise control over our affairs; that is entirely in the hands of Capsource. You may vote only in a limited number of specific instances, in which case a majority-in-interest of the members can take action and bind all of the members. These situations include votes to:

         o  dissolve DM LLC;
         o  change the nature of our business;
         o  amend the Operating Agreement;
         o  remove and replace Capsource; or
         o  approve a merger with or into another company;
         o  approve a sale of all or a majority of our assets.

         Your capital account in DM LLC will result in the value of your Units fluctuating

         When you purchase Units, Capsource will establish for you an individual capital account on our books, which will initially be the amount of your first capital contribution for Units. Your capital account will then be allocated your percentage of our income, gains, losses and distributions. Your percentage will be the amount of your capital account divided by the amount all of the capital accounts of our members as of the date of the allocation, not your proportionate share of the Units held by all members. Your capital account is adjusted by being credited with your percentage of our income, and gains, and debited with your percentage of our losses and distributions to you.

         Your proportionate share of our distributions and the value of your proportionate share of our underlying assets at any point in time may be less or more than $1.00 per Unit, depending on when the Unit was purchased. For example, if the fair market value of our assets at the time of a capital contribution (including under our distribution reinvestment plan) is less than its cost on our books, then the value of your Units, (as your proportionate share of the fair market value of our underlying assets) immediately after a capital contribution to DM LLC may be less than one dollar.

         Your interest in DM LLC may be diluted as we sell additional Units

         Capital accounts generally are not adjusted for unrealized appreciation or (except for write-downs) depreciation of our underlying assets. As a result, your capital account may not reflect your allocable portion of the fair market value of our underling assets especially immediately after a capital contribution (and sale of Units). For example, if the fair market value of the sale of assets at the time of a capital contribution (including under our dividend reinvestment plan) is greater than its cost on our books, then, because there are no interim reevaluations of the capital accounts (except for write-downs), your right to a later allocation of the unrealized gains will be shared with new members (or members making reinvestments). Thus, the underlying value of your Units as a percentage of the fair market value of our assets, will be diluted by sales of Units after you purchased your Units.

4.       Dealer-Manager Risks

         Dealer-Manager is Newly Formed

         DM Financial Services, the dealer-manager in this offering, is a newly formed securities brokerage firm that has not previously participated in a public offering of securities. As a result, DM Financial Services has no history of selling publicly offered securities itself or in recruiting selected dealers to assist in the sale of publicly offered securities, which may make it more difficult for it to sell our Units.

         Dealer-Manager is an Affiliate of Capsource

         DM Financial Services, Inc., the dealer-manager of this offering, is an affiliate of Capsource. Consequently, DM Financial Services may have a conflict of interest in performing its obligations to conduct a "due diligence" investigation of the statements made in this prospectus and may not conduct the investigation with the same degree of care as a non-related third party.

5.       Federal Income Tax Risks

         Risk of Taxation as a Corporation

         If we fail to qualify as a partnership for any taxable year, we would then be subject to federal income tax on any taxable income in that taxable year at regular corporate rates. You could not then take into account your distributive share of our deductions or credits, and would be subject to tax on your share of our income to the extent distributed either as dividends out of current or accumulated earnings and profits or as taxable gain in excess of the tax basis of your Units. If we were taxed as a corporation, your cash flow, the return on your investment and the value of your Units will be significantly reduced. See "Federal Income Tax Consequences - General Principles of Partnership Taxation," at page 45 and "-Tax Rates on a Partner's Share of Ordinary Income from the Partnership," at page 47.

         Other Tax Risks

         You should consider all of the tax risks of an investment in DM LLC, including:

         o the possibility that we might not be considered to be engaged in a trade or business, and that income or loss of DM LLC might be considered portfolio income or loss and your share of our expenses would be "miscellaneous itemized deductions," deductible only to the extent all your miscellaneous itemized deductions exceed 2% of your adjusted gross income (subject to additional limitations for high-income taxpayers);

         o the possibility that interest incurred to carry Units may not be deductible under the "investment interest" limitation of Section 163(d) of the Internal Revenue Code;

         o the possibility that an audit of DM LLC may result in the disallowance of certain deductions, and an audit of the income tax returns of our members, which could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns;

         o if we invest in or purchase any loan in which we participate in the appreciation of the mortgaged property or in the cash flow from its operations, the IRS may attempt to recharacterize the entire loan as an equity interest in the underlying property;

         o the possibility that state or local income tax treatment may not be similar to federal income tax treatment; and

         o for tax-exempt entities investing in DM LLC, the possibility that all or a portion of the income from DM LLC may be deemed "unrelated trade or business income" subject to tax.

6.       Retirement Plan Risks

         There are special considerations that apply to pension or profit sharing trusts or IRAs investing in shares.

         If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in DM LLC, you should satisfy yourself that:

         o your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

         o your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

         o your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(A)(1)(C) of ERISA;

         o   your investment will not impair the liquidity of the plan;

         o your investment will not produce "unrelated business taxable income" for the plan or IRA;

         o you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

         o   your investment will not constitute a prohibited transaction under
             Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

         For a more complete discussion of the above issues and other risks associated with an investment in shares by retirement plans, please see the "Federal Income Tax Consequences - ERISA Considerations" section of this prospectus on page 52.

                       INVESTMENT OBJECTIVES AND POLICIES

         We intend to invest in mortgage loans secured by commercial and residential real property, primarily in Nevada, Arizona and California (including properties under construction). The loans we invest in will be selected for us by Capsource from among loans originated by Capsource or third party mortgage brokers. We believe our loans will be attractive to borrowers because of the expediency of Capsource's loan approval process (typically 10 to 20 days). Capsource will negotiate and purchase all loans, on a loan-by-loan basis, after which we will acquire the loan.

         Our principal investment objectives are to:

         o    Produce revenues from the interest income on our mortgage loans;
         o Provide monthly cash distributions to you from the net income earned on our mortgage loans;
         o    Preserve and return your capital contributions; and
         o Reinvest payments of principal and proceeds of prepayments, sales and insurance proceeds, net of expenses.

         We cannot assure you that we will attain these objectives or that your capital will not decrease. We may not change our investment objectives, except upon the approval of members holding a majority-in-interest of our capital accounts. Capsource has no authority to do anything that would impair our ability to carry on our ordinary business as a mortgage investor.

         Decisions relating to all loans and secured property will be made by Capsource. You should review the "Management" section of this prospectus for a description of the background and experience of Capsource's directors and executive officers.

         See "How We Protect Our Rights as a Lender" for a discussion of mortgages, deeds of trust, foreclosures and certain risks related to an investment in mortgages.

         Capsource may modify these investment objectives without the vote of members but has no authority to do anything that would impair our ability to carry on our ordinary business as a mortgage investor.

Acquisition and Investment Policies

         We will seek to invest substantially all of the offering proceeds after fees and expenses in mortgage loans. We anticipate that we will invest about 86% of the offering proceeds in mortgage loans and the balance will be used to pay the sales commissions and expenses of this offering and the brokerage, acquisition, selection and origination fees and expenses for our loans. Any part of the fees and expenses over 14% will be paid by Sunderland. See "Use of Proceeds."

         The mortgage loans in our portfolio will be secured by mortgages or deeds of trust (which terms are used interchangeably in this prospectus unless the context indicates otherwise) on the respective properties. While we may invest in other types of loans, we believe that most of the loans in which we invest will have been made to real estate developers with a lesser proportion of loans involving land, bridge financing and other types of real estate loans. We anticipate that about 20-65% of the loans invested in with the offering proceeds will be secured by commercial properties, 15-25% by unimproved land, 10-20% by apartments and income-producing properties and 5% by single family residences. Our mortgage investments will not be insured.

         Although we are not limited as to the geographic area where we may conduct our operations, we intend to primarily invest in loans secured by properties located in the western United States, particularly in Nevada, Arizona and California.

         Capsource will select all mortgages in which we invest and make all investment decisions on our behalf in its sole discretion, unless the Operating Agreement provides otherwise. You are not entitled to act on any proposed investment. In evaluating prospective mortgage loan investments, Capsource considers such factors as the following:

          o the ratio of the amount of the investment to the value of the property by which it is secured;

          o the potential for capital appreciation of the property securing the investment;

          o    expected levels of rental and occupancy rates;

          o    current and projected cash flow of the property;

          o    potential for rental increases;

          o    the degree of liquidity of the investment;

          o the status and condition of the record title of the property securing the investment;

          o    geographic location of the property securing the investment; and

          o the financial condition of the borrowers and their principals, if any, who guarantee the loan.

         Capsource will continuously evaluate prospective investments. Capsource will select loans for us or obtain loans from mortgage brokers, previous borrowers, and by solicitations of new borrowers in those states where permissible. We may purchase existing loans that were originated by third party lenders, and acquired by Capsource for us. Capsource may sell the loans to us for the lower of Capsource's cost or the then-current market value.

         Capsource will adhere to the following guidelines, which are intended to control the quality of the security given for loans, when selecting mortgage loans for us:

         1. Priority of Mortgages. The lien securing each mortgage loan will not be junior to more than one other encumbrance (a first deed of trust) on the real property that is to be used to secure the loan. Although we may also invest in or purchase wrap-around (or "all-inclusive") mortgage investments, those wrap-around loans will include no more than two (2) underlying obligations. We anticipate that our mortgage loans will be diversified as to priority approximately as follows: first mortgages - 90%; second mortgages - 10%.

         2. Loan-to-Value Ratio. The amount of our loan combined with the outstanding debt secured by a senior deed of trust on the security property generally will not exceed the following percentage of the appraised value of the security property.

Type of Secured Property                                Loan-to-Value Ratio
------------------------                                -------------------

Residential                                             75%
Unimproved Land                                         60%
Commercial Property                                     75%
Property under Development/Construction Loan            75% (of anticipated post-development value)
Leasehold Interest                                      75% (of leasehold interest)

          3. Construction Mortgage Loans. We anticipate that we will invest 20-65% of the offering proceeds in construction loans (other than home improvement loans on residential property), subject to the following guidelines:

          o We will not invest more than 25% of our loan portfolio in unimproved real property, and

          o The loan-to-value ratio on construction loans in which we invest will not exceed 80% of the independently appraised, completed value of the security property.

         We will not invest in or purchase construction loans secured by properties Capsource considers to be special-use properties, other than loans to casinos.

         Capsource, in its discretion, may increase any of the above loan-to-value ratios if a given loan is supported by credit adequate to justify a higher loan-to-value ratio. Additionally, the loan-to-value ratios may be increased to the extent mortgage insurance is obtained. However, Capsource does not anticipate obtaining mortgage insurance. Finally, these loan-to-value ratios will not apply to purchase-money financing offered by us to sell any real estate acquired through foreclosure or to refinance an existing loan that is in default when it matures. In those cases, Capsource, in its sole discretion, shall be free to accept any reasonable financing terms it deems to be in our best interests. Nevertheless, in no event will the loan-to-value ratio on any loan exceed 80% of the independently appraised completed value of the property. The target loan-to-value ratio for our loan portfolio as a whole is approximately 70%.

         We will receive an independent appraisal for each property securing a mortgage loan in which we will invest or purchase. You may review copies of these appraisals upon reasonable notice to us. Generally, appraisers we retain will be licensed or qualified as independent appraisers and be certified by or hold designations from one or more of the following organizations: The Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC"), the National Association of Review Appraisers, the Appraisal Institute, the Society of Real Estate Appraisers, M.A.I., Class IV Savings and Loan appraisers or from among appraisers with other qualifications acceptable to Capsource. However, appraisals are only estimates of value and cannot be relied on as measures of realizable value. An employee of Capsource or one of its affiliates will review each appraisal report and will conduct a "drive-by" for each property on which an appraisal is made. A "drive by" means an employee of Capsource or its affiliates will drive to the property and assess the front exterior of the subject property, the adjacent properties and the neighborhood. A "drive by" does not include entering any structures on the property, although in most cases Capsource employee will also attempt to do so.


         4. Terms of Mortgage Loans. Most of our loans will be for one to seven years. Generally, loans will provide for payments of interest only with a "balloon" payment of principal payable in full at the end of the term. Some loans will provide for the deferral and compounding of all or a part of accrued interest for various periods of time.

         5. Equity Interests in Real Property. Most of our loans will provide for interest rates comparable to rates for second mortgages prevailing in the geographical area where the security property is located. However, Capsource may make loans (up to a maximum of 25% of our mortgage loan portfolio) bearing a reduced interest rate in exchange for an interest in the appreciation in value of the security property during the term of the loan.


         6. Escrow Conditions. Our loans will be funded by us through an escrow account held by a title insurance company, subject to the following conditions:

         o Borrowers will obtain satisfactory title insurance coverage for all loans, with the title insurance policy naming us as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. (Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by other causes, such as diminution in the value of the security property).

         o Borrowers will obtain satisfactory fire and casualty insurance for all loans secured by improved real property, naming us as loss payee in an amount sufficient to cover the replacement cost of improvements.

         o All loan documents (notes, deeds of trust, escrow agreements, and any other documents needed to document a particular transaction or to secure the loan) and insurance policies will name us as payee and beneficiary. Mortgage loans will not be written in the name of Capsource or any other nominee.

         o Generally, Capsource does not intend to arrange for mortgage insurance, which would afford some protection against loss if we foreclosed on a loan and there was insufficient equity in the security property to repay all sums owed.

         7. Purchase of Mortgage Investments from Affiliates and Other Third Parties. Mortgage loans may be acquired from Capsource or its affiliates for a price not in excess of the par value of the note or its fair market value, whichever is lower, plus allowable fees and expenses, but without the allowance of any other compensation to Capsource. Except for the compensation paid to Capsource (and its affiliates) described elsewhere in this prospectus, Capsource (or its affiliate) will remit to us all income it earns from a mortgage loan in its portfolio that we subsequent purchase. See "Compensation of Capsource and Its Affiliates."

         8. Note Hypothecation. We may also acquire mortgage loans secured by assignments of secured promissory notes. A mortgage loan secured by an assigned note we acquire will satisfy our standards including our normal loan-to-value ratios and also will not exceed 80% of the principal amount of the assigned note. For example, if the property securing a note we acquire is commercial property, the total amount of outstanding debts secured by the property, including the debt represented by the assigned note and any senior mortgages, must not exceed 75% of the appraised value of the property, and the mortgage loan will not exceed 80% of the principal amount of the assigned note. For mortgage loans secured by promissory notes, we will rely on the appraised value of the underlying property, as determined by an independent written appraisal which was conducted within the then-preceding twelve months. If an appraisal was not conducted within that period, then we will arrange for a new appraisal to be prepared for the property. All these appraisals will satisfy the standards described above.

         9. Joint Venturers. We may also participate in loans with other lenders (including affiliates of Capsource), by providing funds for or purchasing a undivided interest in a loan meeting our requirements described above. Because we will not participate in a loan that would not otherwise meet our requirements, and will only participate in a joint venture with third parties where we hold a controlling interest, the risk of our participation is minimized. We will not give Capsource or its affiliates any consideration similar to rebates or give-backs or enter into reciprocal arrangements with Capsource or its affiliates that might be entered into in lieu of joint ventures.

         10. Diversification. No single mortgage loan will exceed 20% of assets when the loan is made. Additionally, no more than 20% of our loan portfolio will be represented by mortgage loans in favor of any one borrower.

         11. Reserve Fund. We will establish contingency working capital reserves of up to three percent of the gross proceeds of this offering to cover our unexpected cash needs.

         12. Credit Evaluations. While Capsource may consider the income level and general creditworthiness of a borrower to determine its ability to repay the mortgage loan according to its terms, these considerations are subordinate to Capsource's determination that a borrower has sufficient equity in the security property to meet the loan-to-value ratios described above.

         13. Sale of Mortgage Investments. Although Capsource has no plan to do so, Capsource may sell our mortgage loans (or interests therein) to affiliated third parties when Capsource believes that it is advantageous to us to do so.

Mortgage Loans to Affiliates

         We will not invest in mortgage loans made to Capsource or its affiliates. However, we may acquire an investment in a mortgage loan payable by Capsource when Capsource has assumed by foreclosure the obligations of the borrower under that loan.

Purchase of Loans from Capsource and its Affiliates

         In addition to those loans Capsource selects for us, we may purchase loans from Capsource or its affiliates that were originated and first held for Capsource's own portfolio, as long as the loan is not in default and otherwise satisfies all of our lending criteria. Additionally, if the loan did not originate within the 90 days before its purchase by us, Capsource must retain a minimum of a 10% interest in the loan. This requirement also applies to any loan originated by an affiliate of Capsource.

Commitment of Offering Proceeds

         Capsource shall commit at least 86% of the offering proceeds received by us to invest in or purchase mortgage loans (including the three percent held as working capital reserves). If the sales commissions and expenses of this offering and the brokerage, acquisition, selection and origination fees and expenses for our loans exceed 14% of the offering proceeds, Sunderland will pay the excess.

Types of Loans We Intend to Invest In

         We invest in first and second mortgage loans, wraparound mortgage loans, and construction mortgage loans on real property. Ordinarily, we will invest in loans having terms of one to seven years and we will not invest in mortgage loans with a maturity of more than 15 years. All loans provide for monthly payments of interest and some also provide for principal amortization although our loans may provide for payments of interest only and a payment of principal in full at the end of the loan term. Capsource does not intend to select loans for us that have negative amortization provisions.

         First Mortgage Loans

         First mortgage loans are secured by first mortgages or deeds of trust on real property. These loans are generally for terms of one to seven years.

         Second and Wraparound Loans

         Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loans, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

         Construction Loans

         Construction loans are loans originally made for both original development and renovation of property. Our construction loans are generally secured by first deeds of trust on real property for terms of six months to two years.

         Usually, we will not disburse funds on a construction loan until work in the previous phase of the project has been completed, and an independent inspector has verified certain aspects of the construction and its costs. Additionally, we require the submission of signed labor and material lien releases by the borrower for each completed phase of the project before making any periodic disbursements of loan proceeds.

         Leasehold Interest Loans

         Loans on leasehold interests are secured by an assignment of the borrower's leasehold interest in the particular real property. These loans are generally for terms of up to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans all permit Capsource to cure any default under the lease.

         Variable Rate Loans

         Variable rate loans originated by Capsource may use as indices the one and five year Treasury Constant Maturity Index, the Prime Rate Index and the Monthly Weighted Average Cost of Funds Index for Eleventh District

Savings Institutions (Federal Home Loan Bank Board). Capsource may negotiate spreads over these indices of 2.5% to 5.5%, depending upon market conditions when the loan is made.

         It is possible that the interest rate index used in a variable rate loan will rise (or fall) more slowly than the interest rate of other loan investments available to us. Capsource attempts to minimize this interest rate differential by tying variable rate loans to indices that are sensitive to fluctuations in market rates. Additionally, most variable rate loans originated by Capsource contain provisions under which the interest rate cannot fall below the initial rate.

         Interest Rate Caps

         All our variable rate loans will have interest rate caps. The interest rate cap is generally a ceiling that is 2-4% above the starting rate with a floor rate equal to the starting rate. For these loans there is the risk that the general market rate may exceed the interest cap rate.

         Assumable Loans

         Variable rate loans of five to ten year maturities are generally not assumable without the prior consent of Capsource. We will not typically invest in or purchase other assumable loans. To minimize our risk, any borrower assuming an existing mortgage loan will be subject to the same underwriting criteria as the original borrower.

Prepayment Penalties

         Our loans typically will not contain prepayment penalties. If our loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to us on the reinvestment of the prepayment proceeds. However, these loans will usually be written with relatively high minimum interest rates, which generally would minimize the risk of lower yields.

Balloon Payment

         A majority of the loans we invest in or purchase will require the borrower to make a "balloon payment" on the principal amount upon maturity of the loan. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to repay the loan may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial amount of cash. As a result, these loans involve a higher risk of default than fully amortizing loans.

Borrowing

         We will not incur indebtedness to invest in mortgage loans. However, we may incur indebtedness to prevent a default under mortgage loans that are senior to our mortgage loans or to discharge senior mortgage loans if this becomes necessary to protect our investment in mortgage loans. This short-term indebtedness may be with recourse to our assets. Additionally, we may incur indebtedness to operate or develop a property that we acquired under a defaulted loan.

Repayment of Mortgages on Sales of Properties

         We may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. We will require repayment if we determine that repayment appears to be advantageous to us based upon then-current interest rates, the length of time that the loan has been held by us, the credit-worthiness of the buyer and our objectives. Our net proceeds from any sale or repayment will be invested in new mortgage loans, held as cash or distributed to the members, as Capsource in its sole discretion determines. After seven years, we will be prohibited from reinvesting proceeds of capital transactions, which include foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property.

No Trust or Investment Company Activities

         We have not qualified as a real estate investment trust under the Internal Revenue Code, and therefore are not subject to the restrictions on its activities that are imposed on real estate investment trusts. We intend to conduct our business so that we are not an "investment company" within the meaning of the Investment Company Act of 1940. Last, we intend to conduct our business so that we are not to be deemed a "dealer" in mortgage loans for federal income tax purposes.

Various Other Policies and Procedures

         We will not:

         o issue securities senior to the Units or issue any Units or other securities for other than cash;


         o invest in the securities of other issuers for the purpose of exercising control, except when exercising our rights as a secured lender;

         o    underwrite securities of other issuers; or

         o    offer securities in exchange for property.

Competition and General Economic Conditions

         Banks, thrifts, conduit lenders and other entities both larger and smaller than us may compete with Capsource to make the type of loans in which we invest. For the past few years, the major institutional lenders have not been as active in the commercial mortgage market as in prior years. Recently, however, many major institutional lenders have reentered the commercial mortgage market due to a stronger economy, stabilized property values and leasing rates, and the decrease in demand for residential loans. As a result, we anticipate competition for investments in mortgages secured by commercial properties, which creates pressure on lenders to lower interest rates. Consequently, we may not be able to obtain as high interest rates on mortgage investments as we would otherwise obtain, which would affect our net income and the yield you earn.

                         INVESTOR SUITABILITY STANDARDS

         Your investment in DM LLC involves significant risks. You may not be able to resell your Units due to the restrictions on their transfer in the Operating Agreement and because no public market for the Units exists or is likely to develop. Accordingly, the Units are suitable only for persons who have adequate financial means and desire a relatively long term investment for which they do not need immediate liquidity.

         You must meet the investor suitability standards in this section and the Subscription Agreement to purchase Units and to participate in our reinvestment plan. The Subscription Agreement outlines the suitability standards. If you sign the Subscription Agreement, you will be confirming that you meet these minimum standards. We cannot accept subscriptions from any person or entity where the representations required are either not provided or are provided but are inconsistent with the determination that the investment is suitable for the subscriber.

         Units are suitable for you only if you have either:

         o a minimum net worth of $45,000, not including your home, home furnishings and automobiles, plus a minimum annual gross income of at least $45,000; or

         o a minimum net worth of $150,000, irrespective of annual gross income, not including your home, home furnishings and automobiles.

         Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions.

         Due to the nature of our investments, it is likely that all or substantially all of our income will be taxable to the members as ordinary income. See "Federal Income Tax Consequences" at page 41. The Units may, therefore, be suitable for:

         o    persons seeking current taxable income;


         o    corporations, pension or profit sharing plans ("Corporate Plan");

         o Keogh Plan accounts ("Keogh Plan") (Corporate Plans and Keogh Plans are referred to herein, collectively, as "Qualified Plans");

         o    an Individual Retirement Accounts ("IRA's" or "Roth IRA's");

         o    Simplified Employee Pensions ("SEP's"); and

         o other entities exempt from federal income taxation such as endowment partnerships and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment).

         You will not create an IRA by investing in DM LLC. To create an IRA, you must comply with the provisions of Section 408 of the Internal Revenue Code.

         Our investment objectives and policies are intended to make the Units suitable investments for employee benefit plans under current law. In this regard, ERISA provides a comprehensive regulatory scheme for "plan assets." In accordance with applicable regulations, Capsource intends to manage us so that an investment by a Qualified Plan will not make our assets "plan assets under ERISA." The ERISA regulations are also applicable to an IRA. See "Federal Income Tax Consequences - ERISA Considerations" at page 52.

         Capsource is not permitted to allow any Qualified Plan to purchase Units if Capsource has investment discretion over the assets of the Qualified Plan that invested in DM LLC, or if Capsource regularly gives individualized investment advice that serves as the primary basis for the investment decisions made for these assets. This prohibition is designed to prevent a violation of certain provisions of ERISA. You should obtain the advice of your attorney, tax advisor, or business consultant for the legal, tax and business aspects of this investment before subscribing for Units.

         Each person selling Units on our behalf is required to:

         o make reasonable efforts to assure that purchasing Units is suitable for each investor in light of the investor's age, educational level, knowledge of investments, financial means and other pertinent factors; and

         o maintain records for at least six years of the information used to determine that an investment in Units is suitable and appropriate for each investor.

         The agreements with the selling securities brokerage firms require the firms to (l) inquire diligently as required by law of all prospective investors to ascertain whether a purchase of Units is suitable for the investor, and (2) transmit promptly to us all fully completed and duly executed Subscription Agreements.

                                   MANAGEMENT

Our Management

         Our business is managed by Capsource, Inc., as the manager of our limited liability company. The telephone number for Capsource's offices is (702) 227-0965. Capsource is a mortgage broker licensed in the State of Nevada and a wholly owned subsidiary of Sunderland Corporation. Sunderland is a Delaware corporation with publicly held common stock that trades in the OTC Bulletin Board under the symbol "DLMA." Sunderland had a net worth of approximately $4,700,000 as of December 31, 1999. Sunderland is briefly described later in this section.

Capsource

         Capsource manages and controls our affairs and has general responsibility and final authority in almost all matters affecting our business. These duties include dealings with members, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management and operational duties. Capsource may also, at its sole discretion and subject to change at any time, and as further set forth in the Operating
Agreement:

         o purchase from us the interest receivable or principal on delinquent mortgage loans held by us;



         o purchase from a senior lien holder the interest receivable or principal on mortgage loans senior to mortgage loans held by us;

         o use its own funds to cover any other costs associated with mortgage loans held by us such as property taxes, insurance and legal expenses; and

         o    purchase from us real estate acquired through foreclosure.

         You will have no right to participate in the management or control of our business or affairs other than to exercise the limited voting rights provided for in the Operating Agreement. See "Summary of Operating Agreement, Rights of Members and Description of Units." Capsource has primary responsibility for the initial selection, evaluation and negotiation of our mortgage loans. Capsource or its affiliates well provide all executive, supervisory and certain administrative services for our operations, including servicing the mortgage loans we hold. Our books and records are maintained by Capsource, subject to audit by independent certified public accountants.

         The fiduciary duties of Capsource owed to us and our members are set forth elsewhere in this prospectus, as is the description of the indemnification of Capsource and other limits on its potential liability to us and our members. See "Fiduciary Responsibility."

         You and the other members will be able to remove Capsource as our manager upon the following conditions:

          o by written consent or vote of members owning a majority in interest of all capital accounts (excluding the amount in Capsource's capital account). If the members have not previously elected an additional manager, this removal will not become effective for at least 120 days following the consent or authorizing vote of the members;

          o during the 120 days set forth above, the members (by the same vote) shall have the right to agree in writing to continue our business and, within six months following the termination date of the last remaining manager, elect and admit a new manager who agrees to continue our existence; and

          o the substitution of a new manager shall be effective upon written acceptance by the new manager of the duties and responsibilities of a manager; provided that upon effective substitution of a new manager, the Operating Agreement shall remain in full force and effect, except for the change in the manager.

         Our failure to obtain the majority vote described and designate and admit a new manager within the time specified will result in our dissolution in accordance with the provisions of the Operating Agreement. Capsource's interest in DM LLC may be assigned, but our manager may not be changed except as set forth above.

         As described elsewhere in this prospectus, a majority-in-interest of our members will also have the final right to authorize or deny Capsource the authority to do any of the following:

          o to amend the Operating Agreement, except that Capsource may amend it to cure any ambiguity or formal defect or omission, to conform the Operating Agreement to applicable laws and regulations and any change which, in its judgment, does not prejudice you;

          o    to dissolve us and wind up our business;

          o to impair our ability to carry on or change the nature of our business;

          o    to add or remove a manager;

          o    to cause us to merge with or into another company; or

          o    to sell all or a majority of our assets.

Evaluation and Acquisition by Capsource

         Capsource considers prospective loans for us. In that regard, Capsource evaluates the credit of prospective borrowers, analyzes the return to us of potential mortgage loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to us. See "Investment Objectives and Policies" at page 12. For these services, Capsource generally receives mortgage placement fees (points) paid by borrowers when loans are originally invested in or purchased, or when we extend or refinance mortgage loans.

Management of Loan Portfolio

         Capsource manages our mortgage loan portfolio, its services include:

         o creating and implementing investment policies; in furtherance of those contained in the Operating Agreement;

         o preparing and reviewing budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

         o preparing and reviewing of reports for securities filings, distribution to our members or otherwise;

         o    communicating with members generally;

         o    supervising and reviewing our bookkeeping, accounting and audits;

         o supervising and reviewing the preparation of our state and federal tax returns; and

         o supervising professionals employed by us, including attorneys, accountants and appraisers.

         For its ongoing management services, we will pay Capsource an annual management fee of up to 0.75% of the offering proceeds committed to investing in mortgage loans (including working capital reserves). Beginning with the third year of operations, it will be 0.75% of the fair market value of our assets (including working capital), less any of our indebtedness. For funds not invested in mortgages, the percentage paid as a management fee is 0.5%. The management fee is payable on all loans, including non performing or delinquent loans because of the expense involved in the administrating such loans. See "Compensation of Capsource and its Affiliates" at page 28 generally for a description of all fees to be paid to Capsource.

Mortgage Loans

         Capsource originates, selects, places and services our mortgage loans. Its mortgage loan services include:


         o    reviewing of loans;

         o    recommending changes in loans;

         o    employing and supervising employees who handle the loans;

         o    preparing and reviewing projected performance;

         o    reviewing of reserves and working capital;

         o    collecting and maintaining all loans; and

         o    selling and servicing the loans.

Prior Experience

         In April 1999, Sunderland acquired the mortgage brokerage business of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc., which were controlled by Michael Shustek, by purchasing their assets and assuming their liabilities in exchange for shares of Sunderland's common stock. Sunderland has since transferred to Capsource the mortgage brokerage business purchased from and previously conducted by Del Mar Mortgage and Del Mar Holdings.

         Since 1997, Capsource and its predecessors have acted as mortgage brokers for the investment by about 4,500 investors in about 350 mortgage notes totaling about $445 million. Capsource also services the mortgage notes it sells. Capsource currently services over 120 loans totaling approximately $248 million. These loans are secured by mortgages and deeds of trust on properties primarily located in Nevada, California and Arizona. Before selling these loans as part of its mortgage brokerage business (and to the extent funding was not arranged with investors prior to closing on the respective loan), Capsource and its predecessors either invested in or originated these loans primarily with working capital obtained from capital contributions, except for $1,980,000 of indebtedness incurred to finance the transactions.

         For the three year period ended December 31, 1999, the properties securing these loans can be subdivided as follows:

                                                            Aggregate amount invested
                  Property Type                (as percentage of total purchases by these programs)
                  -------------                ----------------------------------------------------
                  Commercial (total)                                   58%
                  Land Acquisition                                     36%
                  Residential                                           6%

         Of the loans described in the foregoing table, 90% (by dollar amount) were development loans (including construction loans), the balance were land acquisition loans and loans secured by developed properties.

         The description above of Capsource and its predecessors is not intended to provide a description of the loans to be invested in or purchased by us in the future. That information can be found elsewhere in this prospectus.

         Our general investment policies are as set forth elsewhere in this prospectus. See "Investment Objectives and Policies." Within these policies and those contained in the Operating Agreement, Capsource may establish further written policies on loans and borrowings and shall administer our operations and performance to assure that the policies are fulfilled and remain in your best interest.

Directors and Executive Officers of Capsource and Sunderland

The directors and executive officers of Capsource are as follows:

NAME                         AGE        TITLE
-----------------------    ---------    ----------------------------

Michael V. Shustek             41        Director
Stephen J. Byrne               42        President and Director
Lance Bradford                 33        Treasurer, Secretary and Director

         The directors and officers of Sunderland are as follows:

NAME                         AGE        TITLE
-----------------------    ---------    ----------------------------------------------------------------
Michael V. Shustek            41        Chairman of the Board, Chief Executive Officer and Director
Stephen J. Byrne              42        President and Director
Lance Bradford                33        Chief Financial Officer, Corporate Secretary and Director
Robert J. Aalberts            49        Director
Robert W. Fine                64        Director
John E. Dawson                42        Director
Robert L. Forbuss             51        Director

         All the directors of Capsource and Sunderland hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The By-laws of Capsource and Sunderland provide for up to 10 directors and permit the Board of Directors to fill any vacancy on the Board of Directors. Officers of both companies serve at the discretion of the Board of Directors.

         The principal occupation and business experience for each of our officers and directors, for at least the last five years, are as follows:

         MICHAEL V. SHUSTEK has been a director of Capsource and Chairman of the Board of Directors, Chief Executive Officer and a director of Sunderland since April 1999. In 1993, Mr. Shustek founded Del Mar Mortgage, and has been involved in various aspects of the real estate industry in Nevada since 1990. In 1993, he founded Foreclosures of Nevada, Inc., a large company specializing in non-judicial foreclosures, and Goldell Development, Inc., a company that specialized in residential and commercial construction. With the completion of then existing projects and the growth of Del Mar Mortgage, Goldell Development ceased operations in 1998. In 1990, Mr. Shustek started Shustek Investments, a company that originally specialized in property valuations for third-party lenders or investors and which continues today as the primary vehicle for his private investment portfolio. Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also teaches a course in Real Estate Law and Ethics. Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.

         STEPHEN J. BYRNE has been the President and a director of Capsource since its inception in 1997 and has been the President and a director of Sunderland since April 1999. Mr. Byrne joined Del Mar Mortgage in June 1998 as its Senior Lending Officer. In 1997, Mr. Byrne founded Capsource which he owned and operated before joining Del Mar Mortgage. From 1991 to 1997, Mr. Byrne served as Vice President of Wells Fargo Bank and of its predecessor First Interstate Bank of Nevada. Mr. Byrne served in various capacities with First Interstate Bank, including manager of the Diversified Asset Group based in Las Vegas and the commercial Diversified Asset Group in Houston, Texas. Mr. Byrne received a Bachelor's of Science degree in Business Administration from Hastings College, Hastings, Nebraska.

         LANCE BRADFORD has been a director Treasurer and Secretary of Capsource and the Chief Financial Officer, Corporate Secretary, and a director of Sunderland since April 1999. Since 1992, Mr. Bradford has been a partner in
L.L. Bradford & Company, Las Vegas, Nevada, a Certified Public Accounting firm that he founded. From 1988 to 1991, Mr. Bradford served as an accountant with Ernst & Young International. Mr. Bradford received a Bachelor of Science degree in Accounting from the University of Nevada, Reno.

         JOHN E. DAWSON has been a director of Sunderland since March 2000. Since 1995, Mr. Dawson has been a partner at the law firm of Marquis & Aurbach. Before joining Marquis & Aurbach, Mr. Dawson was affiliated with the law firm of Jeffrey L. Burr & Associates. Mr. Dawson co-authored the Asset Protection Guidebook for Attorneys and Accountants and has presented seminars on asset protection. Mr. Dawson received his Bachelor's Degree from Weber State and his J.D. from Brigham Young University. Mr. Dawson received his Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993. Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989.

         ROBERT L. FORBUSS has been a director of Sunderland since March 2000. Since February 1999, Mr. Forbuss has been the President of Strategic Alliances, a business and government affairs consulting organization. From March 1998 through February 1999, he was the President of Medical Transportation of America. From February 1997 to March 1998, Mr. Forbes was the Chief Executive Officer of the Southwest Division of American Medical Response. From March 1994 to February 1997, he was Senior Vice President of LaidIaw Medical Transportation, which had acquired Mercy Medical Services, Inc-, a company that Mr. Forbuss founded, owned and managed for 22 years. The latter four companies are all in the business of providing emergency ambulance and transportation services. Mr. Forbuss received his Bachelor of Arts in Public Administration and Political Science from the University of California at Long Beach.

         ROBERT AALBERTS has been a director of Sunderland since April 1999. Since 1991, Mr. Aalberts has held the Ernst Lied Professor of Legal Studies professorship at the University of Nevada, Las Vegas. From 1984 to 1991, Mr. Aalberts was an Associate Professor of Business Law at Louisiana State University - Shreveport. From 1982 through 1984, he served as an attorney for Gulf Oil Company. Mr. Aalberts has co-authored a book relating to the regulatory environment, law and business of real estate; and he is the author of numerous legal articles, dealing with various aspects of real estate, business, and the practice of law. Mr. Aalberts received his Juris Doctor degree from Loyola University, New Orleans, Louisiana and received a Master of Arts from the University of Missouri. He is a member of the State Bar of Louisiana.

         ROBERT W. FINE has been a director of Sunderland since April 1999. Since 1998, Mr. Fine has been the President of Equisource Group Ltd., a company providing investment-banking services to businesses seeking to raise capital or to become public companies. From 1993 to 1998, Mr. Fine was President of TransworId Healthcare, a company providing home healthcare products and services, during which period the company grew from less than $7 million in revenues to over $80 million. From 1990 to 1993, the year of its sale, Mr. Fine served as President of the Fortress Company, a manufacturer of healthcare mobility devices. For the seven years prior to joining Fortress, Mr. Fine was President of ConAc, a company that specialized in mergers and acquisitions. During this period, the company provided assistance to other companies in over 100 mergers, principally in the healthcare field. Mr. Fine received a Bachelor of Arts in Accounting from Bentley College, Waltham, Massachusetts.

Affiliated Companies

         SUNDERLAND CORPORATION

         Sunderland is a holding company, incorporated in Delaware, which owns and conducts its business primarily through Capsource. Sunderland also owns DM Financial Services, our dealer-manager. The common stock of Sunderland trades under the symbol "DLMA" in the OTC Bulletin Board. For a complete description of Sunderland, potential investors should review Sunderland's most recent periodic reports on file with the Securities and Exchange Commission, which can be found in the Commission's EDGAR database on the Internet at http://www.sec.gov.

         DM FINANCIAL SERVICES, INC.

         DM Financial Services, Inc., the dealer-manager, is a securities brokerage firm registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (NASD). DM Financial Services is a Nevada corporation formed in 1998 to expand and develop business opportunities, including offering real estate loans and private investments in promissory notes secured by deeds of trust.

         DM Financial will seek to obtain other securities brokerage firms to sell the Units, sell the Units to its customers and provide us with sales, promotional and marketing assistance for the distribution of the Units.

                                 USE OF PROCEEDS

         If we raise $1,500,000 in this offering on or before December 31, 2000, we will continue the offering with the goal of raising $100,000,000, which includes Units sold in our distribution reinvestment plan. Once we have sold 1,500,000 Units, we cannot assure you that we will receive any further proceeds from the offering. If we do not sell more than 1,500,000 Units, we would have to restrict our mortgage loans and intended operations. Depending on the rates of withdrawal by members and principal payments on loans by borrowers, withdrawals by members could be further restricted by our lack of available cash.

         The following table contains information about the estimated use of the gross proceeds of this offering. Many of the figures represent our best estimate since we cannot now precisely calculate the figures.


                                         Minimum Offering           Pct of         Maximum Offering        Pct of
                                        (1,500,000 Units)          Offering       (100,000,000 Units)     Offering
                                        -----------------          --------       -------------------     --------
Gross Offering Proceeds.........            $ 1,500,000              100.0%            $100,000,000          100.0%
Less:
   Selling Commissions and Expenses              45,000                3.0%               2,000,000            2.0%
   Public Offering Expenses: (2)                165,000(3)            11.0%                 500,000            0.5%
                                            -----------              -----             ------------          -----
   Net Amount received in this
   Offering(4)..................              1,290,000               86.0%              97,500,000           97.5%
   Less:
   Cash Reserves: (5)...........                $45,000                3.0%               3,000,000            3.0%
                                            -----------              -----             ------------          -----
Cash Available for
Investments in
Mortgage Loans: (6)                         $ 1,245,000               83.0%            $ 94,500,000           94.5%
                                            ===========              =====             ============          =====

--------------

(1) Amounts shown reflect our assumption that a majority of the Units will be sold by DM Financial Services, an affiliate that we will compensate at lower rates than we do non-affiliated broker-dealers, as indicated elsewhere in this prospectus.
(2) Includes filing and review fees, legal, accounting, printing and other expenses of this offering, which are described further in the registration statement of which this prospectus forms a part.
(3) If the sales commissions, expenses of this offering and brokerage, acquisition, selection and origination fees and expenses for our loans exceed 14% of the gross offering proceeds, Sunderland has agreed to pay the fees and expenses in excess of that amount. For example, assuming that offering fees and expenses of $500,000 (excluding amounts paid to broker-dealers, including DM Financial Services), if we raise the minimum of $1,500,000 in the offering, Sunderland will pay $335,000 of these fees and expenses. If we raise the maximum of $100,000,000, Sunderland will not be required to pay any of these fees and expenses.
(4) Borrowers will pay all acquisition, selection and origination expenses for loans made by Capsource. Consequently, these expenses do not appear in the table.
(5) We will maintain working capital reserves of at least 3%, consisting of 2 1/2% of the aggregate capital accounts of the members other than Capsource's. This reserve is available to pay expenses in excess of revenues, satisfy obligations of underlying securities, expend money to satisfy our unforeseen obligations and for other permitted uses of our working capital. Working capital reserves of up to 3% are included in the funds committed to mortgage investments in determining whether we have invested at least 86% of the offering proceeds in mortgage loans.
(6) Capsource has not set the amount of sales proceeds to be allocated to the various types of mortgage loans in which we invest. Each loan presented to us is reviewed to determine if it meets the criteria established by Capsource. See "Investment Objectives and Policies." We plan to invest the majority of our funds in mortgage loans secured by commercial and residential real property, primarily in Nevada, Arizona and California (including properties currently under construction). We do not expect to use any of the proceeds of this offering to acquire assets other than in the ordinary course of our business.

         Pending investment in the mortgage loans, we may invest in relatively safe, short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper.

                  COMPENSATION OF CAPSOURCE AND ITS AFFILIATES

         Capsource and its affiliates will receive fees and expenses for services relating to this offering and the investment and management of our assets. The sales commissions and expenses of this offering and the brokerage, acquisition, selection and origination fees and expenses for our loans shall not exceed 14% of the proceeds of this offering. The fees that we and our borrowers pay to Capsource and its affiliates are summarized in the table below.

                     Type of Compensation                                      Form of Compensation(1)

                                         Offering Stage:
                                         ---------------

Paid By Fund                                                    1.0% of gross offering proceeds,
Dealer-Manager Fee                                              0.5% of gross proceeds expense reimbursement.
Expense Reimbursement                                           Our total compensation to DM Financial can be $1.5
                                                                million (including up to $500,000 in expense
(paid to DM Financial Services)                                 reimbursement).

                                       Organization Stage:
                                       -------------------

Promotional Interest of Capsource                               0.5% ownership interest. Capsource may only receive distributions on its entire interest, including the 0.5% for which it paid consideration, after all members receive the return of their initial capital contributions.

                                       Operational Stage:
                                       ------------------

Paid by Borrowers
Loan Brokerage Fees for Loan Selection and Origination          2%-6% of each loan, competitive fee based on local
                                                                market conditions. Capsource and its affiliates may
                                                                receive up to $5,160,000 in loan brokerage fees.

Loan Evaluation and Processing Fees                             2%-5% of each loan, competitive fee based on local market
                                                                conditions. Capsource and its affiliates may receive up to
                                                                $4,300,000 in loan evaluation and processing fees.

Service Fee for Administering Loans                             0.25% of the outstanding principal balance of loans. Capsource may receive up to $215,000 in servicing fees.

Escrow/Reconveyance/Loan Extension and Permitting Loan          2%-5% of outstanding principal, as permitted by
Assumption                                                      local law and local market conditions. The amount to
                                                                be received is not determinable at this time.

Late Fees/ Prepayment Fees

                                                                As permitted by local law and local market conditions. The amount to be received is not determinable at this time.


Paid by Us
----------

Loan Management Fees                                            Initially 0.75% of the offering proceeds used for
                                                                mortgage loans (including working capital reserves).
                                                                Beginning with the third year, 0.75% of the fair
                                                                market value of our assets (including working
                                                                capital), less any of our indebtedness. For funds
                                                                not invested in mortgages, the fee is 0.5%.
                                                                Capsource may receive up to $645,000 in loan
                                                                management fees per year.

Reimbursement of Our Operating Expenses                         Lesser of cost or third party rate.

Real Estate Brokerage Fees on Resales of Foreclosed             Up to 3% of proceeds where Capsource substantially
Property Capsource                                              to contributed to the sale; up to 6% for all persons
                                                                involved. These fees are not yet determinable.

(1) Where aggregate fees are provided, they are based upon our receipt of $100,000,000 in gross proceeds in this offering and the investment of $86,000,000 in mortgage loans. Our Operating Agreement provides that front end fees, including the sales commissions and expenses of this offering and the brokerage, acquisition, selection and origination fees and expenses for our loans, will not exceed 14% of the gross proceeds of this offering, or $14,000,000.

                              CONFLICTS OF INTEREST

         The relationships among us, Capsource and the directors and other affiliates of Capsource will result in various conflicts of interest. Capsource and its directors and other affiliates are engaged in business activities involving real estate lending, and anticipate engaging in additional business activities in the future that may be competitive with us. For the conflicts of interest described in this prospectus, Capsource, and its directors and other affiliates will exercise their fiduciary duties to us and our members in a manner they believe will preserve and protect your rights as a member. See "Fiduciary Responsibility."

         Additionally, our Operating Agreement limits our ability to enter into transactions with Capsource and its directors and other affiliates. See "Summary of Operating Agreement, Rights of Members and Description of Units".

         Certain conflicts of interest may arise in the course of Capsource's management and operation of our business, including those described below. The organizational structure of Sunderland, Capsource and their affiliates is as follows:

                                                        Michael V. Shustek

                                             Sunderland                           Del Mar Mortgage, Inc.
                                  Officers and Directors include:                  (Predecessor to the
                          Michael V. Shustek, Chairman of the Board, CEO,        business now operated by
                                        majority shareholder                            Capsource)
                                                                                      Owned 100% by
                                      Stephen Byrne, President                      Michael V. Shustek
                                   Lance Bradford, CFO, Secretary


                         DM Financial Services             Capsource
                            (Dealer Manager)          (Manager of DM LLC)
                        Owned 100% by Sunderland    Owned 100% by Sunderland

         1. Payment of Fees and Expenses. Capsource and its affiliates will receive substantial fees and expenses from the proceeds of the offering and our ongoing operations, including: (l) dealer-manager fees and expenses, (2) a promotional interest, (3) loan brokerage fees, (4) loan evaluation and processing fees, (5) loan servicing fees; (6) escrow, reconveyance loan extension and assumption fees, (7) late and prepayment fees, (8) loan management fees, and (9) reimbursement of operating expenses and (10) real estate brokerage commissions payable upon the resale of foreclosed properties. These fees will be payable even if we are not profitable or the particular transaction causes us to incur a loss. See "Compensation of Capsource and Its Affiliates" for a more detailed discussion of the fees payable.

         2. Purchase Of Mortgage Notes from Capsource. We will acquire our mortgage loans from or through Capsource. Capsource is in the business of brokering, originating, placing, purchasing, selling and servicing mortgage loans. All our mortgage loans purchased from Capsource will be at prices no higher than the lesser of the cost of the mortgage loan to Capsource or the then current market value of the mortgage loan. A committee of officers and directors of Capsource makes all decisions concerning which mortgage loans we will invest in or purchase. This committee is currently comprised of Michael V. Shustek, a director of Capsource, Stephen J. Byrne, the President and a director of Capsource, and Lance L. Bradford, the Treasurer and a director of Capsource. See "Management."

         3. Non-Arm's-Length Agreements. Our agreements and arrangements for compensating Capsource or its affiliates are not the result of arm's-length negotiations. Additionally, none of the three directors of Capsource would be deemed independent. However, Capsource may be removed, with or without cause, by members owning a majority in interest of all capital accounts.

         4. Competition for the Time and Services of Common Officers.
We will rely on Capsource and its affiliates for the management of our operations. When performing their duties, the officers, directors and employees of Capsource and its affiliates may, for their own account or that of others, originate mortgages and acquire investments similar to those made or acquired by us. The directors of Capsource also may act as trustees, directors or officers, or engage in other activities, in other entities and may acquire, broker and originate similar mortgage investments for their own account or that of others. Accordingly, conflicts of interest may arise in operating more than one entity for allocating time between the entities. The directors and officers of Capsource will devote such time to our affairs and as they determine in their sole discretion, exercised in good faith and in compliance with their fiduciary obligations to us and our members, to be necessary for our benefit. See "Management".

         Capsource and its affiliates believe they have sufficient staff to be capable of discharging their responsibility to us and to all other entities to which they or their officers or affiliates are responsible.

         5. Competition between us, Capsource and our Affiliates for the Purchase and Sale Of Mortgage Loans. Various entities may in the future be formed by Capsource or its affiliates to engage in businesses which may be competitive with ours or which have the same management as we do. To the extent that these other entities with similar investment objectives (or programs with dissimilar objectives for which a particular mortgage loan may nevertheless be suitable) have funds available for investment when we do and a potentially suitable investment has been offered to us or one of these programs, conflicts of interest will arise as to which entity should acquire the investment.

         If any conflict arises between us and any other affiliated program as to which company will have the right to invest in a particular mortgage loan (or other investment), Capsource will initially review our loan portfolio and that of the affiliated company and will determine whether we or the affiliated company should be the entity investing in the mortgage loan (or other investment), based upon such factors as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which Capsource will make the mortgage loan, and proposed loan or other transaction terms. The officers and directors of Capsource will be responsible for monitoring this allocation method (and that described below for new affiliated programs established in the future) to be sure that it is applied fairly to us.

         The officers, directors and employees of Capsource and its affiliates may for their own account or that of others broker, originate and acquire mortgage investments similar to those made or acquired by us. Capsource is, however, subject to a fiduciary duty to us and our members. See "Fiduciary Responsibility." Subject to this fiduciary duty, neither Capsource nor its affiliates will be obligated to present to us any particular investment opportunity that comes to their attention, even if the opportunity is of a character that might be suitable for us.

         There may be conflicts of interest on the part of Capsource between us and any other affiliate of Capsource that has similar investment objectives as we do when we attempt to sell mortgage loans, as well as in other circumstances.

         6. Because we are a newly formed company with no prior performance history, we expected difficulty obtaining an unaffiliated brokerage firm to act as our dealer-manager on terms and conditions that would be as favorable as those that could be obtained from DM Financial Services. Accordingly, we believe that the use of DM Financial Services as the dealer-manager for the offering of the Units is in our best interests and those of our members.

         7. Lack of Separate Representation. We are represented by the same counsel as Capsource and its affiliates, and we anticipate that this multiple representation by our attorneys will continue in the future. However, should a dispute arise between us and Capsource or any of its affiliates, Capsource or the affiliate will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we may not obtain separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and Capsource for services including those contemplated by this prospectus.

         8. Rights of Affiliates. Any director or officer of Capsource and any other affiliate may acquire, own, hold and dispose of Units for his individual account and may exercise all rights of a member, except for certain voting rights, to the same extent and in the same manner as if he were not an affiliate of ours.

         9. We may invest in mortgages acquired by Capsource or its affiliates. Our portion of the total mortgage loan may be smaller or greater than the portion of the loan made by Capsource or its affiliates but will generally be on terms substantially similar to the terms of that company's investment. Such an investment would be made after Capsource determines that the entire loan is not suitable for our loan portfolio. However, investing with Capsource or its affiliates could result in a conflict of interest between us and Capsource or its affiliates if the borrower defaults on the loan and both we and Capsource or its affiliates seek to protect our respective interests in the loan and in the underlying security. You must rely on Capsource to act in accordance with its fiduciary duty under the Operating Agreement to protect your interest.

                            FIDUCIARY RESPONSIBILITY

         Capsource is accountable to us and you as a fiduciary, and must exercise good faith and integrity when handling our affairs. Capsource must not take advantage of us, and must make full disclosure of any conflicts of interest or benefit to it in its dealings with us. Capsource has fiduciary responsibility for the safekeeping and use of all of our finds and assets, whether or not in its possession or control, and Capsource will not employ, or permit another to employ our funds or assets in any manner except for our exclusive benefit. Capsource will not allow our assets to be commingled with its assets or the assets of any other person or company. The Operating Agreement provides that Capsource and its affiliates may engage in activities similar to or identical with our business, but Capsource must devote such of its time to our business as it determines, in good faith, to be reasonably necessary. Currently, Capsource acts for its own account in the mortgage loan business, and also brokers, arranges and services mortgage loans for other investors. When it acts in those capacities, it has a fiduciary duty to each company as set forth in the respective organizational documents and under applicable law, and is bound to treat each fairly and with equal access to investment opportunities.

         Based upon the present state of the law, you have the following legal rights and remedies concerning Capsource and the conduct of our operations:


          o you may bring individual actions on behalf of yourself or class actions on behalf of yourself and other members to enforce your rights under the Operating Agreement and Nevada limited liability company law, including breaches by Capsource of its fiduciary duty;

          o you and other members owning a majority in interest of all capital accounts may remove Capsource as our manager;

          o you may bring actions on our behalf for claims we might have, as "derivative" actions, if Capsource refuses to bring suit; and

          o you may bring actions under federal or state securities laws, either individually or as part of a class of members, if Capsource has violated those laws in connection with the offer and sale, or repurchase of Units.

         This is a rapidly changing and developing area of law. If you have questions concerning the duties of Capsource in its role as our manager, you should consult with your own legal counsel.

Exculpation and Defenses

         The Operating Agreement generally exculpates Capsource from liability to the fullest extent permitted by law. Capsource may not be liable to us or to you for errors in judgment or other acts or omissions not amounting to willful misconduct or negligence. To the extent Capsource would be able to show that it acted in good faith and in a manner reasonably believed to be in our best interest, and with such care as a reasonably prudent person in a like situation would use, Capsource would likely have an effective defense to any legal action. You will have a more limited right of action than you might have absent this limitation in the Operating Agreement.

Indemnification

         Under the Operating Agreement, DM LLC and not the members personally, generally indemnify Capsource, for liabilities Capsource and its affiliates incur in dealing with third parties on our behalf where the relevant conduct was reasonably believed to be in our best interest and, for criminal proceedings, for which Capsource had no reasonable grounds to believe the action was against the law. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, that indemnification is contrary to public policy and unenforceable. If any action suit or proceeding shall be pending against Capsource that relates to or arises out of our operations, Capsource generally shall have the right to employ, at our reasonable expense, separate counsel of its choice in such action, suit or proceeding.

         Nevertheless, Capsource is liable, responsible and accountable, and neither we nor any other party shall be liable to Capsource, for any portion of its liabilities which resulted from its:

          o    own fraud, negligence or misconduct or knowing violation of law,

          o    breach of fiduciary duty to us or any member, or

          o    breach of the Operating Agreement,

regardless of whether or not that act was first determined by Capsource, in good faith, to be in our best interests. The satisfaction of our indemnification obligations shall be from and limited to DM LLC's assets and no member shall have any personal liability on account of it.

         We are prohibited under our Operating Agreement from making cash advances to a party seeking indemnification for legal expenses and other costs incurred as a result of any legal action initiated against it by a member. Cash advances from our funds to a party seeking indemnification for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if:


          o the suit, action or proceeding relates to or arises out of conduct on the part of the party in the performance of its duties or provision of its services on our behalf;


          o the suit, action or proceeding is initiated by a third party who is not a member; and


          o the indemnified party undertakes by written agreement to repay any funds advanced where it would not be entitled to indemnification (as described above).

         If advances are permissible, the party shall have the right to bill us for, or otherwise request that we pay amounts for which he believes in good faith that he is entitled to indemnification. We will pay all of these bills and honor all requests for payment within 60 days after the bill or request is received. If a final determination is made that we are not obligated for any amount already paid by us to a particular party, the party will refund the amount paid within 60 days of the final determination. If a final determination is made that we are obligated for any amount not yet paid by us to a particular party, we will pay the amount to him within 60 days of the final determination.

         Nevertheless, neither Capsource nor any of its affiliates, agents, or attorneys, nor any person acting as a securities broker for the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless:



          o there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular party;

          o the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular party; or


          o a court of competent jurisdiction approves a settlement of the claims against the particular party and finds that indemnification of the settlement and related costs should be made.

         Before seeking a court approval for indemnification, Capsource is required to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the Nevada Administrator concerning indemnification for securities violations.

         We are prohibited from incurring the cost of the portion of any insurance which insures any party against any liability as to which that party is prohibited from being indemnified.

         An affiliate, agent or attorney of Capsource shall be indemnified by us only in circumstances where he has performed an act on our behalf or on behalf of Capsource within the scope of its authority and for which Capsource would have been entitled to indemnification had such act been performed by it.

                       SUMMARY OF THE OPERATING AGREEMENT,
                   RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS

         This is a summary of the material provisions of the Operating Agreement and is qualified in its entirety by the Operating Agreement itself. You will be bound by the Operating Agreement by purchasing your Units. Consequently, you should read this prospectus and the Operating Agreement which you can find as Exhibit A.

Our Manager

         We are a limited liability company managed by our manager, Capsource, Inc., a Nevada corporation. As our only manager, Capsource has complete authority and responsibility for managing DM LLC in the following:

         o   evaluating and choosing the mortgage loans in which we will invest;
         o deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in mortgage loans;
         o   originating, servicing and managing our mortgage loan investments;
         o   managing all our other operations; and
         o   amending the Operating Agreement in limited circumstances.

         Capsource will cease to be our manager upon its removal, withdrawal, dissolution or if it is found to be bankrupt. Additionally, even though Capsource has the broad authority described above, Capsource may not do any of the following:

         o impair our ability to carry on or change the nature of our business;
         o admit a manager without the prior approval of members owning a majority-in-interest of all the capital accounts;
         o sell all or a majority of our assets or dissolve DM LLC without the prior approval of members owning a majority-in-interest of all the capital accounts; and
         o   anything else not permitted in the Operating Agreement.

Your Status

         If we accept your subscription and payment for Units, you will receive Units in DM LLC when the escrow is broken (i.e., if we have received proceeds for the sale of at least 1,500,000 Units on or before December 31, 2000). At the same time or shortly after you have received the Units, we will send you a confirmation of the number Of Units you have acquired. This will be evidence that you are a member of DM LLC. As a member, you have the rights that are outlined in this prospectus.

Limited Liability Of Members

         The Nevada statute under which DM LLC has been formed provides that members are not personally liable for the obligations of their limited liability company. The Operating Agreement also provides that every written agreement entered into by us is not enforceable against our members personally.

Term of DM LLC

         DM LLC will cease operating on December 31, 2019. Before then, the members may vote by a majority-in-interest to extend its life or to dissolve it sooner. Additionally, DM LLC may dissolve earlier if Capsource ceases serving as the manager and the members cannot agree on a new manager within six months.

Meetings

         Either Capsource or members owning capital accounts with at least 10% of the amounts in all capital accounts may call meetings of the members. Capsource has informed us that it has no present intention of calling any meetings of the members. Any voting by the members is, therefore, anticipated to be by written consent.

Voting and Other Rights of Members

         We require the vote or consent of members with a majority-in-interest of members' capital accounts to do any of the following:

         o   amend the Operating Agreement, except that Capsource may amend it
             -  to remedy any ambiguity or formal defect or omission,
             -  to conform it to applicable laws and regulations, and
             - to make any change which, in the judgment of Capsource, is not to the prejudice of the members;

         o   dissolve DM LLC and wind up our business;

         o   remove and replace Capsource as our manager; and

         o   approve or disapprove the sale of all or a majority of our assets.

         You may inspect our books and records at our principal office during our normal office hours. We also maintain a copy of each appraisal for the security property where we have invested in a mortgage loan at our principal office for at least six years after the last date that we held the related mortgage. You may inspect and copy these appraisals during our normal office hours. We may charge you a fee for copying them.

Members' Return on Investment

         We will invest the proceeds of this offering in mortgage loans. These loans will yield monthly payments of interest and/or principal to us, which for tax purposes will be attributed to our members. These distributions will be paid monthly in arrears. We will not accumulate cash on hand (except for working capital reserves of up to 3% of capital contributions) or assets other than mortgage notes or similar instruments. We cannot make distributions to you until the month after we have sold 1,500,000 Units in this offering, received the proceeds from the offering, and invested them in mortgage loans. Thereafter, our first distribution to you will be your share of our distribution for the month in which your contribution is received by us. We calculate the amount of your distributions on a pro rata basis, based upon the monthly return, if any, on all of our assets, the size of your contribution and when during the month we received your contribution.

Capital Accounts

         Capsource will establish on our books a capital account for you upon our receipt of your initial investment, the amount of which will initially be the amount of your investment. We will allocate to your capital account that percentage of our income, gains, losses and distributions that the amount of your capital account bears to all of the members' capital accounts. We will credit your capital account by additional capital contributions you make (including dividend reinvestments) and by your share of income and gains realized by us. We will debit your capital account with your share of losses realized by us and any income or capital we distribute to you. Except for write-downs of our investments, we do not adjust capital accounts to reflect unrealized appreciation or depreciation of our underlying assets. This means that your capital account may not reflect your proportionate interest in the fair market value of our underlying assets. Because this is a continuous offering, in which allocations will be made based on the proportionate interest of capital accounts, Units purchased by you and other members at different times will have different values (i.e., different rights to distributions and income from our mortgage loans and differing proportionate interests in the fair market value of our underlying assets). See "Summary of the Operating Agreement, Rights of Members and Description Units - Valuation of Units" below.

Capital Contribution Of Capsource

         Capsource must contribute to our capital an amount equal to at least 0.5% of the aggregate capital accounts of all our members. In addition, Capsource is entitled to a promotional interest of 0.5% of the aggregate capital accounts of all our members. If the minimum of 1,500,000 Units is sold in the offering, $7,500 of Capsource's existing $115,100 contribution will be considered Capsource's required minimum capital contribution. We will also credit Capsource with an additional $7,500 in promotional interest. If the maximum of 100,000,000 Units is sold in the offering, Capsource will contribute $384,900 (plus the existing $115,100 contribution). In that case, we will credit Capsource with an additional $500,000 in promotional interest. If a number of Units between the minimum and the maximum number of Units is sold, these amounts will be adjusted accordingly.

Unit Repurchases and Deemed Distributions

         The number of Units you hold will decrease when we return capital to you, which we do not anticipate doing until seven years after the effectiveness of the registration statement. If we return capital to you, we will deem it a redemption of Units in an amount proportionate to the amount in your capital account. We will provide statements to you reflecting the number of Units that we have redeemed and the number of Units that you still own as a result of the redemption.

Write-Down of Investments

         Within 30 days following the end of each calendar quarter, Capsource will determine whether a write-down of any of our investments is required. Our accountants will then confirm that the write-down conforms with generally accepted accounting principles. If a write-down is required, the write-down shall be effective on the last day of the calendar quarter and the capital accounts of all members on that date shall be reduced accordingly.

Valuation of Units

         The value of one of your Units is based on the proportional interest of your capital account compared to all of the members' capital accounts. Your capital account is adjusted by being credited with your percentage of our income and gains, debited with your percentage of our losses and distributions to you. Consequently, your distribution rights and value (as your proportionate share of fair market value of our underlying assets) for a Unit at any point in time may be less or more than $1.00. Additionally, we base the amount of income, gains, losses and distributions that we allocate to you on your capital account as of the date of the allocation. We do not base these items on your proportionate ownership of Units. As a result, the value of an individual Unit may vary based on when the Unit was purchased.

         Even though Unit values may fluctuate, as described above, we will not adjust capital accounts and distribution percentages to take into account an increase or decrease (other than a write-down of an investment) in the fair market value of our underlying assets at the time of a capital contribution (and corresponding Unit issuance). Thus, if the fair market value of our assets at the time of a capital contribution (including under our distribution reinvestment plan) is less than its cost on our books, then the value of your proportionate interest in the fair market value of our underlying assets immediately after a capital contribution may be less than one dollar. Conversely, if the fair market value of our assets at the time of a capital contribution (including under the our distribution reinvestment plan) is greater than its cost on our books, then, because there are no interim revaluations of the capital accounts (except for write-downs), your right to a later allocation of the unrealized gains in the fair market value of our assets will be shared with new members (or members making reinvestments). This will result in a dilution in the value of your proportionate interest in the fair market value of our underlying assets.

Distributions

         All net income available for distribution (as defined in the Operating Agreement), if any, is paid to the members monthly in arrears in cash or additional Units (via reinvestment, as described in the next section). We make these distributions to you in the ratio that your respective capital account bears to the aggregate amount in all members' capital accounts at the end of the then-preceding month.

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


         Net proceeds are generally defined in the Operating Agreement to mean the proceeds from the repayment of principal or prepayment of a mortgage loan. Any net proceeds that we receive may be used as follows, in Capsource's discretion:

         o reinvesting in new loans, at any time prior to seven years after the registration statement becomes effective,

         o improving or maintaining any properties that we acquire through foreclosure,

         o   paying permitted operating expenses, or

         o   distributing to the members.

         When we distribute net proceeds, and assuming that the members have received back cash equal to their capital contributions, the distributions will be made to the members in the following ratios: 1% to Capsource and an aggregate of 99% to the other members in the ratio that each member's respective capital account bears to the aggregate amount in all capital accounts of the members. Capsource determines this ratio as of the last day of the calendar month preceding the month in which the respective distribution of net proceeds is made. Capsource will not receive any distributions until the other members have received distributions equaling the amount of their capital contributions. Before making a distribution, Capsource will pay our expenses and other liabilities and confirm that our working capital reserves are adequate.

Distribution Reinvestment Plan

         After you become a member, you can choose to have your distributions reinvested rather than receiving cash payments if you continue to meet the suitability standards. For each $1.00 in distributions you reinvest, you will acquire one Unit. Capsource may terminate (or later reinstate) the distribution reinvestment plan at any time. We normally will invest your reinvested distributions in mortgage loans. No fees shall be paid to Capsource when net proceeds are reinvested.

         We will treat you as a distribution reinvestment plan participant on the date we receive your initial investment, if you indicate that you want to participate in the plan. You may also make an election or revoke a previous election at any time by sending us written notice. Units purchased under the plan will be credited to your capital account as of the first day of the month following the month in which the reinvested distribution was made. After you make your initial investment, you may notify us in writing that you want your distributions in cash rather than in additional Units. If you notify us prior to 10 days before the end of any given month, you will be removed from the reinvestment plan during that month and any distribution you receive that month will be paid in cash. If you notify us within ten days of the end of the month, you will need to wait a month to receive cash instead of Units.

         If you chose to reinvest your distributions in Units, we will send you a report within 30 days after each time you receive Units describing the distributions you received, the number of Units you purchased, the purchase price per Unit, and the total number of Units accumulated. We will also send you tax information for income earned on Units under the reinvestment plan for the calendar year when you receive annual tax information from us. You must pay applicable income taxes upon all distributions, whether the distribution is paid in cash or reinvested.

         No reinvestment participant shall have the right to draw checks or drafts against his distribution reinvestment account.

         Units you acquire through the distribution reinvestment plan carry the same rights, including voting rights (generally based on the value of the underlying capital account), as the Units you acquired through your original investment. However, the value the new Units (as your proportionate share of our distributions and the fair market value of our underlying assets) will not necessarily be the same as those previously acquired. As previously described, we will not adjust capital accounts and distribution percentages to take into account an increase or decrease (other than a write-down of an investment) in the fair market value of our assets at the time of a capital contribution (and corresponding Unit issuance). See "Summary of the Operating Agreement, Rights of Members and Description of Units - Valuation of Units."

         We may amend or end the distribution reinvestment plan for any reason at any time by mailing a notice to you at your last address of record at least 30 days before the effective date of our action. Capsource specifically reserves the right to suspend or end the distribution reinvestment plan if:

         o Capsource determines that the distribution reinvestment plan impairs our capital or operations;

         o Capsource determines that an emergency makes continuing the plan unreasonable;

         o any governmental or regulatory agency with jurisdiction over us requires us to do so;

         o in the opinion of our counsel, the distribution reinvestment plan is no longer permitted by federal or state law;

         o if transactions involving Units within the previous twelve (12) months would result in our being considered terminated under
             Section 708 of the Internal Revenue Code; or

         o Capsource determines that allowing any further reinvestments would create a material risk that we would be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code.

Assignment and Transfer of Units

         Your options to sell or transfer Units are limited. There is no public market in which you may sell your Units. We do not expect a public market to emerge anytime in the future. You may not sell parts of Units unless required by law and you may not transfer any Units if, as a result, you would own fewer than 2,000 Units. You may transfer your Units using a form approved by Capsource and must obey all relevant laws when you are permitted to transfer Units. Any person who buys Units from you must meet the investor suitability requirements in his home state. Capsource must approve any new members and all transfers of membership must comply with the Operating Agreement. Capsource's consent to transfers will be withheld to the maximum extent needed to prohibit transfers that would cause us to be classified as a "publicly traded partnership" under the Internal Revenue Code.

Repurchase of Units, Withdrawal from DM LLC

         You may withdraw, or partially withdraw, from DM LLC and obtain the return of all or part of your capital account within 61 to 91 days after you deliver written notice of withdrawal to Capsource, subject to the following additional conditions:

         o Generally, you may not withdraw from DM LLC until one year after you purchased Units.

         o We can only make cash payments in return of an outstanding capital account from net proceeds and capital contributions.

         o You will be limited to a maximum of $100,000 in withdrawals per calendar year.

         o We are not required to sell any portion of our assets to fund a withdrawal.

         o Capsource will not reinvest net proceeds for a period of up to 90 days after receiving a withdrawal notice from you if we do not have sufficient funds available to distribute to you all of your capital account in cash.

         o The amount to be distributed to you depends solely on your capital account on the date of the distribution, even if this is not the same as your proportionate share of the then fair market value of our assets.

         o We will not permit more than 10% of the outstanding capital accounts of members to be withdrawn during any calendar year, except upon the dissolution of DM LLC.

         o If your capital account is reduced below $2,000 due to any withdrawal payment, we may distribute all remaining amounts in your capital account to you in cancellation of your Units, and you will then cease to be a member.

        o All payments to meet requests for withdrawal are on a "first-come, first-served" basis. If the sums needed to fund withdrawals in any particular month exceed the amount of cash available for

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

             withdrawals, funds will be distributed first to the member whose request we received first, until his withdrawal request is paid in full.

Special Power of Attorney

         Under the terms of the Operating Agreement and the Subscription Agreement, you appoint Capsource your attorney-in-fact for certain documents, including the signing of the Operating Agreement. You cannot revoke this special power of attorney, which will survive your death and stays with your Units even if they are assigned.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the anticipated federal income tax aspects of an investment in Units. It is impractical to discuss all aspects of federal, state, and local law which may have tax consequences with respect to such an investment. This summary is based on the Internal Revenue Code as in existence on the date hereof, existing laws, judicial decisions and administrative regulations, rulings and practice, any of which are subject to change and such changes could be retroactive.

         We and our members may be subject to state and local taxes in states and localities in which we may be deemed to be doing business, and this discussion does not cover state or local tax consequences you may incur in connection with your investment.

         Some of the deductions we intend to claim or positions we intend to take for tax purposes may be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships and limited liability companies, and an audit of our information return may result in, among other things, an increase in our gross income, the disallowance of certain deductions or credits we have claimed or in an audit of your income tax returns.

         Any audit adjustments made by the IRS could adversely affect you even if no such adjustments are ultimately sustained, since you and the other members will, directly or indirectly, bear the expense of contesting such adjustments.

         We advise you to consult your own tax advisors, with specific reference to your own tax situation and potential changes in applicable laws and regulations.

         Our information returns will be prepared by Capsource and will not be reviewed by our independent accountant or tax counsel. Our tax matters will be handled by Capsource, often with the advice of independent accountants, and may be reviewed with tax counsel in certain circumstances.

         Tax counsel has rendered an opinion to us that:

         o we will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes;

         o we will not be classified as a "publicly traded partnership" for federal income tax purposes; and

         o the discussion set forth below is an accurate summary of certain material federal income tax aspects of an investment in Units by a member.

         The following discusses the material tax issues associated with an investment in Units.

         The discussion considers existing laws, applicable current and proposed Treasury Regulations ("Regulations"), current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and other IRS pronouncements, and published judicial decisions. It is not known whether a court would sustain any position we take for tax purposes, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes.

         Moreover, it is possible that such changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in Units.

         We urge you to consult and rely upon your own tax advisor with respect to the federal and state consequences arising from an investment in Units. The cost of such consultation could, depending on the amount thereof, decrease any return anticipated on the investment. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor as individual circumstances may vary. This federal income tax consequences section of this prospectus only provides the current state of tax laws. You should be aware that the IRS may not agree with all tax positions taken by us and that legislative, administrative or court decisions may reduce or eliminate the anticipated tax benefits to an investor.

Classification as a Partnership

         Under Regulations issued in December 1996 (the "Check-the-Box" Regulations), a domestic limited liability company with more than one member will be classified as a partnership for federal income tax purposes unless it makes an election to be classified as an association taxable as a corporation. We are a domestic limited liability company, and if the minimum offering of 1,500,000 Units is completed as described in the Prospectus under "Plan of Distribution", at page 63, we will have more than one member. Capsource will not cause us to make an election to be classified as an association taxable as a corporation. Based on the foregoing and subject to the discussion set forth below regarding the tax treatment of publicly traded partnerships, it is the opinion of tax counsel that that we will be classified as a partnership for federal income tax purposes.

         Based on the opinion that we will be classified as a partnership for federal income tax purposes, in the discussion which follows, as the context requires:

         o the use of the term "partnership" will be construed to refer also to a limited liability company classified as a partnership for federal income tax purposes (i.e., the term "partnership" will refer to us);

         o the use of the term "partner" will be construed to refer also to a member of a limited liability company (i.e., the term "partner" will refer to our members); and

         o "partnership interest" or "interest in the partnership" or similar terms will be construed to refer also to the interest of a member in a limited liability company (i.e., such terms will refer to Units).

We Will Not Be Classified As A Publicly Traded Partnership

         Section 7704 of the Internal Revenue Code treats "publicly traded partnerships" as corporations for federal income tax purposes. Section 7704(b) of the Internal Revenue Code defines the term "publicly traded partnership" as any partnership (including a limited liability company otherwise classified as a partnership for federal income tax purposes) the interest of which are readily traded on an established securities market; or readily tradable on a secondary market or the substantial equivalent thereof.

         Notice 88-75 issued by the IRS, sets forth comprehensive guidance concerning the application of Section 7704 prior to the adoption of final Regulations under Section 7704. It primarily addresses the issue of when partnership interests will be considered to be readily tradable on a secondary market or the substantial equivalent thereof under Section 7704(b).

         In 1995, the IRS issued final Regulations under Section 7704 (the "Final PTP Regulations"). The Final PTP Regulations generally retain the conceptual framework of Notice 88-75, but contain a number of modifications, and are generally effective for taxable years beginning after December 31, 1995.

         The Final PTP Regulations provide that an established securities market includes:

         o a national securities exchange registered under the Securities Exchange Act of 1934;

         o a national securities exchange exempt from registration because of the limited volume of transactions;

         o   a foreign securities exchange;

         o   a regional or local exchange; and

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

         o an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise (i.e., an over-the-counter market).

         As indicated above, the primary focus of the Final PTP Regulations is on determining when partnership interests will be treated as "readily tradable on a secondary market or the substantial equivalent thereof." The Final PTP Regulations provide a number of safe harbors relative to this determination. Included as a safe harbor in the Final PTP Regulations is a safe harbor described under the heading "Lack of Actual Trading" (the "Lack of Actual Trading Safe Harbor").

         The Lack of Actual Trading Safe Harbor contained in Final PTP Regulations provides that interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Section 7704(b) of the Internal Revenue Code if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent (2%) of the total interests in partnership capital or profits (the "Two Percent Safe Harbor")).

         Certain transfers are disregarded for purposes of determining whether the Five Percent Safe Harbor is met under the Final PTP Regulations. These include transfers at death, transfers in which the basis is determined under
Section 732 of the Internal Revenue Code, interests issued by the partnership for cash, property or services, and interests in the partnership which are redeemed pursuant to the "Redemption and Repurchase Safe Harbor" discussed below.

         The Final PTP Regulations contain a safe harbor for redemption and repurchase agreements (the "Redemption and Repurchase Safe Harbor"). This safe harbor provides that the transfer of an interest in a partnership pursuant to a "redemption or repurchase agreement" is disregarded for purposes of determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof certain requirements are met. The Final PTP Regulations provide that a redemption or repurchase agreement means a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or certain persons related to another partner.

         The requirements which must be met in order to disregard transfers made pursuant to a redemption or repurchase agreement are:

         o the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption right;

         o the redemption agreement requires that the redemption price not be established until at least 60 days after receipt of such notification by the partnership (or the price is established not more than 4 times during the partnership's taxable year); and

         o the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred (other than in transfers otherwise disregarded, as described above) during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

         The Operating Agreement provides that, subject to certain limitations, you may withdraw or partially withdraw as a member and obtain the return of your outstanding capital account. These provisions of the Operating Agreement constitute a redemption or repurchase agreement within the meaning the Final PTP Regulations.

         The limitations on your right to withdraw your capital account set forth in the Operating Agreement include:

         o a requirement that the withdrawal will not be made until at least 61 days after written notice of withdrawal is delivered to Capsource;

         o the amount distributed to you will be a sum equal to your capital account as of the date of such distribution; and

         o in no event will Capsource permit the withdrawal during any calendar year of more than 10% of the outstanding Units. In the opinion of tax counsel, the foregoing limitations satisfy the requirements of the Final PTP Regulations set forth above.

         The Operating Agreement provides that you may not transfer your Units if Capsource determines that such a transfer would result in our being classified as a publicly traded partnership within the meaning of Section 7704(b) of the Internal Revenue Code. To prevent such classification, the Operating Agreement provides that:

         o Capsource will not permit trading of Units on an established securities market within the meaning of Section 7704(b);

         o Capsource will prohibit any transfer of Units which would cause the sum of percentage interests in our capital or profits represented by partnership interests that are transferred during any taxable year to exceed the limitation under the Two Percent Safe Harbor under Notice 88-75, the Two Percent Safe Harbor; and

         o Capsource will not permit during any withdrawal of Units except in compliance with the provisions of the Operating Agreement.

         Based upon the provisions of the Operating Agreement and the representations of the Manager, tax counsel's opinion is that:

         o Units will not be traded on an established securities market within the meaning of Section 7704 of the Internal Revenue Code;

         o our operation with regard to the withdrawal by members will qualify for the Redemption and Repurchase Safe Harbor;

         o our operation with regard to the transfer of Units by members will qualify for the Two Percent Safe Harbor;

         o Units will not be considered as readily tradable on a secondary market or the substantial equivalent thereof; and

         o we will not be classified as a publicly traded partnership for purposes of Section 7704 of the Internal Revenue Code.

         A partnership which is classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code will not be treated as a corporation for federal income tax purposes if 90% or more of its gross income is "qualifying income." Section 7704(c) of the Internal Revenue Code defines the term "qualifying income" for this purpose to include, among other "passive-type" items, interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business.

         If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner's share of the partnership's gross income is treated as income from an unrelated trade or business under the unrelated trade or business taxable income rules discussed below.

         It is not clear whether we would satisfy the "qualifying income" test of Section 7704(c). (This would be relevant only if it were determined that we should be classified as a publicly traded partnership.) Capsource expects that more than 90% of our income will be of the passive-type included in the definition of "qualifying income" contained in Section 7704(c). However, it is not clear whether we will be engaged in the conduct of a financial business. If we were classified as a publicly traded partnership and considered to be engaged in a financial business, we would be treated as a corporation for federal income tax purposes.

General Principles of Partnership Taxation

         A partnership generally is not subject to any federal income taxes. We will file information returns reporting our operations on the accrual basis for each calendar year.

Determination of Basis in Units

         In general, you will not be taxed on distributions you receive from us unless such distributions exceed your adjusted basis in your Units. Your adjusted basis in your Units is the amount you originally paid for such Units increased by:

         o your proportionate share of partnership indebtedness with respect to which no member is personally liable;

         o   your proportionate share of our taxable income, and

         o   any additional capital contributions made by you, and decreased by:

         o   your proportionate share of our losses,

         o the amount of cash, and fair value of noncash, distributions to you, and

         o any decreases in your share of any of partnership nonrecourse liabilities.

         Any increase in nonrecourse liabilities is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though you do not actually contribute or receive cash. Distributions in excess of such basis generally will be treated as gain from the sale or exchange of your Units.

Allocations of Profits and Losses

         We will allocate to the members profits and losses and cash distributions in the manner described in Article 7 of the Operating Agreement. These allocations of profits and losses will be recognized as long as they have "substantial economic effect" under the Regulations by satisfying one of these tests:

         o it has "substantial economic effect" (the "substantial economic effect test");

         o it is in accordance with the partners' interest in the partnership (determined by taking into account all facts and circumstances) (the "partners' interest in the partnership test"); or

         o it is "deemed" to be in accordance with the partners' interest in the partnership.

         The substantial economic effect test is a substantially objective test which effectively creates a safe harbor for compliance with the requirements of
Section 704(b). However, in order to comply strictly with the requirements of that test, it would be necessary to include in the Operating Agreement a lengthy, intricate and complex set of provisions which may have little practical significance based on our anticipated operations.

         We do not anticipate that our operation and the allocation provisions of the Operating Agreement will ever produce a situation in which a member will be allocated losses in excess of the economic losses actually borne by such member. For these reasons, we have decided not to include these complex provisions in the Operating Agreement and to rely instead on the partners' interest in the partnership test as the basis for justifying the allocations under the Operating Agreement.

         The allocations of profits, losses and cash distributions contained in the Operating Agreement will be substantially proportionate to the capital accounts of the members. For this reason, the IRS should treat the allocations as being substantially in accordance with the partners' interests in the partnership within the meaning of this alternative test.

Limitations on the Deduction of Losses

         We do not expect that we will incur net losses in any taxable year. However, if we were to incur losses in any year, your ability to deduct your distributive share of such losses would be subject to the potential application of the limitations discussed below.

         (i)      The Basis Limitation

         Section 704(d) of the Internal Revenue Code provides that a partner's share of partnership losses is allowed as a deduction only to the extent of his adjusted basis in his partnership interest at the end of the year in which the losses occur. Losses disallowed under Section 704(d) may be carried forward indefinitely until adequate basis is available to permit their deduction. Due to this limitation, you will be precluded from deducting losses in excess of your adjusted basis in your Units.

         (ii)     The At Risk Limitation

         Section 465 of the Internal Revenue Code provides that a partner (other than a partner which is a widely-held corporation) may not deduct losses incurred in certain business activities, including the lending activities we contemplate, in an amount exceeding the aggregate amount the partner is "at risk" in that activity at the close of his taxable year. The effect of these rules generally is to limit the availability of tax losses of a partnership as offsets against other taxable income of a partner to an amount equal to such partner's adjusted basis in his partnership interest excluding any portion of adjusted basis attributable to partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a partner to the extent the partner used the proceeds of a nonrecourse borrowing to make such contributions.

         (iii) The Passive Loss Rules

         Section 469 of the Internal Revenue Code limits the deductibility of losses from "passive activities" for individuals, estates, trusts and certain closely-held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate. Generally, losses from passive activities are only allowed to offset income from passive activities and will not be allowed to offset "portfolio" income, trade or business income or other nonpassive income such as wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses (but not credits) from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

         The Regulations under Section 469 provide that in certain situations, net income, but not net loss from a passive activity (or a portion thereof) is treated as nonpassive. One of the items covered by this Regulation is net income from an "equity-financed lending activity." An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for such year.

         Capsource expects that at no time will the average outstanding balance of our liabilities exceed 80% of the average outstanding balance of our mortgage loans. If we are deemed to be engaged in the trade or business of lending money (i.e., an equity-financed lending activity), our income will generally be recharacterized as nonpassive income, even though our net losses or your loss on the sale of a Unit will be treated as passive activity losses.

         If we are not considered engaged in a trade or business of lending money, then income and loss will be considered portfolio income and loss, and you will not be permitted to offset passive losses from other activities against his share of our income.

         Section 67(a) of the Internal Revenue Code provides that most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer's adjusted gross income; and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. Your allocable share of our expenses will be considered miscellaneous itemized deductions subject to this 2% limitation only if we are not considered to be in the trade or business of lending money.

Computation of Gain or Loss on Sale or Redemption of Units

         If you sell your Units (including a sale of your Units to us in a redemption transaction), you will recognize gain or loss on such sale measured by the difference between the amount realized (including your share of our nonrecourse liabilities), and your adjusted basis in such Units.

Character of Gain or Loss

         Generally, gain on the sale of Units which have been held over 12 months will be taxable as long-term capital gain, except for that portion of the gain allocable to "substantially appreciated inventory items" and "unrealized receivables," as those terms are defined in Section 751 of the Internal Revenue Code, which would be treated as ordinary income. We may have "unrealized receivables" arising from the ordinary income component of "market discount bonds." In addition, if we hold property as a result of foreclosure which is unsold at the time you sell your Units, or holds an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if we were to sell such property is generally an "unrealized receivable."

         For noncorporate taxpayers, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 20% (10% for individuals in the 15% tax bracket). The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 (or in the case of a married taxpayer filing a separate return $1,500) or the excess of such losses of the taxpayer over the taxpayer's capital gain.

Tax Rates on a Partner's Share of Ordinary Income from the Partnership

         Your tax liability with respect to an investment in Units will depend upon your individual tax bracket. Currently, there are five tax brackets for individuals. For calendar year 1999, the first bracket is at 15% (on taxable income not over $43,050 in the case of married taxpayers filing joint returns), the second at 28% (on taxable income from $43,050-$104,050), the third at 31% (on taxable income from $104,050-$158,550), the fourth at 36% (on taxable income from $158,550-$283,150), and the fifth at 39.6% (on taxable income over $283,150).

Depreciation

         From time to time we may acquire equity or leasehold interests in real property by direct investment, foreclosure or otherwise. Generally, the cost of the improvements on any such owned real property may be recovered through depreciation deductions over a period of 39 years.

Investment Interest

         Section 163(d) of the Internal Revenue Code, applicable to noncorporate taxpayers and S corporation shareholders, places a limitation upon the deductibility of interest incurred on loans used to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct such property. In general, investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

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         Net investment income is the excess of investment income over the sum of investment expenses. Interest expense we incur and interest expense you incur to acquire your Units will not be treated as investment interest to the extent attributable to a passive activity conducted by us. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

         Interest attributable to debt you incur in order to purchase or carry Units may constitute "investment interest" subject to these deductibility limitations. You should consider the effect of investment interest limitations on using debt financing for your purchase of Units.

Tax Treatment of Tax-Exempt Entities

         Sections 511 through 514 of the Internal Revenue Code impose a tax on the "unrelated business taxable income" of organizations otherwise exempt from tax under Section 501 (a) of the Internal Revenue Code. Entities subject to the unrelated business income tax include qualified employee benefit plans, such as pension and profit-sharing plans, Keogh or HR-IO plans, and individual retirement accounts. Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Such organization, plan or account is referred to as a "Tax-Exempt Entity". Interest income is not subject to this tax unless it constitutes "debt-financed income."

         Unrelated business taxable income includes gross income, reduced by certain deductions and modifications, derived from any trade or business regularly carried on by a partnership of which the Tax-Exempt Entity is a member where the partnership is a publicly traded partnership or which is unrelated trade or business with respect to the Tax-Exempt Entity. Among the items generally excluded from unrelated business taxable income are:

         o   interest and dividend income;

         o rents from real property (other than debt-financed property or property from which participating rentals are derived); and

         o gains on the sale, exchange or other disposition of assets held for investment.

         The receipt of unrelated business taxable income by a Tax-Exempt Entity has no effect on such entity's tax-exempt status or on the exemption from tax of its other income. In certain circumstances, the continuation receipt of unrelated business taxable income may cause certain Tax-Exempt Entities to lose their exemption. For certain types of Tax-Exempt Entities, the receipt of any unrelated business income taxable may cause all income of the entity to be subject to tax. For example, for charitable remainder trusts, the receipt of any taxable income from an unrelated trade or business during a taxable year will result in the taxation of all of the trust's income from all sources for such year. If you are a tax-exempt entity, we urge you to consult your own tax advisors concerning the possible adverse tax consequences resulting from an investment in Units.

         Capsource intends to invest our assets in such a manner that tax-exempt members will not derive unrelated business taxable income or unrelated debt-financed income with respect to their Units. Unrelated debt-financed income might be derived in the event that Capsource deems it advisable to incur indebtedness in connection with foreclosures on property where mortgagees have defaulted on their loans.

         Subject to certain exceptions, if we acquire property subject to acquisition indebtedness, the income attributable to the portion of the property which is debt financed may be treated as unrelated business taxable income to the Tax-Exempt Entity holding Units.

         Sales of foreclosure property might also produce unrelated business taxable income if we are characterized as a "dealer" with respect to that property. Mortgage loans which we invest in or purchase which permit us to participate in the appreciation value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated debt-financed income. The IRS might not agree that our other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

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         If a Tax-Exempt Entity is a Qualified Plan (as defined below) and its
Partnership income constitutes unrelated business taxable income, such income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

         In considering an investment in Units of a portion of the assets of a qualified employee benefit plan and an individual retirement account ("Qualified Plan"), a fiduciary should consider:

         o whether the investment is in accordance with the documents and instruments governing the plan;

         o whether the investment satisfies the diversification requirements of Section 404(a)(l)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA");

         o whether the investment is prudent considering, among other matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of; and

         o whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Internal Revenue Code.

         An investment in Units by an individual retirement account generally will not be subject to the above diversification and prudence requirements of ERISA unless the individual retirement account also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

Partnership Tax Returns and Audits

         Capsource will prepare our information income tax returns. Generally, you are required to report your distributive share of the items set forth on our tax returns on your individual tax return consistent with our treatment of such items on our returns. You may report an item inconsistently if you file a statement with the IRS identifying the inconsistency. Otherwise, additional tax necessary to make your treatment of the item consistent with our treatment of the item may be summarily assessed without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court being afforded to you. Penalties for intentional disregard of the consistency requirements may also be assessed.

         Our tax returns may be audited by the IRS. Tax audits and adjustments are made at the company level in one unified proceeding, the results of which are binding on all members. You may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

Capsource is Tax Matters Partner

         A limited liability company which is classified as a partnership for tax purposes must designate a "tax matters partner" to represent it in dealing with the IRS. Capsource will serve as the "tax matters partner" to act on our behalf and on behalf of the members with respect to "partnership items," to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the partnership level.

         If you own less than a 1% of the Units, you will not receive notice from the IRS of these administrative proceedings unless you form a group with other members, which group has an aggregate interest of 5% or more, and request such notice. However, all members have the right to participate in the administrative proceedings at the partnership level. You will be notified of adjustments to your distributive share of any tax items agreed to at the company level by the "tax matters partner."

         If our tax return is audited and adjustments are proposed by the IRS, the "tax matters partner" may cause us to contest any adverse determination as to partnership status or other matters, and the result of any such contest cannot be predicted. You should be aware that any such contest would result in additional expenses to us, and that the costs incurred in connection with such an audit and any ensuing administrative proceedings will be our responsibility and may adversely affect the profitability, if any, of our operations.

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         Adjustments, if any, resulting from any audit may require you to file an amended tax return, and possibly may result in an audit of your own tax return. Any audit of your tax return could result in adjustments of items unrelated to our operations as well as income and losses from our operations.

Original Issue Discount Rules

         The original issue discount rules under the Internal Revenue Code pertain to mortgage loans and obligations issued by us. The effect will be that we will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year (using compound interest concepts) even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining our interest deduction on our obligations, if any.

Market Discount

         We may purchase mortgage investments for an amount substantially less than the remaining principal balance of such mortgage investments. Each monthly payment which we receive from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of our investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan,

         We will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of our investment will not constitute taxable income to us. Accrued market discount will also be treated as ordinary income on the sale of an investment in a mortgage loan.

No Section 754 Election - Impact on Subsequent Purchasers

         Section 754 of the Internal Revenue Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of an interest in the partnership. The effect of such an election would be that, with respect to the transferee member only, the basis of our property would either be increased or decreased by the difference between the transferee's basis for his Units and his proportionate share of our basis for all property we own.

         Capsource has decided that due to the accounting difficulties which would be involved, it will not cause us to make an election pursuant to Section 754 of the Internal Revenue Code. Accordingly, our basis in our assets will not be adjusted to reflect the transferee's purchase price of his Units.

         This treatment might not be attractive to prospective purchasers of Units, and you might have difficulty for that reason in selling your Units or might be forced to sell at a discounted price.

Taxation of Mortgage Loan Interest

         Mortgage loans which we invest in or purchase may sometimes permit us to participate in the appreciation in the value of the properties or in the cash flow generated by the operation of the borrowers mortgaged properties.

         The IRS might then seek to recharacterize a mortgage loan as an equity interest. If a mortgage loan is recharacterized as an equity interest, we would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the mortgaged property. If you are a tax exempt member, recharacterization of a loan as an equity interest also could result in your receipt of unrelated business taxable income.

Treatment of Compensation of Capsource

         We will pay Capsource an annual management fee of up to 0.75% of the original capital contributions committed to investing in mortgage loans (including working capital reserves). Beginning with the third year, it will

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be 0.75% of the fair market value of our assets (including working capital), less any of our indebtedness. For funds not invested in mortgages, the percentage paid as a management fee is 0.5%. Capsource will be entitled to loan processing fees paid by us in connection with our investing in or purchasing a mortgage loan, in addition to reimbursement from us of permitted expenses. In addition, Capsource or an affiliate of Capsource will act as a servicing agent with respect to our mortgage investments, for which it will be paid by the relevant borrower a fee of up to 0.25% of the unpaid principal balance of the respective mortgage loan serviced.

         We will deduct the amount of all management, loan processing and other fees paid by us each year in computing our taxable income. The deductibility of such fees depends on the value of the services rendered, which is a question of fact that may depend on events to occur in the future.

         Due to this uncertainty, tax counsel has not given its opinion as to the proper tax treatment of these fees, and the IRS may attempt to recharacterize our treatment of such fees by disallowing the deduction claimed by us. Such a recharacterization could cause the tax benefits generated by the payment of such fees to be deferred or lost.

         Capsource or an affiliate may also act as escrow agent for mortgage investments made by us and may also provide certain document preparation, notarial and credit investigation services for which it will be entitled to receive from the applicable borrower such fees as are permitted by law and as are generally prevailing in the geographical area where the mortgaged property is located.

         We will enter into mortgage investment transactions in which the borrower has employed and agreed to compensate Capsource or an affiliate (or a non-affiliated third party) to act as a broker in arranging the loan. The exact amount of the loan brokerage commissions will be negotiated with prospective borrowers on a case by case basis. Capsource or an affiliate may also receive a fee from a borrower for the reconveyance of property upon full payment of a loan in an amount as is generally prevailing in the geographical area where the property is located. In addition, Capsource and/or an affiliate may receive a fee payable by a borrower for permitting the assumption of a loan. Capsource will be entitled to fees from the borrower upon a delinquent payment under a mortgage loan or, in some cases, the prepayment of a mortgage investment.

         Since any of the commissions or fees described in the preceding two paragraphs will be payable by the borrowers, such payment should not have any effect on the calculation of our taxable income. The IRS could take the position that these commissions or fees, or any of them, are constructively paid by us, in which case our interest income would be increased by the amount of the commissions, and we could deduct the commissions only to the extent the commissions or fees are reasonable compensation for the services rendered and otherwise considered deductible expenditures.

         Since this is ultimately an issue of fact which may depend on future events, tax counsel has not given an opinion regarding the issue.

         Capsource or its affiliates will be entitled to reimbursement from us for certain expenses advanced by Capsource or its affiliates for our benefit and for salaries and related expenses for nonmanagement and nonsupervisory services performed for our benefit. Our reimbursement of such expenses will generally be treated in the same manner as if we incurred such costs directly.

Possible Legislative Tax Changes

         In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation, it is impossible to predict the likelihood of adoption of any such proposal, the likely effect of any such proposals upon the income tax treatment presently associated with investment in mortgage loans or Units, or the effective date, which could be retroactive, of any legislation which may derive from any such past or future proposal.

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         We strongly urge you to consider ongoing developments in this uncertain area and to consult your own tax advisors in assessing the risks of investment in Units.

State and Local Taxes

         We may invest in or purchase loans in states and localities which impose a tax on our assets or income, or on each member based on his share of any income (generally in excess of specified amounts) derived from our activities in such jurisdiction. If you are en entity which is exempt from federal income taxation, you will generally also be exempt from state and local taxation.

         You should consult with your own tax advisors concerning the applicability and impact of state and local tax laws.

ERISA Considerations

         ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries).

         Under the Internal Revenue Code, similar prohibitions apply to all Qualified Plans, including IRA's, Roth IRA's and Keogh Plans covering only self-employed individuals which are not subject to ERISA. Under ERISA and the Internal Revenue Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan (subject to certain exceptions not here relevant).

         ERISA and the Internal Revenue Code also prohibit parties in interest (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, Capsource may not permit the purchase of Units with assets of any Qualified Plan (including a Keogh Plan or IRA) if it

         o has investment discretion with respect to the assets of the Qualified Plan invested in DM LLC, or

         o regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets.

Annual Valuation

         Fiduciaries of Qualified Plans subject to ERISA are required to determine annually the fair market value of the assets of such Qualified Plans as of the close of any such plan's fiscal year. Although Capsource will provide annually upon the written request of a member an estimate of the value of the member's Units based upon, among other things, outstanding mortgage investments, fair market valuation based on trading will not be possible because there will be no market for the Units.

Plan Assets Generally

         If our assets are deemed to be "plan assets" under ERISA:

         o the prudence standards and other provisions of Part 4 of Title l of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by us,

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         o  certain transactions that we might seek to enter into might constitute "prohibited transactions" under ERISA and the Internal Revenue Code because Capsource would be deemed to be a fiduciary of the Qualified Plans, and

         o our audited financial information would have to be reported annually to the Department of Labor.

         In 1986, the Department of Labor promulgated final regulations defining the term "plan assets" (the "Final DOL Regulations"). Under the Final DOL Regulations, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless:

         o  equity participation by benefit plan investors is not significant,

         o  the entity is a real estate operating company, or

         o  the equity interest is a "publicly-offered security."

         Exemption for Insignificant Participation by Qualified Plans. The Final DOL Regulations provide that the assets of a corporation or partnership in which an employee benefit plan invests would not be deemed to be assets of such plan if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by "benefit plan investors" (including, for this purpose, benefit plans such as Keogh Plans for owner-employees and IRA's).

         For purposes of this "25%" rule, the interests of any person (other than an employee benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, shall be disregarded.

         Thus, while Capsource and its affiliates are not prohibited from purchasing Units, any such purchases will be disregarded in determining whether this exemption is satisfied. We cannot assure "benefit plan investors" that we will always qualify for this exemption.

         Exemption For a Real Estate Operating Company. The Final DOL Regulations also provide an exemption for securities issued by a "real estate operating company." An entity is a "real estate operating company" if at least 50% of its assets valued at cost (other than short-term investments pending long-term commitment) are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate.

         The preamble to the Final DOL Regulations states the Department of Labor's view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that we would qualify for an exemption from "plan assets" treatment as a real estate operating company.

         Exemption for Publicly Offered Securities. Under the Final DOL Regulations, a "publicly offered security" is a security that is:

         o  freely transferable,

         o part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

         o either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

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


         For purposes of this definition, whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts. If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the transferability of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or of the entity for federal or state tax purposes and to meet administrative needs (which are enumerated in the Final DOL Regulations) not, alone or in combination, affect a finding that such securities are freely transferable.

         The Units will be sold as part of an offering of securities to the public pursuant to registration under the Securities Act of 1933, and Capsource has represented that it will cause us to register the Units under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission ) after the end of our fiscal year during which the offering of Units to the public occurred. The Units will not be subject to any restrictions on transfer other than those enumerated in the Final DOL Regulations and referenced in the preceding paragraph. Based on the foregoing, the Units should be "publicly offered securities" within the meaning of the Final DOL Regulations. As a result, our underlying assets should be considered to be plan assets under the Final DOL Regulations.

                      HOW WE PROTECT OUR RIGHTS AS A LENDER

         The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state (other than where specifically indicated), to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all states in which the properties securing mortgage loans in which we might invest are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing mortgage loans. Unless the context indicates to the contrary, the terms "mortgages" and "deeds of trust" are used interchangeably.

Mortgages and Deeds of Trust Generally

         Mortgage loans are secured by either mortgages or deeds of trust or other similar security instruments, depending upon the prevailing practice in the state in which the related mortgaged property is located. Most of the loans in which we invest will be secured by deeds of trust. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, until the debt is paid, in trust for the benefit of the beneficiary to the trustee to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the direction of the beneficiary.

         The real property covered by a mortgage is most often the "fee estate" in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land and improvements and the leasehold estate created by that lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid.

         Priority of liens on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although this priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code provides priority for certain tax liens over the lien of the mortgage.

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Foreclosure

         Judicial Foreclosure

         Foreclosure of a mortgage is generally accomplished by judicial actions initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure is typically subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. These sales are made in accordance with procedures which vary from state to state. The purchaser at these sales acquires the estate or interest in real property covered by the mortgage. We do not anticipate using judicial foreclosure to protect our rights due to the incremental time and expense involved in these procedures.

         Non-judicial Foreclosure

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorize the trustee, generally following a request from the beneficiary/lender, to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expense incurred in enforcing the obligations. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be covered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         In case of foreclosure under either a mortgage or deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "How We Protect Our Rights as a Lender" - "Statutory Rights of Redemption" below), and because the physical condition of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons (including exposure to potential fraudulent transfer allegations), a third party may be unwilling to purchase the property at the foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure. In this case, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the debt owed to the mortgagee will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. A lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.

         Lenders also need to comply with procedure-related environmental rules and regulations. An increasing number of states require that any environmental hazards are eliminated before a property may be resold. A lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "How We Protect Our Rights as a Lender" - "Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at

                                       56

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foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

         In foreclosure proceedings, courts frequently apply general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effects of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Environmental Risks

         Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the real property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

         Under the laws of certain states, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs incurred by the same. In some states this lien has priority over the lien of an existing mortgage against the real property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

         The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing releases or threatened releases of hazardous substances on that property. Under these laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property could under certain circumstances fall within the liberal terms of the definition of "owner or operator". Consequently, these laws often specifically exclude secured lenders, provided that the lender does not participate in the facility's management of environmental matters. The United States Environmental Protection Agency (the "EPA") and various courts have determined that secured creditors may exercise some rights and remain exempt from CERCLA lender liability. However, these determinations do not or would not necessarily affect the potential for liability under other state laws or federal laws other than CERCLA. Furthermore, it is not clear at the present time whether any of these lender protections would be binding in actions brought by a party other than the federal government.

         We expect that at the time most, if not all, investments in mortgage loans are made, a Phase I Environmental Site Assessment of the mortgaged properties will have been conducted.

         "Hazardous substances" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, and urea formaldehyde.

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

         If a lender is or becomes liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower (see ""How We Protect Our Rights as a Lender -Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean up and other related costs and liabilities incurred by the lender.

Junior Mortgage and Deeds of Trust; Rights of Senior Mortgages or Beneficiaries

         The priority of our liens on mortgaged property created by mortgages or deeds of trust depends on the terms of the mortgage or deed of trust and, generally, on the order of filing with a state, county or municipal office. The priority may in some states be undermined by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "How We Protect Our Rights as a Lender - Environmental Risks". In addition, the Internal Revenue Code provides priority to certain tax over the lien of a mortgage.

         We do not presently intend to acquire junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by the other lenders. Our rights as mortgagee or beneficiary under a junior mortgage or deed of trust will be subordinate to those of the mortgagee as beneficiary under the senior mortgage or deeds of trust, including the prior rights of the senior mortgagee as beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's or beneficiary's lien unless we assert our subordinate interest in foreclosure litigation or satisfy the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure the default, and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee or beneficiary.

         The form of mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive proceeds collected under any hazard insurance policy and awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order that the mortgagee determines. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in some states the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

         The form of mortgage or deed of trust used by many institutional lenders contains a "future advance" clause, which provides that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiaries obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to

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

advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in other states, on state law giving priority to advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage or deed of trust.

         Another provision typically found in the forms of mortgage and deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage.

Statutory Rights of Redemption

         In some states, after a foreclosure sale pursuant to a mortgage or deed of trust, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser as a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation

         We may acquire interests in mortgage loans which are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the mortgaged property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on this recourse. Some state statutes limit the right of the mortgagee or beneficiary to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee or beneficiary to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of this election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the access of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee form obtaining a large deficiency judgment against the borrower as a result of low bids or the absence of bids at the judicial sale.

         In Nevada, we can pursue a deficiency judgment against the borrower or a guarantor if the value of the property securing the loan is insufficient to pay back the debt owed to us. In jurisdictions like California, however, if we desire to seek a judgment in court against the borrower for the deficiency balance, we may be required to seek judicial foreclosure of our deed of trust and/or have other security from the borrower. This typically is a more prolonged procedure, and is subject to most of the delays and expenses that affect other lawsuits.

Bankruptcy Laws

         Statutory provisions, including the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceeding) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee, may stay the senior lender form taking action to foreclose out the junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the differences between the property value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

         In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Enforceability of Certain Provisions

         Prepayment Provisions

         In the absence of state statutory provisions prohibiting prepayment fees (e.g., in the case of single-family residential loans) courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable for certain residential loans or after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month's interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor or trustor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "- Secondary Financing:
Due-on-Encumbrance Provisions" and "-- Applicability of Usury Laws". We typically invest in mortgage loans that do not require the payment of specified fees as a condition to prepayment or the requirements of which have expired, and to the extent mortgage loans do require these fees, the fees generally may not be a material deterrent to the prepayment of mortgage loans by the borrowers.

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


         Due-On-Sale Provisions

         The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of these clauses with respect to certain mortgage loans. The Garn-St. Germain Act "encourages" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

         Under the Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

         Acceleration on Default

         We may invest in mortgage loans which contain a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting these defaulted payments.

         State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. If a borrower under an installment contract has significant equity in the property, equitable principles may be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

         Secondary Financing: Due-on-Encumbrance Provisions

         Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any junior or substitute financing; however, some courts have found these provisions to be unenforceable in some cases.

         Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

         Applicability of Usury Laws

         State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees"

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


as "interest", but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest". If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust canceled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust canceled without any payment and prohibiting the lender from foreclosing.

         Nevada law does not apply limitations on interest that may be charged on the type of loans that we intend to invest in or purchase. In California, we will only invest in loans that were made through real estate brokers licensed by the California Department of Real Estate. Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans. all underlying mortgage loans on California property that are invested in or purchased by us will be arranged for us by such a licensed California real estate broker.

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                               REPORTS TO MEMBERS

         Within 75 days after the close of our fiscal year, Capsource will prepare and distribute to you all information about us necessary in the preparation of the your federal income tax return. The materials delivered to you annually will include:

         o audited financial statements: balance sheet, statements of income or loss, Members' equity, and a statement of Cash Flow;

         o a statement as to any transactions with Capsource or its affiliates, and of fees, commissions, compensation and other benefits paid by us or accrued to Capsource or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

         o a report identifying distributions from (a) cash flow from operations during that year, (b) cash flow from operations of prior years that had been held as reserves, (c) proceeds from capital transactions, (d) lease payments on net leases with builders and sellers, and (e) reserves from the gross proceeds of the offering originally obtained from our members.

         Copies of the financial statements and reports referred to above (other than those delivered for purposes of your income tax return) shall be distributed to you within 120 days after the close of each taxable year. We will reimburse Capsource for the costs of any verification performed by our accountants in the preparation of their reports, but only to the extent that the reimbursement when added to the costs for administrative services rendered by Capsource does not exceed the competitive rate for such services.

         For so long as the proceeds of this offering are not fully committed or returned to investors, Capsource shall prepare a special report (which may be included in the quarterly report described below) containing a statement of the amount of the mortgage loans in which we have invested, the material terms of these loans, the identity of the borrower and the real property securing the mortgage loans and the appraised values of that real property. We will send you copies of the report within sixty (60) days after the end of each quarter. Capsource will not prepare a special report during quarters when there are no mortgage loans or origination, placement or evaluation fees.

         We will provide you with the information required by Form 10-Q (if required to be filed with the Securities and Exchange Commission) within 45 days of the end of each quarter. If we register under Section 12(g) of the Securities Exchange Act of 1934, as amended, Capsource shall prepare, at our expense.,

         o a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of Cash Flow), and

         o a statement of other pertinent information regarding DM LLC and its activities during the period covered by the report.

         We will distribute copies of these statements and information to you within sixty (60) days after the close of the respective quarter.

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                              PLAN OF DISTRIBUTION

         DM Financial Services, Inc., our dealer-manager, is using this prospectus to offer Units to the public on our behalf. DM Financial Services is an affiliate of Capsource and a wholly owned subsidiary of Sunderland Corporation, the Delaware corporation that owns Capsource. DM Financial Services is a securities broker-dealer registered with the Securities and Exchange Commission and in certain states and is a member of the National Association of Securities Dealers, Inc. ("NASD").

         DM Financial Services intends to engage non-affiliated securities brokerage firms that are members of the NASD to act as selected dealers to sell Units to the public. We will pay DM Financial Services up to 1.0% of the gross proceeds of the sale of Units as a dealer management fee, and reimburse DM Financial Services for its accountable expenses up to a maximum 0.5% of the gross proceeds of this offering. Additionally, we may pay the selected dealers sales commissions of up to 3.5% and reimburse them for their accountable expenses up to a maximum of 0.5% of the gross proceeds of this offering.

         We will place all proceeds from the sale of Units in a segregated escrow account until at least 1,500,000 Units have been sold and sales proceeds of $1,500,000 have been obtained. The escrow account will be with BankWest of Nevada, whose address is 2700 North Sahara Avenue, Las Vegas, Nevada 89102-1700. We have entered into an escrow agreement with BankWest, which you can find as an exhibit to our registration statement.

         If we sell 1,500,000 Units on or before December 31, 2000, the escrow account will be closed and the proceeds, after deduction of BankWest's escrow agent fees, together with amounts earned as interest on those proceeds, will be delivered to us. If we have not sold l,500,000 Units on or before December 31, 2000, BankWest will return to all investors the amounts they have paid to buy Units, together with their pro rata amounts of any interest earned on those proceeds. We will then stop selling Units and the Subscription Agreements will be canceled.

         If we sell 1,500,000 Units on or before December 31, 2000, we will continue to sell Units to the public through DM Financial Services and selected dealers. We will seek to sell a total of 100,000,000 Units for $100,000,000, which includes Units to be issued under our distribution reinvestment plan. We may sell Units for up to two years from the date we begin the offering, or we may decide to end the offering. In certain states where the offering will be made, we may not be allowed to extend the offering beyond one year unless we have the permission of the appropriate state agency.

         If you want to purchase Units, you should complete the Subscription Agreement and Power of Attorney (the "Subscription Agreement"), which you can find at Exhibit B, and which will be provided by the person or the securities brokerage firm that offered you the Units. You should return the Subscription Agreement and full payment for the Units being purchased to the person or firm who offered the Units to you. The firm that sells you the Units will tell you whether to make your payment to "BankWest of Nevada, as Escrow Agent" or, to "DM Mortgage Investors, LLC." Additional copies of the Subscription Agreement may be obtained from DM Financial Services, whose address is 2901 El Camino Avenue, Suite 207, Las Vegas, Nevada 89102, telephone number (702) 247-1332.

         By submitting the signed Subscription Agreement with payment for the purchase of Units, you:

         o   agree to be bound by the Operating Agreement;

         o   grant a special and limited power of attorney to Capsource; and

         o represent and warrant that you meet the relevant suitability standards and are eligible to purchase Units.

         Upon our commencing monthly distributions from cash flow, you will have the opportunity to acquire additional Units in lieu of receiving cash dividends. No fees or commissions will be paid for reinvested distributions. See, generally, "Summary of Operating Agreement, Rights of Members and Description of Units-Distribution Reinvestment Plan."

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


                                  LEGAL MATTERS

         Certain legal matters concerning the issuance of Units offered will be reviewed for us by Goodman Phillips & Vineberg and also by Berkley, Gordon, Levine, Goldstein & Garfmkel, LLP, our and Capsource's attorneys. Our tax counsel is Wendel, Rosen, Black & Dean, LLP, Oakland, California.

                                     EXPERTS

         Grant Thornton LLP, who are independent certified public accountants, have audited our financial statements as of December 31, 1999, and for the period from December 14, 1999 (the date we began business) through December 31, 1999. These financial statements are included in this prospectus and in the registration statement of which this prospectus forms a part. We include Grant Thornton's report here and elsewhere in this registration statement. We rely on Grant Thornton as experts in accounting and auditing and on the Grant Thornton report for the financial statements we include here.

         Grant Thornton LLP has also audited the financial statements of Sunderland Corporation as of December 31, 1999 and for the year then ended included in this prospectus or in the Registration Statement. We include Grant Thornton's report here and elsewhere in this Registration Statement. We rely on the report of Grant Thornton for the financial statements included here.

                              AVAILABLE INFORMATION

         This prospectus does not contain all the information in the Registration Statement on Form S-11 (No. 333-32800) and accompanying exhibits which we have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933. Additionally, we anticipate that we will become subject to the informational requirements of the Securities and Exchange Act of 1934. If we become subject to the Securities and Exchange Act of 1934, we will file reports and other information with the Commission. Copies of the Registration Statement on Form S-11 and other reports and information filed by us can be inspected and copied at the public reference facilities (phone number (800) SEC-0330) maintained by the Commission at 450 Fifth Street, N.W-, Washington, D.C. 20549. Copies of that material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information for registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

                                       65
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                          INDEX TO FINANCIAL STATEMENTS

DM MORTGAGE INVESTORS, LLC

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                 F-1

BALANCE SHEET AT DECEMBER 31, 1999                                 F-2

STATEMENT OF MEMBERS' EQUITY FOR THE PERIOD FROM
DECEMBER 14, 1999 (DATE OF INCEPTION) THROUGH
DECEMBER 31, 1999                                                  F-3

NOTES TO THE FINANCIAL STATEMENTS                                  F-4


SUNDERLAND CORPORATION

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                 F-8

CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 1999                    F-9

CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED
DECEMBER 31, 1999                                                  F-10

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1999                               F-11

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE
YEAR ENDED DECEMBER 31, 1999                                       F-12

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                         F-13

               Report of Independent Certified Public Accountants
               --------------------------------------------------

Member
DM Mortgage Investors, LLC

We have audited the accompanying balance sheet of DM Mortgage Investors, LLC (A Development Stage Company), as of December 31, 1999, and the related statement of members' equity for the period from December 14, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management and Board of Directors. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DM Mortgage Investors, LLC, as of December 31, 1999, in conformity with generally accepted accounting principles.

/S/ GRANT THORNTON LLP

Reno, Nevada
January 10, 2000

                           DM Mortgage Investors, LLC
                         (A Development Stage Company)

                                 BALANCE SHEET

                               December 31, 1999



                                      ASSETS

        Deferred offering costs                                  $ 115,100
                                                                 ---------

                Total assets                                     $ 115,100
                                                                 =========

                          LIABILITIES AND MEMBERS' EQUITY

        Liabilities                                                    $ -
        Members' equity - actual 115,100 units at $1
         per unit, minimum 1,615,100 units, maximum
         100,115,100 units                                         115,100
                                                                 ---------

                Total liabilities and members' equity            $ 115,100
                                                                 =========

The accompanying notes are an integral part of this statement.

                           DM Mortgage Investors, LLC
                          (A Development Stage Company)

                  STATEMENT OF MEMBERS' EQUITY

           For the period from December 14, 1999 (date of inception) through December 31, 1999

           Inception, December 14, 1999                              $       -

           Issuance of units                                           115,100
                                                                     ---------

           Members' equity at end of period                          $ 115,100
                                                                     =========


The accompanying notes are an integral part of this statement.

                           DM Mortgage Investors, LLC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

            For the period from December 14, 1999 (date of inception)
                            through December 31, 1999

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      1.  Organization

      DM Mortgage Investors, LLC, a Nevada Limited Liability Company, (the Company) is a development stage company primarily engaged in business as a mortgage lender to make and purchase first, second, wraparound, participating and construction mortgage investments secured by deeds of trust and mortgages on real estate. The Company was organized on December 14, 1999 (date of formation) and will continue until December 31, 2019 unless dissolved prior or extended thereto under the provisions of the operating agreement.

      The Manager of the Company is Capsource, Inc., dba Del Mar Mortgage, a Nevada corporation engaged in the business of mortgage services, specifically the origination of mortgages, principally in the greater Las Vegas area. Capsource, Inc. is a wholly-owned subsidiary of Sunderland Corporation, a Delaware Corporation, whose common stock is publicly held and is traded on the NASDAQ Bulletin Board under the symbol "DLMA".

      For the period from December 14, 1999 (date of inception) through December 31, 1999, the only transaction was non-cash deferred offering costs which were paid by the Manager on behalf of the Company

      2.  Management Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      3.  Income Taxes

      Income tax effects resulting from the Company's operations pass through to the members individually and, accordingly, no provision for income taxes is included in the financial statements.

      4.  Revenue Recognition

      Interest is recognized as revenue when earned according to the terms of the loan.

                           DM Mortgage Investors, LLC
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

            For the period from December 14, 1999 (date of inception)
                            through December 31, 1999

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      5.  Debt Securities

      The Company will classify its debt securities as held-to-maturity, as the Company has the ability and the intent to hold the securities until maturity. These securities will be recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. A decline in the market value of any held-to-maturity security below cost that is deemed to be other than temporary will result in a reduction in carrying amount to fair value. The impairment would be charged to earnings and a new cost basis for the security would be established. Premiums and discounts will be amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method.

      6.  Loans Secured by Trust Deeds

      Loans secured by trust deeds will be originated by Capsource, Inc. and will be recorded at cost. Interest income on loans will be accrued by the simple interest method. The Company will not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement and a specific reserve has been recorded. Cash receipts will be allocated to interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Company's investment in the loan is fully recoverable.

NOTE B - MEMBERS' EQUITY

      1.  Membership Units

      The Manager shall contribute to the capital of the Company an amount in cash equal to 0.5% of the aggregate of the capital accounts of the other members. The members shall contribute to the capital of the Company an amount equal to $1.00 for each unit subscribed for by each member, with a minimum subscription of 2,000 units per member. The total Capital contributions of the members will not exceed $100,115,100. The period of public offering will be for a period of two years following the effective date of the prospectus during which time the Company must receive paid subscriptions for at least 1,500,000 units by December 31, 2000. In the event the minimum number of units are not sold by December 31, 2000, the subscription amounts will be returned in full to the subscribers.

                           DM Mortgage Investors, LLC
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

            For the period from December 14, 1999 (date of inception)
                            through December 31, 1999

NOTE B - MEMBERS' EQUITY - Continued

     1.  Membership Units - Continued

     Notwithstanding, (i) Net Losses, if any, allocable to the period prior to the admission of any additional members pursuant to the Operating Agreement (see Note B2) hereof shall be allocated 99% to the Manager and 1% to the Initial Member, and net income during the same period, if any, shall be allocated to the Manager, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional such members and all subsequent periods shall be allocated pursuant to the operating agreement.

     2.  Allocations and Distributions

     In accordance with the operating agreement, the Company's profits, gains and losses are to be credited to and charged against each member in proportion to their respective capital accounts as of the close of business on the last day of each calendar month.

     Distributions of net income are made monthly to the members in proportion to their weighted average capital accounts during the preceding calendar month. The Company will make monthly net income distributions to those members who elect to receive such distributions. Those members who elect not to receive cash distributions shall have their distributions reinvested in additional membership units.

     3.  Promotional Interest of Manager

     Capsource, Inc. will contribute capital to the Company in the amount of 0.5% of the members' aggregate capital accounts, and together with its promotional interest, Capsource, Inc. will have an interest equal to 1% of the members' capital accounts. This promotional interest of Capsource, Inc. of up to 0.5% will be recorded as an expense of the Company and credited as a contribution to Capsource's capital account as additional compensation. Capsource, Inc. may only receive distributions on its interest, including the portion for which it paid consideration, after all members receive a return of 100% of their capital contributions


NOTE C - TRANSACTIONS WITH THE MANAGER AND ITS AFFILIATES

     Broker-dealer affiliates of the Manager are to receive as compensation for services in the offering up to 1.5% of gross proceeds of this offering, of which a maximum of 0.5% of gross proceeds is for reimbursement of expenses.

     Capsource, Inc. will receive fees as compensation for loan evaluation and processing fees. These fees shall be reasonable and shall be payable only for services actually rendered.

                           DM Mortgage Investors, LLC
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

            For the period from December 14, 1999 (date of inception)
                            through December 31, 1999

NOTE C - TRANSACTIONS WITH THE MANAGER AND ITS AFFILIATES - Continued

     Capsource, Inc. will originate all loans the Company invests in. Capsource, Inc. has the ability to act as broker for which it will receive a commission of approximately 2.00% to 6.00% of the principal amount of each mortgage investment made during the year.

     Capsource, Inc. is entitled to receive from the Company a management fee for services rendered as Manager of the Company. These fees will initially be up to 0.75% of the original capital contributions committed to mortgage loans. Beginning with the third year it will be 0.75% of the fair market value of the Company's assets, less any indebtedness of the Company. For funds not invested in mortgages, the percentage paid as a management fee is 0.5%.

     Capsource, Inc. or its affiliates will be reimbursed for the costs of goods and materials used for or by the Company and obtained from entities unaffiliated with the Manager or its affiliates. The Company shall also pay or reimburse the Manager or its affiliates for the cost of administrative services necessary to the prudent operation of the Company.

     Capsource, Inc. will receive fees for reselling properties foreclosed upon. These fees are to be not greater than 3.00% of the proceeds where substantial service has been performed by the Manager.

     All of the Company's loans are to be serviced by Capsource, Inc., in consideration for which Capsource, Inc. will receive up to 0.25% of the total unpaid principal balance of each mortgage investment serviced.

     Capsource, Inc. has the ability to act as an escrow agent for mortgage investments made by the Company and may also provide certain document preparation, notarial and credit investigation services, for which services the manager will be entitled to receive such fees as are permitted by law and as are generally prevailing in the geographical area where the property securing the mortgage investment is located.

     In addition to the above, Capsource, Inc. may be entitled to receive reconveyance, extension, assumption, prepayment and late fees and acquisition service fees, on a case by case basis.

     Capsource, Inc. has the right to purchase from the Company the interest receivable or principal on delinquent loans held by the Company. The Company shall not sell a foreclosed property to the Manager or to another program in which the Manager or its affiliates has an interest.

               Report of Independent Certified Public Accountants
               --------------------------------------------------

Board of Directors
Sunderland Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of Sunderland Corporation and Subsidiaries as of December 31, 1999, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunderland Corporation and Subsidiaries as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Grant Thornton LLP

Reno, Nevada
February 11, 2000

                     Sunderland Corporation and Subsidiaries

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1999

                                     ASSETS
Cash                                                         $1,085,753
Accounts receivable                                             902,622
Notes receivable                                                323,000
Investments in marketable securities                            114,949
Investment in real estate held for sale                       1,293,194
Investments in mortgage loans on real estate                  5,516,244
Deferred tax asset                                               27,542
Other assets                                                    115,870
Property and equipment, net                                      35,005
                                                             ----------
              Total assets                                   $9,414,179
                                                             ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                              $ 232,935
Accrued expenses                                                197,751
Line of credit                                                1,980,000
Income taxes payable                                            736,875
Due to related party                                            244,641
Note payable                                                  1,290,000
                                                             ----------
              Total liabilities                               4,682,202
                                                             ----------
Commitments and contingencies                                         -
                                                             ----------
Stockholders' equity
      Preferred stock, $.0001 par value;
        20 million shares authorized;
        no shares issued                                              -
      Common stock, $.0001 par value;
        100 million shares authorized;
        6,161,270 shares issued and outstanding                     616
      Additional paid-in capital                              1,642,490
      Retained earnings                                       3,088,871
                                                             ----------
              Total stockholders' equity                      4,731,977
                                                             ----------
              Total liabilities and stockholders' equity     $9,414,179
                                                             ==========

The accompanying notes are an integral part of this statement.

                     Sunderland Corporation and Subsidiaries

                        CONSOLIDATED STATEMENT OF INCOME
                          Year ended December 31, 1999

Revenues
     Loan origination and related fees                        $11,237,208
     Interest income                                              605,468
     Other income                                                  19,319
                                                              -----------
               Total revenues                                  11,861,995
                                                              ===========

Expenses

     Sales and marketing expenses                               1,749,948
     General and administrative expenses                        6,049,323
     Interest expenses                                            142,489
                                                              -----------
               Total expenses                                   7,941,760
                                                              -----------

               Income before provision for
               income taxes                                     3,920,235

 Provision for income taxes                                       959,333
                                                              -----------
               NET INCOME                                     $ 2,960,902
                                                              ===========

Pro forma information (unaudited):

     Historical income before income taxes                    $ 3,920,235
     Pro forma income taxes                                     1,341,202
                                                              -----------
     Pro forma net income                                     $ 2,579,033
                                                              ===========
     Pro forma net income per share                           $      0.42
                                                              ===========
     Weighted average shares outstanding                      $ 6,154,914
                                                              ===========

The accompanying notes are an integral part of this statement.

                     Sunderland Corporation and Subsidiaries

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                          Year ended December 31, 1999


                                                    Preferred Stock            Common Stock         Additional       Receivable
                                                    ---------------            ------------          Paid-in            From
                                                  Shares       Amount      Shares        Amount      Capital        Stockholder
                                                  ------       ------      ------        ------      -------        -----------

Balance at January 1, 1999                           -          $ -     4,891,270         $ 489     $ 3,075,147      $ (535,646)
Cancellation of $0.0001 common stock
in connection with recapitalization                  -            -      (100,000)          (10)              -               -
Issuance of $0.0001 common stock in
connection with recapitalization                     -            -     1,350,000           135             291               -
Distribution of assets, net of liabilities,
to Del Mar Mortgage, Inc.                            -            -             -             -      (1,152,046)              -
Distribution of assets, net of liabilities,
to Del Mar Holdings, Inc.                            -            -             -             -        (643,260)              -
Acquisition of Capsource                             -            -        20,000             2          12,358               -
Contribution by stockholder through
relief of note payable                               -            -             -             -         350,000               -
Payments received on receivable
from stockholder                                     -            -             -             -               -         535,646
Net income                                           -            -             -             -               -               -
                                                  ----          ---     ---------         -----     -----------      -----------
Balance at December 31, 1999                         -          $ -     6,161,270         $ 616     $ 1,642,490             $ -
                                                  ====          ===     =========         =====     ===========      ==========



                                                   Retained
                                                   Earnings         Total
                                                   --------         -----

Balance at January 1, 1999                         $ 127,969    $ 2,667,959
Cancellation of $0.0001 common stock
in connection with recapitalization                        -            (10)
Issuance of $0.0001 common stock in
connection with recapitalization                           -            426
Distribution of assets, net of liabilities,
to Del Mar Mortgage, Inc.                                  -     (1,152,046)
Distribution of assets, net of liabilities,
to Del Mar Holdings, Inc.                                  -       (643,260)
Acquisition of Capsource                                   -         12,360
Contribution by stockholder through
relief of note payable                                     -        350,000
Payments received on receivable
from stockholder                                           -        535,646
Net income                                         2,960,902      2,960,902
                                                   ---------    -----------
Balance at December 31, 1999                     $ 3,088,871    $ 4,731,977
                                                   =========    ===========

The accompanying notes are an integral part of this statement.

                     Sunderland Corporation and Subsidiaries

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          Year ended December 31, 1999


Cash flow from operating activities:

      Net income                                                                       $ 2,960,902
      Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                                      6,806
           Changes in operating assets and liabilities:
               Accounts receivable                                                        (501,096)
               Deferred tax asset                                                          (27,542)
               Other assets                                                                 (5,025)
               Due from related party                                                     (292,033)
               Accounts payable and accrued expenses                                       764,594
               Due to related party                                                        332,270
               Income taxes payable                                                        736,875
                                                                                       ------------
                    Net cash provided by operating activities                            3,975,751
                                                                                       ------------

Cash flows from investing activities:

      Purchase of property and equipment                                                   (19,507)
      Purchase of investment in note receivable                                           (323,000)
      Purchase of investment in marketable securities                                     (114,949)
      Purchase of real estate held for sale                                                 (3,194)
      Purchase of investments in mortgage loans                                         (3,055,520)
                                                                                       ------------
                    Net cash used in investing activities                               (3,516,170)
                                                                                       ------------

Cash flows from financing activities:

      Advance on line of credit                                                          1,980,000
      Payments on short-term note                                                         (100,000)
      Distribution to stockholder                                                       (2,132,305)
      Payments received from note receivable from stockholder                              535,646
      Deferred offering costs                                                             (115,100)
                                                                                       ------------
                    Net cash provided by financing activities                              168,241
                                                                                       ------------

                    NET INCREASE IN CASH                                                   627,822

Cash at beginning of year                                                                  457,931
                                                                                       ------------

Cash at end of year                                                                    $ 1,085,753
                                                                                       ============

Supplemental cash flow information:

      Cash paid for Federal income taxes                                                 $ 250,000
                                                                                       ============
      Cash paid for interest                                                             $ 128,783
                                                                                       ============

Noncash investing and financing activities:

      Investment in real estate held for sale                                          $ 1,290,000
                                                                                       ============
      Contribution by stockholder through relief of note payable                         $ 350,000
                                                                                       ============
      Distribution of liabilities, net of assets assumed to stockholders
       of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc.                              $ 336,999
                                                                                       ============



The accompanying notes are an integral part of this statement.

                     Sunderland Corporation and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1999

Note A - Organization and Summary of Significant Accounting Policies

      Organization

      Sunderland Corporation ("Sunderland" or the "Company"), was incorporated in the state of Delaware on June 2, 1998. The Company conducts its operations primarily through Capsource, Inc. (Capsource), its wholly owned subsidiary. Capsource operates as a mortgage company licensed in the state of Nevada. Capsource is engaged in the origination, arrangement and secondary purchase and sale of loans secured by real property. The Company's primary operations consist of arranging for investor funding of mortgage loans for the construction of commercial and residential projects in southern Nevada. The Company also services such loans and operates in one business segment.

      On April 27, 1999, Sunderland, a non-operating public company with nominal net assets, acquired certain assets and assumed certain liabilities representing the operations of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. (the "Del Mar Entities") in exchange for 4,891,270 shares of Sunderland common stock (post 5-for-3 stock split). The combination of the Del Mar Entities has been accounted for in a manner similar to a pooling of interest, as the companies were under common control. Sunderland concurrently acquired 100% of the outstanding common stock of Capsource in exchange for 20,000 shares of Sunderland common stock.

      Under generally accepted accounting principles, the acquisition of the Del Mar Entities is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by the Del Mar Entities for the net monetary assets of Sunderland, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post reverse-acquisition comparative historical financial statements of the "legal acquirer" (Sunderland), are those of the "legal acquiree" (Del Mar Entities) (i.e. the accounting acquirer).

      Accordingly, the consolidated financial statements of Sunderland as of December 31, 1999, and for the year then ended, are the combined historical financial statements of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. The assets not acquired, net of the liabilities not assumed, have been accounted for as distributions to Del Mar Mortgage, Inc. and Del Mar Holdings, Inc.'s stockholders.

      The business combination with Capsource has been accounted for as a purchase business combination. The cost of Capsource is based upon the fair value of the 20,000 common shares issued to the Capsource shareholder, which was $12,360. The acquisition resulted in the recognition of $1,390 of goodwill, which was expensed for the year ended December 31, 1999.

                     Sunderland Corporation and Subsidiaries

                                December 31, 1999

Note A - Organization and Summary of Significant Accounting Policies
                - Continued

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and it's wholly-owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

      Concentrations

      Substantially all of the Company's operations are derived from Southern Nevada. Consequently, the Company's results of operations and financial condition are affected by general trends in the Southern Nevada economy and its commercial and residential real estate market.

      The Company's mortgage loans will require the borrower to make a balloon payment of the principal at maturity. To the extent that a borrower has an obligation to pay a mortgage loan in a lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to refinance or raise a substantial amount of cash. An increase in interest rates over the mortgage rate applicable at origination of the loan may have an adverse effect on the borrower's ability to refinance.

      Financial instruments, which potentially subject the Company to credit risk, consist primarily of cash in bank. The Company maintains its cash in bank deposit accounts, which at times may exceed Federally insured limits.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue Recognition

      The Company recognizes revenue primarily from loan origination fees, loan servicing fees, and extension fees. Loan origination fees are recorded as revenue at the close of escrow and reduced by direct loan origination costs. Loan servicing fees are recorded as revenue when such services are rendered. Servicing fees represent the interest spread between what is paid to the investor and what the borrower pays for the use of the money. This can vary from loan to loan. Extension fees are recorded as revenue at the extension grant date.

      Loan Origination Fees

      Loan origination fees related to investments in mortgage loans on real estate are amortized principally by the effective interest method over the term of the related obligation.

                     Sunderland Corporation and Subsidiaries

                                December 31, 1999

Note A - Organization and Summary of Significant Accounting Policies
                - Continued

      Investments in Marketable Securities

      Investments in equity securities consist of common stock. The securities are stated at market value as determined by the most recently traded price of each security at the balance sheet date. All marketable securities are defined as available-for-sale securities under the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

      Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and unrealized holding gains and losses are included in earnings. Debt securities for which the Company does not have the intent or ability to hold to maturity and equity securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income. The net unrealized gains and losses were immaterial for the year ended December 31, 1999. The cost of investments sold is determined on the specific identification or the first-in, first-out method.

      Property and Equipment

      Property and equipment are stated at cost. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets of 5 and 7 years. The cost of repairs and maintenance is charged to expense as incurred.

      Comprehensive Income

      The Company has no material components of other comprehensive income, and accordingly, comprehensive income is the same as net income for the period.

      Advertising Costs

      Advertising costs are expensed as incurred and amounted to $339,000 for the year ended December 31, 1999.

      Income Taxes

      The liability method is used to account for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are scheduled to be in effect when the differences are expected to reverse.

                     Sunderland Corporation and Subsidiaries

                                December 31, 1999

Note A - Organization and Summary of Significant Accounting Policies
                - Continued

      Pro Forma Financial Information (Unaudited)
      Prior to the recapitalization of the Company (April 27, 1999), the earnings of Del Mar Mortgage, Inc., which are included in the Consolidated Statement of Income, are taxed to the shareholder of Del Mar Mortgage, Inc. The pro forma information reflects a provision for income taxes as if the Company had been a C corporation for the entire year ended December 31, 1999 using an assumed effective tax rate of 34%. Pro forma net income per share has been computed by dividing pro forma net income by the weighted average shares outstanding.

      Impairment of Long-Lived Assets to be Disposed

      The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

      Earnings Per Share

      Primary and fully-diluted earnings per share is based on the weighted-average number of outstanding common shares during the applicable period.

Note B - Accounts Receivable

      The Company services loans which have been arranged for the investor parties through a servicing agreement. The servicing agreement stipulates that all extension fees charged on behalf of the investors shall be retained by the Company as part of the loan servicing fees. Accounts receivable represent extension and loan origination fees earned but not yet received.

Note C - Investment in Real Estate Held for Sale

      The Company has an investment in real estate held for sale totaling $1,293,194 at December 31, 1999. The investment in real estate held for sale is recorded at the lower of historical cost or net realizable value.

                     Sunderland Corporation and Subsidiaries

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999

Note D - Investments in Mortgage Loans on Real Estate

      The Company invests in mortgage loans. The mortgage loans are secured by first trust deeds on real estate. These loans have maturities of one year or less with interest rates ranging from 12% to 14% payable monthly, with principal due at maturity. Management believes the underlying value of the assets securing the mortgage loans was sufficient at December 31, 1999 to realize their carrying value. Accordingly, no allowance for loan losses has been established.

Note E - Property and Equipment

      Property and equipment consists of the following at December 31, 1999:

        Furniture and equipment                         $ 52,429
        Less:  Accumulated depreciation                  (17,424)
                                                     -------------
                                                        $ 35,005
                                                     =============


Note F - Note Payable

      In 1999, the Company foreclosed on real estate which was subject to an existing lien (the "note"). The term of the note is for one year and includes interest at 12.75% per annum. The note is secured by certain real estate. The note was originally due on October 8, 1999 and was extended to April 8, 2000. The note requires monthly interest payments with the balance of unpaid principal and interest due on April 8, 2000.

Note G - Line of Credit

      The Company maintains a $3,000,000 floating line of credit with a financial institution. The outstanding balance as of December 31, 1999 totaled $1,980,000. The line of credit, which is guaranteed by the Company's majority shareholder, is payable in monthly installments of interest only at the bank's prime lending rate plus 1.5% (10% at December 31, 1999) and expires on December 15, 2000. The line of credit is secured by 1,450,000 shares of the Company's common stock held by the majority stockholder (23.5% of the outstanding stock at December 31, 1999) and the deeds of trust on the property being advanced against. The line of credit contains certain covenants, which the Company has complied with as of December 31, 1999.

                     Sunderland Corporation and Subsidiaries

                                December 31, 1999

Note H - Credit Agreement

      The Company has entered into a credit agreement with a financial institution that maintains non-interest bearing trust funds held on behalf of the investors and the Company (Note I). The credit agreement allows the Company to borrow funds up to the amount held in the trust accounts at a rate of 1% and invest those funds in commercial paper (securities). The Company has provided the financial institution with a security interest in the securities and, at all times, the securities remain in the financial institution's custody and control. The balance drawn down upon the credit agreement was $0 at December 31, 1999.

Note I - Trust Accounts

      The Company manages on behalf of Del Mar Mortgage, Inc., a company wholly owned by the Company's majority stockholder, certain trust assets including cash and receivables on behalf of the investors. The cash is held at a financial institution and the Company records and reconciles the receivables from borrowers. At December 31, 1999, the cash held in trust was $667,345 and the trust receivables were $1,215,466. The related trust liability was $1,882,811 at December 31, 1999. The trust assets and liabilities are not recorded on the balance sheet of the Company at December 31, 1999.

Note J - Loans Serviced For Others

      The Company services loans for others, which are not shown on the balance sheet. The face amount of these loans at December 31, 1999 approximated $227,000,000. Loans serviced for others include construction loans that are originated by the Company.

                     Sunderland Corporation and Subsidiaries

                                December 31, 1999

Note K - Related Party Transactions

      On April 27, 1999, the Company entered into a non-renewable transition agreement (the "Agreement") with Del Mar Mortgage, Inc., a company wholly owned by the Company's majority stockholder. The Agreement requires the Company to pay Del Mar Mortgage, Inc. 25% of loan origination fees earned from April 27, 1999 through October 26, 1999 and 12.5% of such fees from October 27, 1999 through April 26, 2000. The Agreement also requires the Company to remit to Del Mar Mortgage, Inc. all future loan servicing and extension fees recognized on loans originated by the Company prior to April 27, 1999. The Agreement terminates on April 26, 2000. The Company incurred $2,597,641 in fees related to the Agreement for the year ended December 31, 1999, which have been recorded as general and administrative expenses in the consolidated financial statements.

      The Company has recorded accounts receivable from Del Mar Mortgage, Inc. of $443,390 as of December 31, 1999. The Company also has a balance due to Del Mar Mortgage, Inc. of $244,641. These balances bear no interest and are due on demand.

      The Company incurred accounting and financial consulting fees of $150,000 for the year ended December 31, 1999, which were paid to an accounting firm whose managing principal is an officer, director and stockholder of the Company.

                     Sunderland Corporation and Subsidiaries

                                December 31, 1999

Note L - Income Taxes

      The components of income tax expense (benefit) are as follows:

        Current                                                   $986,875
        Deferred                                                   (27,542)
                                                               -------------
                                                                  $959,333
                                                               =============

      Deferred taxes result from temporary differences in the recognition of certain revenue and expense items for income tax and financial reporting purposes. The significant components of the Company's deferred taxes as of December 31, 1999 are as follows:

        Deferred tax assets:
             Accrued compensation                                  $ 27,542
        Less:  Valuation allowance                                      -
                                                                 -----------
        Net deferred taxes                                         $ 27,542
                                                                 ===========

      The reconciliation of the statutory federal rate to the Company's effective income tax rate is as follows:

        Statutory tax provision                                  $1,332,880
        Earnings taxed to shareholder                              (381,867)
        Non-deductible expenses                                       8,320
                                                              ---------------
                                                                 $  959,333
                                                              ===============


Note M - Employee Benefit Plan

      The Company maintains a 401(k) Savings Plan which covers substantially all full-time employees. Participants may make tax-deferred contributions of up to 15% of annual compensation (subject to other limitations specified by the Internal Revenue Code). The Company matches employee contributions dollar for dollar up to 5% of compensation. The Company contributed $ 37,537 to the plan for the year ended December 31, 1999.

                     Sunderland Corporation and Subsidiaries

                                December 31, 1999

Note N - Employment Agreements

      The Company has employment agreements and arrangements with certain officers and key employees. The agreements generally continue for a period of three years or until terminated by the executive or the Company with cause. The agreements and arrangements provide the employees with a base salary and benefits. The agreements contain covenants against competition with the Company, which extend for a period of time after termination.

Note O - Fair Value of Financial Instruments

      The carrying amounts of cash, accounts receivable, notes receivable, mortgage loans, accounts payable and notes payable approximate fair value because of the short-term maturity of these instruments.

Note P - Commitments and Contingencies

      Lease Commitments

      The Company operates from a leased office facility under a noncancellable operating lease. The lease requires the Company to pay certain escalation clauses for real estate taxes, operating expense, usage and common area charges. Rent expense for the leased office facility charged to operations for the year ended December 31, 1999 was $140,000.

      The Company leases equipment under a noncancellable operating lease. Rent expense for the equipment was $20,000 for the year ended December 31, 1999.

      Future minimum rental payments required under the operating leases as of December 31, 1999, are as follows:

        2000                  $180,418
        2001                   190,193
        2002                   193,728
        2003                   197,128
        2004                    66,363
                           ------------
                              $827,830
                           ============

                     Sunderland Corporation and Subsidiaries

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999

Note Q - Acquisitions

      On December 23, 1999, the Company consummated an agreement to acquire all the outstanding capital stock of DM Financial Services, Inc., a Las Vegas, Nevada based securities broker-dealer for 10,300 shares of the Company's common stock and DM Mortgage Advisors, Inc., a Phoenix, Arizona based mortgage funding company for 17,700 shares of the Company's common stock. The acquisition of DM Financial Services, Inc. is pending regulatory approval of both the National Association of Securities Dealers and the Corporate Securities Division of the State of Nevada. The acquisition of DM Mortgage Advisors, Inc. is also pending regulatory approval by the State of Arizona.

Note R - Litigation

The Company is a defendant in various lawsuits incurred in the normal course of business. In the opinion of management, after consulting with legal counsel, the liabilities, if any, resulting from these matters will not have a material effect on the consolidated financial statements of the Company.

Note S - Subsequent Events

      In January 2000, the Company entered into a letter of intent to merge with an accounting firm (the "Firm") whose managing principal is an officer, director and shareholder of the Company. The proposed transaction would transfer 100% of the outstanding common stock of the Firm to the Company in exchange for 800,000 common shares of the Company's stock.

                                                                       EXHIBIT A



                           DM MORTGAGE INVESTORS, LLC

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                           DM MORTGAGE INVESTORS, LLC

                                TABLE OF CONTENTS

ARTICLE 1
         ORGANIZATION OF THE LIMITED LIABILITY COMPANY............................................................1
                  1.1      Formation..............................................................................1
                  1.2      Name...................................................................................1
                  1.3      Place of Business......................................................................1
                  1.4      Purpose................................................................................1
                  1.5      Articles of Organization...............................................................1
                  1.6      Term of Existence......................................................................1
                  1.7      Power of Attorney......................................................................2
                  1.8      Nature of Power of Attorney............................................................2

ARTICLE 2
         DEFINITIONS..............................................................................................3
                  2.1      Acquisition and Investment Evaluation Expenses.........................................3
                  2.2      Acquisition and Investment Evaluation Fees.............................................3
                  2.3      Administrator..........................................................................3
                  2.4      Affiliate..............................................................................3
                  2.5      Agreement..............................................................................3
                  2.6      Capital Account........................................................................3
                  2.7      Capital Contribution...................................................................4
                  2.8      Capital Transaction....................................................................4
                  2.9      Code...................................................................................5
                  2.10     Company................................................................................5
                  2.11     Controlling Person.....................................................................5
                  2.12     Deed of Trust..........................................................................5
                  2.13     Earnings...............................................................................5
                  2.14     Escrow Account.........................................................................5
                  2.15     Fiscal Year............................................................................5
                  2.16     Front-End Fees.........................................................................5
                  2.17     Gross Asset Value......................................................................5
                  2.18     Independent Expert.....................................................................6
                  2.19     Investment in Mortgage Loans...........................................................6
                  2.20     Interest...............................................................................6
                  2.21     Late Payment Charges...................................................................6
                  2.22     Majority-In-Interest...................................................................6
                  2.23     Management Fee.........................................................................6
                  2.24     Manager................................................................................6
                  2.25     Member.................................................................................7
                  2.26     Mortgage Investment(s).................................................................7
                  2.27     Mortgage Loans.........................................................................7
                  2.28     NASAA Guidelines.......................................................................7

                  2.29     Net Income Available for Distribution..................................................7
                  2.30     Net Proceeds...........................................................................7
                  2.31     Net Worth..............................................................................7
                  2.32     Nevada Statutes........................................................................7
                  2.33     Offering...............................................................................7
                  2.34     Organization and Offering Expenses.....................................................7
                  2.35     Person.................................................................................8
                  2.36     Profits and Losses.....................................................................8
                  2.37     Program................................................................................8
                  2.38     Promotional Interest...................................................................8
                  2.39     Property Management Fee................................................................8
                  2.40     Prospectus.............................................................................8
                  2.41     Real Property..........................................................................9
                  2.42     Regulations............................................................................9
                  2.43     Reinvested Distributions...............................................................9
                  2.44     Roll-Up................................................................................9
                  2.45     Roll-Up Entity.........................................................................9
                  2.46     Sales Commissions......................................................................9
                  2.47     Sponsor................................................................................9
                  2.48     Subscription Agreement.................................................................9
                  2.49     Units.................................................................................10
                  2.50     Writedown.............................................................................10
                  2.51     Writedown Amount......................................................................10


ARTICLE 3
         THE MANAGER.............................................................................................10
                  3.1      Control in Manager....................................................................10
                  3.2      Limitations on Manager's Authority....................................................12
                  3.3      Right to Purchase Receivables and Loans...............................................13
                  3.4      Extent of Manager's Obligation and Fiduciary Duty.....................................13
                  3.5      Liability and Indemnification of Manager..............................................15
                  3.6      Assignment by the Manager.............................................................16
                  3.7      Promotional Interest of Manager.......................................................16
                  3.8      Removal of Manager....................................................................16
                  3.9      Right to Rely on Manager..............................................................16
                  3.10     Sole Discretion.......................................................................17
                  3.11     Transfer of the Control of the Manager................................................17

ARTICLE 4
         INVESTMENT AND OPERATING POLICIES.......................................................................17
                  4.1      Commitment of Capital Contributions...................................................17
                  4.2      Limitation on Single Property Loans...................................................17
                  4.3      Limitations on Company Indebtedness...................................................17
                  4.4      Limitation on Single Mortgage Loans and To Any One Borrower...........................18


                  4.5      Limitation of Mortgage Loans on Unimproved Real Property..............................18
                  4.6      Limitation on Investment in Land Sale Contracts.......................................18
                  4.7      Title Insurance Policy Required.......................................................18
                  4.8      Insurance Coverage Required...........................................................18
                  4.9      Sale of Mortgage Investments to Manager or Affiliates.................................18
                  4.10     Limitations on Purchase of Mortgage Investments from Manager..........................18
                  4.11     Criteria For Selection of Mortgage Investments........................................19
                  4.12     Limitation on Payments on Loans to the Company by the Manager or its Affiliates.......19
                  4.13     Restriction on Acquisition of or Sale of Mortgage Loans to Affiliated Programs........19
                  4.14     No Sale of Foreclosed Property to Manager or Affiliated Program.......................19

ARTICLE 5
         CAPITAL CONTRIBUTIONS; LOANS TO COMPANY.................................................................20
                  5.1      Capital Contribution by Manager.......................................................20
                  5.2      Other Contributions...................................................................20
                  5.3      Interest..............................................................................20
                  5.4      Loans.................................................................................20

ARTICLE 6
         VOTING AND OTHER RIGHTS OF MEMBERS......................................................................21
                  6.1      No Participation in Management........................................................21
                  6.2      Rights and Powers of Members..........................................................21
                  6.3      Meetings..............................................................................21
                  6.4      Limited Liability of Members..........................................................22
                  6.5      Access to Books and Records...........................................................22
                  6.6      Representation of Company.............................................................22

ARTICLE 7
         PROFITS AND LOSSES; CASH DISTRIBUTIONS..................................................................23
                  7.1      Allocation of Profits and Losses......................................................23
                  7.2      Net Income Available For Distribution.................................................23
                  7.3      Net Proceeds..........................................................................23
                  7.4      Cash Distributions Upon Dissolution...................................................23
                  7.5      Special Allocation Rules..............................................................24
                  7.6      Code Section 704 (c) Allocation.......................................................25
                  7.7      Intent of Allocations.................................................................26
                  7.8      Quarterly Valuation of Assets.........................................................26
ARTICLE 8
         REINVESTED DISTRIBUTIONS PLAN...........................................................................26
                  8.1      Members' Reinvested Distributions.....................................................26
                  8.2      Purchase of Additional Units..........................................................26
                  8.3      Statement of Account..................................................................27
                  8.4      Continued Suitability Requirements....................................................27


ARTICLE 9
         BOOKS AND RECORDS, REPORTS AND RETURNS..................................................................27
                  9.1      Books and Records.....................................................................27
                  9.2      Annual Statements.....................................................................28
                  9.3      [Reserved]............................................................................28
                  9.4      Quarterly Reports.....................................................................28
                  9.5      Filings...............................................................................29
                  9.6      Suitability Requirements..............................................................29
                  9.7      Fiscal Matters........................................................................29
                  9.8      Tax Matters Partner...................................................................30

ARTICLE 10
         TRANSFER OF COMPANY INTERESTS...........................................................................30
                  10.1     Interest of Manager...................................................................30
                  10.2     Transfer of Member's Interest.........................................................30
                  10.3     Further Restrictions on Transfers.....................................................31

ARTICLE 11
         DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER; WITHDRAWAL OF MANAGER.............................32
                  11.1     Effect of Death or Legal Incompetency of a Member on the Company......................32
                  11.2     Rights of Personal Representative.....................................................32
                  11.3     Withdrawal of Members Other than Managers.............................................32
                  11.4     Withdrawal by Manager.................................................................34
                  11.5     Payment to Terminated Manager.........................................................34

ARTICLE 12
         DISSOLUTION OF THE COMPANY..............................................................................34
                  12.1     Events Causing Dissolution............................................................34
                  12.2     Winding Up............................................................................34
                  12.3     Order of Distribution of Assets.......................................................35
                  12.4     No Recourse to Manager................................................................35
                  12.5     Compliance With Timing Requirements of Regulations....................................35

ARTICLE 13
         ROLL-UPS AND INVESTMENTS IN OTHER PROGRAMS..............................................................35
                  13.1     Investment in or with Non-Affiliates..................................................35
                  13.2     Investments In or With Affiliates. ...................................................36
                  13.3     Roll-Up Transactions: Appraisal.......................................................36
                  13.4     Members' Rights in a Roll-Up..........................................................37

ARTICLE 14
         COMPENSATION TO THE MANAGER AND ITS AFFILIATES..........................................................38
                  14.1     Offering Sales Commissions to Dealer Manager and Selected Dealers/

                           Reimbursement of Organizational and Offering Expenses.................................38
                  14.2     Compensation for Loan Evaluation and Processing Fees..................................38
                  14.3     Loan Brokerage Commissions............................................................38
                  14.4     Promotional Interest..................................................................39
                  14.5     Management Fee........................................................................39
                  14.6     Reimbursement ........................................................................39
                  14.7     Real Estate Brokerage Commissions in Resale of Property...............................39
                  14.8     Loan Servicing Fee....................................................................39
                  14.9     Escrow Fees...........................................................................40
                  14.10    Reconveyance Fees.....................................................................40
                  14.11    Extension Fee.........................................................................40
                  14.12    Assumption Fee........................................................................40
                  14.13    Non-reimbursable and Other Expenses...................................................40
                  14.14    Operating Expenses....................................................................40
                  14.15    Deferral of Fees and Expense Reimbursement............................................41
                  14.16    Prepayment and Late Fees..............................................................41

ARTICLE 15
         MISCELLANEOUS...........................................................................................41
                  15.1     Covenant to Sign Documents............................................................41
                  15.2     Notices...............................................................................41
                  15.3     Right to Engage in Competing Business.................................................42
                  15.4     Amendment.............................................................................42
                  15.5     Entire Agreement......................................................................42
                  15.6     Waiver................................................................................43
                  15.7     Severability.  .......................................................................43
                  15.8     Application of Nevada law.  ..........................................................43
                  15.9     Captions..............................................................................43
                  15.10    Number and Gender.....................................................................43
                  15.11    Counterparts..........................................................................43
                  15.12    Waiver of Action for Partition........................................................43
                  15.13    Defined Terms.........................................................................43
                  15.14    Binding on Assignees..................................................................43

                               OPERATING AGREEMENT
                                       OF
                           DM MORTGAGE INVESTORS, LLC
                       A Nevada Limited Liability Company


THIS OPERATING AGREEMENT ("Agreement") was made and entered into as of the 15th day of December, 1999, by and between Capsource, Inc., a Nevada corporation ("Manager"), and DM Mortgage Investors, LLC, a Nevada Limited Liability Company ("Company").


                                    ARTICLE 1
                  ORGANIZATION OF THE LIMITED LIABILITY COMPANY

         1.1 Formation. The Manager caused the formation of the Company on December 14, 1999 pursuant to the provisions of Title 7, Chapter 86, of the Nevada Statutes.

         1.2 Name. The name of the Company is DM MORTGAGE INVESTORS, LLC.

         1.3 Place of Business. The principal place of business of the Company shall be located at 2901 El Camino Avenue, Las Vegas, Suite 206, Nevada 89102, until changed by designation of the Manager with notice to all Members. In addition, the Company may maintain such other offices and places of business in the United States as the Manager may deem advisable. The Manager will file such documents as are necessary and appropriate to permit the Company to conduct its business lawfully in any state or territory of the United States.

         1.4 Purpose. The primary purpose of this Company is to invest in and purchase first, second, wraparound, participating and construction Mortgage Investments (as defined in Section 2.25 below), and to do all things reasonably related thereto, including, but not limited to, developing, managing and either holding for investment or disposing of real property acquired through foreclosure, either directly or through general partnership or joint ventures, as provided for in Sections 13.1 and 13.2 of this Agreement, and to generate and distribute the Profits of the Company from its operations.

         1.5 Articles of Organization. The Manager has duly executed, acknowledged and filed with the Office of the Secretary of State of the State of Nevada, Articles of Organization and Certificate of Acceptance of Appointment of resident agent, pursuant to the provisions of NRS Sections 86.151 and 86.221. Hereinafter, the Manager shall execute and cause to be filed Certificates of Amendment of the Articles of Organization whenever required by NRS or this Agreement.

         1.6 Term of Existence. The Company was organized and its term of existence commenced as of the date on which the Articles of Organization referred to in Section 1.5 were filed with the Office of the Secretary of State, and shall continue until December 31, 2019, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law. The term of the Company may be extended by affirmative vote of the Majority-in-Interest, provided that the Company remains in compliance with the NASAA Guidelines.

         1.7 Power of Attorney. Each of the Members irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

                  (a) This Agreement, the Articles of Organization as amended to date, as well as any and all additional amendments thereto required under the laws of the State of Nevada or of any other state or which the Manager deems advisable to prepare, execute and file;;

                  (b) Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business or which the Manager deems advisable to file; and

                  (c) Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

         1.8 Nature of Power of Attorney. The grant of authority in Section 1.7:

         (a) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

         (ii) may be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

         (iii) shall survive the delivery of an assignment by a member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

                                    ARTICLE 2
                                   DEFINITIONS

Unless stated otherwise, the terms set forth in this Article 2 shall, for all purposes of this Agreement, have the meanings as defined herein:

         2.1 Acquisition and Investment Evaluation Expenses. means expenses including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the evaluation, selection and acquisition of Mortgage Investments, whether or not acquired.

         2.2 Acquisition and Investment Evaluation Fees. means the total of all fees and commissions paid by any Person in connection with purchasing or investing in Mortgage Investments. Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any evaluation fee, loan fee, or points paid by borrowers to the Manager, or any fee or a similar nature, however designated.

         2.3 Administrator. means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

         2.4 Affiliate. means (a) any person directly or indirectly controlling, controlled by or under common control with another Person, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Person, (c) any officer, director or Member of such Person, or (d) if such other Person is an officer, director or Member, any company for which such Person acts in any such capacity.

         2.5 Agreement means this Operating Agreement, as amended from time to time.

         2.6 Capital Account. means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

         (a) To each Member's Capital Account there shall be credited such Member's Capital Contribution, such Member's distributive share of Profits, any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member, and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

         (b) To each Member's Capital Account there shall be debited the amount of cash and the fair market value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

         (c) In the event that the Gross Asset Value of a Company asset is adjusted as a result of a Writedown, the Capital Accounts of all Members shall be adjusted simultaneously therewith in order to reflect the aggregate net adjustment which would have occurred if the Company had recognized Losses equal to the Writedown Amount and such Losses were allocated pursuant to Article 7.

         In the event any interest in the Company is transferred in accordance with Section 10.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the Manager may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Articles 7 and 12 hereof upon the dissolution of the Company. The Manager shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Company or distributed to the Manager, and (b) any liabilities that are secured by such contributed or distributed property or that are assumed by the Company or the Manager, in the event the Manager shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv). The Manager shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b) as provided for in Sections 7.7 and 15.4(c).

         2.7 Capital Contribution. means the total investment and contribution to the capital of the Company by a Member in cash or by way of automatic reinvestment of Company distributions and, in the case of the Manager (in its capacity as a Member), its Promotional Interest as hereinafter defined. "Initial Capital Contribution" means the amount paid in cash by each Member with his original subscription to Units of the Company, pursuant to the offer and sale made by the Prospectus.

         2.8 Capital Transaction. means the repayment of principal or prepayment of a Mortgage Investment to the extent classified as a return of capital under the Code, and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a Mortgage Investment or Real Property subject to a Mortgage Investment, or the payment of insurance or a guarantee with respect to a Mortgage Investment.

         2.9 Code. means the Internal Revenue Code of 1986, as amended from time to time, and corresponding provisions of subsequent revenue laws.

         2.10 Company. means DM Mortgage Investors, LLC, the Nevada Limited Liability Company to which this Agreement pertains.

         2.11 Controlling Person. means any Person, with whatever title, who performs functions for the Manager similar to those of (i) chairman or member of the board of directors; (ii) executive management, such as the president, vice-president, chief financial officer, corporate secretary or treasurer, or senior management, such as the vice president of a division reporting directly to executive management; or (iii) those holding 5% or more equity interest in the Manager or a Person having the power to direct or cause the direction of the Manager, whether through the ownership of voting securities, by contract or otherwise.

         2.12 Deed of Trust. means the lien or liens created on the Real Property of the borrower securing the borrower's obligation to the Company to repay the Mortgage Investment, whether in the form of a deed of trust, mortgage or otherwise.

         2.13 Earnings. means all revenues earned by the Company less all expenses incurred by the Company.

         2.14 Escrow Account. means the separate escrow account established by agreement with the Bankwest of Nevada, located in Las Vegas, Nevada, into which will be deposited all proceeds from the sale of the first 1,500,000 Units ($1,500,000), as described in Section 5.2 of this Agreement.

         2.15 Fiscal Year. means, subject to the provisions of Section 706 of the Code and Section 9.7.1, (i) the period commencing on the date of formation of the Company and ending on December 31, (ii) any subsequent 12 month period on January 1 and ending on December 31 and (iii) the period commencing January 1 and ending on the date on which all Company assets are distributed to the Members pursuant to Article 12.

         2.16 Front-End Fees. means fees and expenses paid by any Person to organize the Company and acquire assets for the Company, including Organization and Offering Expenses, Acquisition and Investment Evaluation Expenses, Acquisition and Investment Evaluation Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the Manager.

         2.17 Gross Asset Value. means, with respect to any Company asset, the following:

                  (a) The initial Gross Asset Value of any Company asset at the time that it is contributed by a Member to the capital of the Company shall be an amount equal to the fair market value of such Company asset (without regard to the provisions of Code
Section 7701(g)), as determined by the contributing Member and the Manager;

                  (b) The Gross Asset Values of all Company assets shall be adjusted, as determined by the distributed Member and the Manager, to equal their respective fair market values upon the distribution to a Member by the Company of more than a de minimis amount of Company assets (other than money), unless all Members simultaneously receive distributions of undivided interests in the distributed Company assets in proportion to their respective Capital Accounts;

                  (c) The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values (as determined by the Manager, in its reasonable discretion) upon the termination of the Company for Federal income tax purposes pursuant to Code Section 708(b)(1)(B); and

                  (d) The Gross Asset Value of a Company asset shall be adjusted in the case of a Writedown of such Company asset in accordance with Section 2.50.

         2.18 Independent Expert. means a Person with no material current or prior business or personal relationship with the Manager, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform such services.

         2.19 Investment in Mortgage Loans. means the amount of Capital Contributions used to make or invest in Mortgage Investments or the amount actually paid or allocated to the purchase of Mortgage Investments, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

         2.20 Interest. means the Capital Accounts of Members, which are divided into "Units."

         2.21 Late Payment Charges. means additional charges paid by borrowers on delinquent Mortgage Investments or on Mortgage Investments held past maturity by the Company, including additional interest and late payment fees.

         2.22 Majority-In-Interest. means Members holding a majority of the total outstanding Interests of the Company as of the first day of any current calendar month.

         2.23 Management Fee. means a fee paid to the Manager or other Person for the management of the Company and its Mortgage Investments and the administration of the Company.

         2.24 Manager. means Capsource, Inc., a Nevada corporation, or any Person substituted in place thereof pursuant to this Agreement. The Manager is also a Member.

         2.25 Member means the owners of Units in the Company.

         2.26 Mortgage Investment(s). means the Mortgage Loan(s) or an interest in the Mortgage Loans that are held by the Company.

         2.27 Mortgage Loans means investments of the Company that are notes, debentures, bonds and other evidences of indebtedness or obligations that are negotiable or non-negotiable and secured or collateralized by Deeds of Trust on Real Property.

         2.28 NASAA Guidelines. means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996 and as amended from time to time unless indicated to the contrary by the context.

         2.29 Net Income Available for Distribution. means an amount equal to the excess of accrued income from operations and investment, or the sale or refinancing or other disposition of, Company assets during any calendar month over the accrued operating expenses of the Company during such month; provided that:

                  (a) such operating expenses shall not include any general overhead expenses of the Manager not specifically related to, billed to or reimbursable by the Company as specified in Section 14.14 of this Agreement; and

                  (b) Net Income Available for Distribution shall not exceed the amount of cash on hand.

         2.30 Net Proceeds. means the net cash proceeds from any Capital Transaction.

         2.31 Net Worth. means the excess of total assets over total liabilities as determined by generally accepted accounting principles consistently applied, except that if any of such assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

         2.32 Nevada Statutes. means Nevada Revised Statutes, as amended from time to time, unless indicated to the contrary by the context.

         2.33 Offering. means the offer and sale of Units of the Company made under the Prospectus.

         2.34 Organization and Offering Expenses. means those expenses incurred in connection with and in preparing the Company for registration with the Securities and Exchange

Commission and states and subsequently offering and distributing Units to the public, including sales commissions, if any, paid to securities broker-dealers in connections with the distribution of Units, and all advertising expenses.

         2.35 Person. means any natural person, partnership, corporation, unincorporated association or other legal entity.

         2.36 Profits and Losses. mean, for each Fiscal Year or any other period, an amount equal to the Company's taxable income or loss for such Fiscal Year or other given period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

                  (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be added to such taxable income or loss;

                  (b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section, shall be subtracted from such taxable income or loss.

                  (c) In the event any Company asset has a Gross Asset Value which differs from its adjusted cost basis, gain or loss resulting from the disposition of such Company asset shall be computed using the Gross Asset Value (rather than adjusted cost basis) of such Company asset.

                  (d) Notwithstanding any other provision of this Section, any items in the nature of income, gain, expenses or losses, which are specially allocated under Section 7.5(a), 7.5(b) and 7.6, shall not be taken into account in computing Profits or Losses.

         2.37 Program. means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investing in mortgage loans.

         2.38 Promotional Interest. means one-half (1/2) of one percent (1%) of the aggregate Capital Contributions of the non-Manager Members, as thereafter adjusted in accordance with Article 7.

         2.39 Property Management Fee. means any fee paid for day-to-day professional property management services.

         2.40 Prospectus. means the prospectus that forms a part of the initial Registration

Statement on Form S-11 under the Securities Act of 1933, as amended, filed by the Company with the Securities and Exchange Commission and any supplement or amended Prospectus or new prospectus that forms a part of a supplement to such Registration Statement filed by the Company, including offering circulars under Regulation A under the Securities Act of 1933, as amended.

         2.41 Real Property. means and includes land and any buildings, structures, improvements, fixtures, and equipment or other personal property located on or used in connection with land, but does not include mortgages, deeds of trust, mortgage loans or interests therein.

         2.42 Regulations. means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the United States Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

         2.43 Reinvested Distributions. means Units purchased under the Company's Reinvested Distribution Plan that is described in Article 8 of this Agreement.

         2.44 Roll-Up. means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include a transaction involving (i) securities of the Company, if any, listed on a national securities exchange or quoted on the Nasdaq National Market for 12 months or (ii) conversion to corporate, trust, limited liability company, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Members' voting rights; (b) the term of existence of the Company; (c) Manager compensation; (d) the Company's investment objectives.

         2.45 Roll-Up Entity. means a Company, real estate investment trust, corporation, limited liability company or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

         2.46 Sales Commissions. means the amount of compensation that may be paid to Participating Broker Dealers in connection with the sale of Units.

         2.47 Sponsor. means any Person (a) directly or indirectly instrumental in organizing, wholly or in part, a Program, or a Person who will manage or participate in the management of a Program, and any Affiliate of any such Person, but does not include a Person whose only relation with a Program is that of an independent property manager or other provider of services (such as attorneys, accountants or underwriters), whose only compensation is as such, or
(b) is a "Sponsor" as otherwise defined in the NASAA Guidelines.

         2.48 Subscription Agreement. means the document that is an exhibit to and part of the Prospectus that every Person who buys Units of the Company must execute and deliver with full payment for such Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

         2.49 Units. mean the units of equity in the Company evidencing the Company's Interests that are (a) issued to Members upon their admission to the Company pursuant to the Prospectus or (b) transferred to those who become substituted Members pursuant to Section 10.2 hereof. The Manager shall be permitted to purchase Units on the same basis as other Members. Units purchased at different times do not necessarily represent the same underlying amount of Interests.

         2.50 Writedown. means a determination by the Manager with respect to a particular Mortgage Investment or other Company investment (which determination has been verified by the Company's accountants as being in conformity with generally accepted accounting principles) that the fair market value of such investment at the time such determination is made is less than the amount actually paid or allocated to the purchase of such investment, which determination shall be made by the Company and its accountants within thirty
(30) days of the end of each calendar quarter and any such Writedown shall be effective on the last day of each such calendar quarter during the term of this Agreement.

         2.51 Writedown Amount. means, in respect of any Mortgage Investment or other Company investment, the amount by which, at the time that a Writedown is determined with respect to such Investment, the amount actually paid or allocated to the purchase of such investment exceeds the fair market value of such investment.


                                   ARTICLE 3
                                   THE MANAGER

         3.1 Control in Manager. Subject to the provisions of Section 3.2 and except as otherwise expressly stated elsewhere in this Agreement, the Manager has exclusive control over the business of the Company, including the power to assign duties, to determine how to invest the Company's assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Investments and contracts, and to assume direction of the business operations. As Manager of the Company and its business, the Manager has all duties generally associated with such position, including, but not limited to, dealing with Members, being responsible for all accounting, tax and legal matters, performing internal reviews of the Company's investments and loans, determining how and when to invest the Company's capital, and determining the course of action to take with respect to Company loans that are in default; and has all the powers with respect and ancillary thereto. Without limiting the generality of the foregoing, such powers include the right (except as otherwise specifically stated elsewhere in this Agreement, including under Section 3.2):

                  (a) To evaluate potential Company investments and to expend the capital of the Company in furtherance of the Company's business;

                  (b) To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Company property or any interest therein at such price and upon such terms and conditions as the Manager may deem proper;

                  (c) To cause the Company to become a joint venturer, partner or member of an entity formed to own, develop, operate and dispose of properties owned or co-owned by the Company acquired through foreclosure of a Mortgage Loan;

                  (d) To manage, operate and develop Company property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the Manager;

                  (e) To borrow money from banks and other lending institutions for any Company purpose, and as security therefor, to encumber Company property;

                  (f) To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

                  (g) To employ from time to time, at the expense of the Company, persons, including the Manager or its Affiliates, required for the operation of the Company's business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with such persons on such terms and for such compensation as the Manager determines to be reasonable; and to give receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto as the Manager may deem advisable or appropriate; provided, however, that any such agreement or contract between the Company and the Manager or between the Company and an Affiliate of the Manager shall contain a provision that such agreement or contract may be terminated by the Company without penalty on sixty (60) days' written notice and without advance notice if the Manager or Affiliate who is a party to such contract or agreement resigns or is removed pursuant to the terms of this Agreement. Whenever possible, contracts between the Company and others shall contain a provision recognizing that the Members shall have no personal liability for performance or observance of the contract;

                  (h) To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

                  (i) To purchase, at the expense of the Company, liability and other insurance to protect the property of the Company and its business;

                  (j) To refinance, recast, modify, consolidate, extend or permit the assumption of any Mortgage Loan or other investment owned by the Company;

                  (k) To pay all expenses incurred in connection with the operation of the Company;

                  (l) To file tax returns on behalf of the Company and to make any and all elections available under the Code;

                  (m) Without the consent of the Members, to modify, delete, add to or correct from time to time any provision of this Agreement as permitted under Section 15.4 hereof.

         3.2 Limitations on Manager's Authority. The Manager has no authority to:

                  (a) do any act in contravention of this Agreement;

                  (b) do any act which would make it impossible to carry on the ordinary business of the Company;

                  (c) confess a judgment against the Company;

                  (d) possess Company property or assign the rights of the Company in property for other than a Company purpose;

                  (e) admit a person as a Manager without the prior affirmative vote or consent of a Majority-in Interest, or such higher vote as may be required by applicable law;

                  (f) voluntarily withdraw as Manager without the prior affirmative vote or consent of a Majority-in-Interest unless such withdrawal would not materially adversely affect the Members;

                  (g) sell all or substantially all of the assets of the Company in one or a series of related transactions that is not in the ordinary course of business, without the prior affirmative vote or consent of a Majority-in-Interest;

                  (h) amend this Agreement without the prior affirmative vote or consent of a Majority-in-Interest, except as permitted by Section 15.4 of this Agreement;

                  (i) dissolve the Company without the prior affirmative vote or consent of a Majority-in-Interest;

                  (j) cause the merger or other reorganization of the Company without the prior affirmative vote or consent of a Majority-in-Interest;

                  (k) grant to the Manager or any of its Affiliates an exclusive right to sell any Company assets;

                  (l) receive or permit the Manager or any Affiliate of the Manager to receive any insurance brokerage fee or write any insurance policy covering the Company or any Company property;

                  (m) receive from the Company a rebate or participate in any reciprocal business arrangement which would enable the Manager or any of its Affiliates to do so;

                  (n) commingle the Company's assets with those of any other Person;

                  (o) use or permit another to use the Company's assets in any manner, except for the exclusive benefit of the Company;

                  (p) pay or award, directly or indirectly, any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units;

                  (q) make loans to the Manager or an Affiliate of the Manager;
or

                  (r) pay, directly or indirectly, a commission or fee to the Manager in connection with the reinvestment or distribution of Net Proceeds.

         3.3 Right to Purchase Receivables and Loans. As long as the requirements of Article 4 are met and the restrictions set forth therein adhered to, the Manager, in its sole discretion, may at any time, but is not obligated to:

                  (a) purchase from the Company the interest receivable or principal on delinquent Mortgage Loans held by the Company;

                  (b) purchase from a senior lien holder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Company held by such senior lien holder; and/or

                  (c) use its own monies to cover any other costs associated with Mortgage Loans held by the Company such as property taxes, insurance and legal expenses;

         3.4 Extent of Manager's Obligation and Fiduciary Duty. The Manager shall devote such of its time to the business of the Company as it determines, in good faith, to be reasonably necessary to conduct its business. The Manager shall not be bound to devote all of its business time to the affairs of the Company, and the Manager and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Company. The Manager has fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Manager's possession or control, and the Manager will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Company. The Manager will not allow the assets of the Company to be commingled with the assets of the Manager or any other Person. The Company shall not permit a Member to contract away the fiduciary duty owed to such Member by the Manager under common law. If at any time the Manager owns any Units as a Member, its right to vote such Units will be waived and not considered outstanding in any vote for removal of the Manager or for amendment of this Agreement (except as provided in Sections 3.1(m) and 15.4) or otherwise.

         3.5 Liability and Indemnification of Manager.

                  (a) Neither the Manager nor any of its Affiliates, agents or attorneys (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Member, the Company, its receiver or trustee (the Company, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all threatened, pending, or completed suits, actions or proceedings instituted against such Indemnified Party or the Company and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainde of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Company in any way relating to or arising out of any action or inaction on the part of the Company or on the part of such Indemnified Party in connection with services to or on behalf of the Company (and with respect to an Indemnified Party which is an Affiliate of the Manager for an act which the Manager would be entitled to indemnification if such act were performed by it) which such Indemnified Party reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Company nor Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party's (i) own fraud, negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Company or any Member, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interests of the Company. If any action suit or proceeding shall be pending against the Company or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Company (subject to the provisions of Subsection 3.5(b), below), separate counsel of such Indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Company under this Section shall be from and limited to the assets of the Company and no Member shall have any personal liability on account thereof.

                  (b) Cash advances from Company funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Member are prohibited. Cash advances from Company funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Company; (ii) such suit, action or proceeding is initiated by a third party who is not a Member; and (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Subsection 3.5(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payments therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Subsection 3.5(a) above. The Company shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Company is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Company is so obligated for any amount not paid by the Company to a particular Indemnified Party, the Company will pay such amount to such Indemnified Party within 60 days of such final determination.

                  (c) Notwithstanding anything to the contrary contained in Subsection 3.5(a) above, neither the Manager nor any of its Affiliates, agents, or attorneys, nor any person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the Manager shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the Nevada Administrator with respect to indemnification for securities violations.

                  (d) The Company shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

                  (e) For purposes of this Section 3.5, an Affiliate, agent or attorney of the Manager shall be indemnified by the Company only in circumstances where such person has performed an act on behalf of the Company or the Manager within the scope of the authority of the Manager and for which the Manager would have been entitled to indemnification had such act been performed by it.

                  (f) Nothing in this Section 3.5 or otherwise in this Agreement is intended to, nor shall it be construed to, limit the full and complete indemnification that is provided to the Manger and its Affiliates and all other persons under Sections 86.401, 411, 421, 431, 441 and 451 of the Nevada Law, which provisions are hereby adopted and incorporated in this Agreement by this reference.

         3.6 Assignment by the Manager. The Manager's Interest in the Company may be assigned at the discretion of the Manager.

         3.7 Promotional Interest of Manager. The Manager shall be allocated the Promotional Interest as defined in Section 2.37.

         3.8 Removal of Manager. The Manager may be removed upon the following conditions:

                  (a) By written consent or vote of a Majority-in-Interest (excluding any Interest of the Manager being removed), the Manager may be removed. Such removal of the Manager, if there is no other Manager, shall not become effective for at least 120 days following the consent or vote of the Majority-in-Interest.

                  (b) During the 120 days set forth in (a), the Majority-in-Interest (excluding any Interest of the removed Manager) shall have the right to agree in writing to continue the business of the Company and, within six months following the termination date of the last remaining Manager, elect and admit a new Manager(s) who agrees to continue the existence of the Company.

                  (c) Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the Manager, and business of the Company shall be continued by the new Manager. The new Manager shall thereupon execute, acknowledge and file a certificate of amendment to the Articles of Organization of the Company in the manner required by Section 26.221 of the Nevada Law.

                  (d) Failure of a Majority-in-Interest to designate and admit a new Manager within the time specified herein shall dissolve the Company, in accordance with the provisions of Article 12 of this Agreement.

         3.9 Right to Rely on Manager. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

                  (a) The identity of the Manager or any Member;

                  (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Manager or which are in any further manner germane to the affairs of the Company;

                  (c) The persons who are authorized to execute and deliver any instrument or document of the Company; or

                  (d) Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

         3.10 Sole Discretion. Except as may otherwise provided in this Agreement, all actions which the Manager may take pursuant to this Agreement are within its sole discretion.

         3.11 Transfer of the Control of the Manager. A sale or transfer of a controlling interest in the Manager will not terminate the Company or be considered the withdrawal or resignation of the Manager.


                                   ARTICLE 4
                        INVESTMENT AND OPERATING POLICIES

         4.1 Commitment of Capital Contributions. At a minimum, the Manager shall normally commit at least eighty-four percent (84%) of Capital Contributions to Investments in Mortgage Loans. The Company may invest in or purchase Mortgage Loans of such duration and on such real property and with such additional security as the Manager in its sole discretion shall determine. Such Mortgage Loans may be senior to other mortgage loans on such property, or junior to other mortgage loans on such property, all in the sole discretion of the Manager.

         4.2 Limitation on Single Property Loans. The Company normally shall not invest in a Mortgage Loan on any one property if at the time of the acquisition of the loan the aggregate amount of all mortgage loans outstanding on the property, including loans of the Company, would exceed an amount equal to eighty percent (80%) of the appraised value of the property as determined by independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria.

         4.3 Limitations on Company Indebtedness. The Company will not incur indebtedness for the purpose of investing in or purchasing Mortgage Loans, except:

                  (a) to prevent defaults under existing loans when it has taken over the operation of a property, or if there otherwise is a need for additional capital with respect to such a property, and

                  (b) to assist in the development or operation of any real property on which the Company has theretofore invested in or purchased a Mortgage Loan and has subsequently taken over the operation thereof as a result of default or to protect such Mortgage Loan.

         The total amount of indebtedness incurred by the Company shall at no time exceed the sum of seventy percent (70%) of the aggregate fair market value of all Company Mortgage Investments.

         4.4 Limitation on Single Mortgage Loans and To Any One Borrower. The Company will limit its investment in any single Mortgage Loan and will limit its investments in Mortgage Loans to any one borrower to not more than twenty percent (20%) of the Capital Contributions to be raised by the Company.

         4.5 Limitation of Mortgage Loans on Unimproved Real Property. The Company may not invest in or purchase Mortgage Loans on unimproved Real Property in an amount in excess of twenty-five percent (25%) of the Capital Contributions to be raised by the Company.

         4.6 Limitation on Investment in Land Sale Contracts. The Company may not invest in real estate contracts of sale (otherwise known as land sale contracts) unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

         4.7 Title Insurance Policy Required. The Company shall require that a mortgagee's or owner's title insurance policy as to the priority of a mortgage or the condition of title be obtained in connection with the investing in or purchasing of each Mortgage Loan. The Company shall also receive an independent, on-site appraisal for each property in which it invests or purchases a Mortgage Loan. All such appraisals shall be conducted by an Independent Expert. Such appraisals will be retained at the office of the Company and will be available for review and duplication by any Member for a period of at least six years after the last day that the Company holds a mortgage secured by the subject property.

         4.8 Insurance Coverage Required. There shall at all times be title, fire, and casualty insurance in an amount equal to the Company's Mortgage Loan plus any outstanding senior lien on the security property naming the Company and any senior lien-holder as loss payees, and, where such senior lien-holder exists, a Request for Notice of Default shall be recorded in the county where the security property is situated.

         4.9 Sale of Mortgage Investments to Manager or Affiliates. The Company shall not sell a mortgage to the Manager or an Affiliate.

         4.10 Limitations on Purchase of Mortgage Investments from Manager. Mortgage Investments may be purchased from the Manager or its Affiliates only if the manager acquires such mortgage loans in its own or an Affiliate's name and temporarily (up to 90 days) holds title thereto for the purpose of facilitating the acquisition of such loans, and provided that such loans are purchased by the Company for a price no greater than the cost of such loans to the Manager

(except compensation in accordance with Article 14 of this Agreement), such loans are not in default, and otherwise satisfy all requirements of this Section
4.10. Accordingly, all income generated and expenses associated with a Mortgage Investment so acquired shall be treated as belonging to the Company. The Manager shall not sell a loan to the Company if the cost of the loan exceeds the funds reasonably anticipated to be available to the Company to purchase the loan.

         4.11 Criteria For Selection of Mortgage Investments. The Manager shall be permitted to conduct business other than for the Company and in connection therewith to originate or purchase mortgage loans and sell them either to the Company or to other Affiliated or non-Affiliated investors. In most instances, the Manager will originate a loan for the Company first, if the Manager believes that the loan is suitable for the Company as a Mortgage Investment. At times when the Manager originates a loan that it believes is not suitable for or exceeds the funds available from the Company, the loan will normally be offered to other investors. In some cases, other factors are considered in determining which loans are ultimately sold to the Company or other investors. These factors may include: (i) generally all loans that are greater than $2,000,000 in face value will be acquired by the Company; and (ii) all hypothecation loans will be acquired by the Company. For Mortgage Loans acquired by th Manager or its Affiliates on behalf of the Company, the Manager or its Affiliates will retain interest in the loan until such time that the funds become available for the Company to purchase such loan.

         4.12 Limitation on Payments on Loans to the Company by the Manager or its Affiliates. The Manager or its Affiliates may not receive interest or similar charges or fees in excess of the amount which would be charged by non-Affiliated lending institutions on comparable loans for the same purpose, in the same locality of the property if the loan is made in connection with a particular property. No prepayment charge or penalty shall be required by the Manager on a loan to the Company secured by either a first or junior or all-inclusive trust deed, mortgage, or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance. The Company shall have an independent adviser for any such loan.

         4.13 Restriction on Acquisition of or Sale of Mortgage Loans to Affiliated Programs. The Company shall not acquire a Mortgage Investment from, or sell a Mortgage Investment to, another Program in which the Manager or its Affiliates has an interest, except in accordance with NASAA Guidelines.

         4.14 Sale of Foreclosed Property to Manager or Affiliated Program. The Company shall not sell a foreclosed property to the Manager or to another Program in which the Manager or its Affiliates has an interest.

                                    ARTICLE 5
                    CAPITAL CONTRIBUTIONS; LOANS TO COMPANY

         5.1 Capital Contribution by Manager. The Manager shall contribute to the capital of the Company an amount in cash equal to one-half (1/2) of one percent (1%) of the aggregate of the Capital Contribution of the other Members. The Manager shall also be deemed to have contributed to the capital of the Company an amount equal to the Promotional Interest. The Interests of the Manager in aggregate shall equal one percent of the aggregate Capital accounts of the other Members.

         5.2 Other Contributions.

                  (a) Capital Contributions of Members. The Members shall contribute to the capital of the Company an amount equal to one dollar ($1.00) for each Unit subscribed for by each Member, with a minimum subscription of two thousand (2,000) Units per Member (including subscriptions from entities of which such Member is the sole beneficial owner).

                  (b) Names, Addresses, Date of Admissions, and Contributions of Members. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in Schedule A of this Agreement, as amended from time to time, and incorporated herein by reference. The Manager shall update Schedule A to reflect the then-current ownership of Units (and Interests) without further need to obtain consent, and Schedule A, as revised from time to time by the Manager, shall be presumed correct absent manifest error.

         5.3 Interest. No interest shall be paid on, or in respect of, any contribution to Company Capital by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member's Capital Contribution.

         5.4 Loans. Subject to Section 4.12 hereof, any Member or Affiliate of a Member may, with the written consent of the Manager, lend or advance money to the Company. If the Manager or, with the written consent of the Manager, any Member shall make any loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. Subject to
Section 4.12 hereof, the amount of any such loan or advance by a lending Member or an Affiliate of a Member shall be repayable out of the Company's cash and shall bear interest at a rate of not in excess of the lesser of (i) the prime rate established, from time to time, by any major bank selected by the Manager for loans to the bank's most creditworthy commercial borrowers, plus five percent (5%) per annum, or (ii) the maximum rate permitted by applicable law. None of the Members or their Affiliates shall be obligated to mak any loan or advance to the Company.

                                   ARTICLE 6
                       VOTING AND OTHER RIGHTS OF MEMBERS

         6.1 No Participation in Management. Except as expressly provided herein, the Member shall take no part in the conduct or control of the Company business and shall have no right or authority to act for or bind the Company.

         6.2 Rights and Powers of Members. In addition to the rights to Members pertaining to removal and replacement of the Manager provided in Section 3.8 of this Agreement, the Members shall have the right to vote upon and take any of the following actions upon the approval of a Majority-in-Interest, without the concurrence of the Manager, and such affirmative vote of a Majority-in-Interest shall be required to allow or direct the Manager to:

                  (a) Dissolve and windup the Company prior to the expiration of the term of the Company as stated in Section 1.6 above;

                  (b) Amend this Agreement, subject to the rights to the Manager granted in Section 15.4 of this Agreement and subject also to the prior consent of the Manager if either the distributions due to the Manager or the duties of the Manager are affected;

                  (c) Merge the Company or sell, exchange, lease, mortgage, pledge or otherwise transfer, or grant a security interest in, all or substantially all of the assets of the Company, otherwise than in the ordinary course of its business.

                  (d) Change the nature of the Company's business;

                  (e) Elect to continue the business of the Company other than in the circumstances described in Section 3.8 of this Agreement; and

                  (f) Voluntarily withdraw as Manager, unless such withdrawal would neither affect the tax status of the Company nor materially adversely affect the Members (subject to any delay in effectiveness of such withdrawal as set forth elsewhere herein).

         6.3 Meetings. Meetings of Members may be held within or outside the State of Nevada at any place selected by the Person or Persons calling the meeting. If no other place is stated, meetings shall be held at the Company's principal place of business as established in accordance with Section 1.3 of this Agreement. Any matter upon which the Members are entitled to vote at a duly convened meeting of the Members may also be approved by the written consent of a Majority-in-Interest, which consents will have the effect of a vote held at a duly convened meeting of the Members.

         The Manager, or Members representing more than ten percent (10%) of the outstanding Interests for any matters on which the Members may vote, may call a meeting of the Company. If Members representing the requisite Interests present to the Manager a statement requesting a

Company meeting, or the Manager calls the meeting, the Manager shall fix a date for such meeting and shall (within ten (10) days after receipt of such statement, if applicable) give personal or mailed notice or notice by any other means of written communication, addressed to each Member at the respective address of the Member appearing on the books of the Company or given to the Company for the purpose of notice , not less than fifteen (15) or more than sixty (60) days prior to the date of the meeting, to all Members of the date, place and time of such meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Company shall be held at 2:00 P.M. at the principal office of the Company.

         Members may vote in person or by proxy. A Majority-in-Interest, present in person or by proxy, shall constitute a quorum at any Company meeting. Any question relating to the Company which may be considered and acted upon by the Members may be considered and acted upon by vote at a Company meeting, and any consent required to be in writing shall be deemed given if approved by a vote by written ballot.

         6.4 Limited Liability of Members. Units are non-assessable, and no Members shall be personally liable for any of the expenses, liabilities, or obligations of the Company or for any of the losses thereof beyond the amount of such Member's Capital Contribution to the Company and such Member's share of any undistributed net income and gains of the Company.

         6.5 Access to Books and Records. The Members and their designated representatives shall have access to all books and records of the Company during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of all Members together with the number of Units held by each of them will be maintained as a part of the books and records of the Company and shall be made available on request to any Member or his representative for a stated purpose including, without limitation, matters relating to Members' voting rights, tender offers, and the exercise of Members' rights under federal proxy law. A copy of the Members list shall be mailed to any Member requesting it within ten business days of the request and may include a reasonable charge for the copy work. The Member list shall be updated at least quarterly to reflect changes in the information contained therein.

         If the Manager neglects or refuses to exhibit, produce or mail a copy of the Member list as requested, the Manager shall be liable to any Member requesting the list for the costs, including attorney fees, incurred by that Member for compelling the production of the list, and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the list is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than the in the interest of the Person as a Member in the Company. The Manager may require the Person requesting the list to represent that the list is not requested for such a commercial purpose. The remedies provided hereunder to Members requesting copies of such list are in addition to, and shall not in any way limit, other remedies available to Members under federal or Nevada law.

         6.6 Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Manager and its Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that such attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Manager and its Affiliates.


                                   ARTICLE 7
                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

         7.1 Allocation of Profits and Losses. All Profits and Losses of the Company shall be credited to and charged against the Members in proportion to their respective Interests. The total Interest of the Manager (including its Promotional Interest) shall at all times be not less than one percent (1%) of the total Interests of all Members. Profits and Losses realized by the Company during any month shall be allocated to the Members as of the close of business on the last day of each calendar month, in accordance with their respective Interests and in proportion to the number of days during such month that they owned such Interests (i.e., a weighted average Capital Account), without regard to Profits and Losses realized with respect to time periods within such month.

         7.2 Net Income Available For Distribution. Net Income Available For Distribution shall be distributed to Members according to the above allocations, in cash to those Members who have on file with the Company their written election to receive such cash distributions, as a pro rata share of the total Net Income Available For Distribution, monthly in proportion to the weighted average Capital Account of each Members during the preceding calendar month. The Manager's proportionate share of Net Income Available For Distribution shall be distributed to the Manager in cash or credited to its Capital Account, as it elects.

         7.3 Net Proceeds. Net Proceeds, if any, may be reinvested in new Mortgage Investments for up to seven (7) years after the effectiveness of the registration statement containing the Prospectus. Net Proceeds may be used to improve or maintain properties acquired by the Company through foreclosure, to pay operating expenses or may be distributed to Members, in each event in the sole discretion of the Manager. In the event of distributions of Net Proceeds, such distributions shall be made to Members according to the allocations described in Section 7.1 above, provided that no such distributions shall be made to the Manager until the Members (excluding any Interest held by the manager) shall have received total distributions of one hundred percent (100%) of their Initial Capital Contributions.

         7.4 Cash Distributions Upon Dissolution. Upon dissolution and winding up of the Company, Net Income Available for Distribution and Net Proceeds available for distribution, if any, shall thereafter be distributed to Members in accordance with the provisions of Section 12.3 of this Agreement.

         7.5 Special Allocation Rules.

                  (a) For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Company property to the extent of the excess of the outstanding principal balance of such debt (excluding any portion of such principal balance which would not be treated as an amount realized under Section 1001 of the Code and Treasury Regulation Section 1.1001-2(c) if such debt were foreclosed upon) over the adjusted basis of such property. This excess is herein defined as "Minimum Gain" (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation Sections 1.704-2(b)(2) and l.704-2(d). Notwithstanding any other provision of Article 7, the allocation of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property will be allowed only to the extent that such allocation does not cause the sum of the deficit Capital Account balances of the Members receiving such allocations to exceed the Minimum Gain determined at the end of the Company's taxable year to which the allocations relate. The balance of such losses shall be allocated to the Manager. Any Member with a deficit Capital Account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the Minimum Gain at a time no later than the time at which the Minimum Gain is reduced below the sum of such deficit Capital Account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-2(f).

                  (b) In the event any Member receives any adjustments, allocations or distributions, not covered by Subsection 7.5(a), so as to result in a deficit Capital Account, items of Company income and gain shall be specially allocated to such Members in an amount and manner sufficient to eliminate the deficit balances in his Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section shall constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii).

                  (c) Organization and Offering Expenses for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Interests, provided that if additional Members are admitted to the Company on different dates, all Organization and Offering Expenses shall be divided among the Persons who own Interests from time to time so that, to the extent possible, the amount of Organization and Offering Expenses allocated to such Interests is in the same proportion as the Members' Interests bears to the aggregate capital of the Company. In the event the Manager shall determine that such result is not likely to be achieved through future allocations of Organization and Offering Expenses, the Manager may allocate a portion of Net Income or Losses so as to achieve the same effect on the Capital Accounts of the Members, notwithstanding any other provision of this Agreement.

                  (d) The Promotional Interest resulting from a Capital Contribution by a non-Manager Member shall be treated as an expense of the Company at the time of such Capital Contribution, which expense shall be specially allocated to the Member whose Capital Contribution gave rise to the Promotional Interest.

                  (e) For purposes of determining the Profits, Losses, Net Income Available for Distribution or any other items allocable to any period, any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

                  (f) Notwithstanding Sections 7.1 and 7.2 hereof, (i) Net Losses, if any, allocable to the period prior to the admission of any additional Members pursuant to Section 5.2 hereof shall be allocated ninety-nine percent (99%) to the Manager and one percent (1%) to the Initial Member, and Net Income during that same period, if any, shall be allocated to the Manager, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional Members and all subsequent periods shall be allocated pursuant to
Section 7.1.

                  (g) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Income or Net Losses, as the case may be, for the year.

         7.6 Code Section 704(c) Allocations.

                  (a) Income, gains, losses and deductions, as determined for Federal income tax purposes, with respect to any Company asset which has a Gross Asset Value which differs from its adjusted basis for Federal income tax purposes shall, solely for Federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Company asset to the Company for Federal income tax purposes and its initial Gross Asset Value in accordance with Code Section 704(c) and the Treasury Regulations thereunder. In furtherance of the foregoing, it is understood and agreed that any income, gain, loss, or deduction attributable to Code Section 704(c) property shall be allocated to the Members in accordance with the traditional method of making Code Section 704(c) allocations, in accordance with Treasury Regulationss.1.704-3(b).

                  (b) In the event that the Gross Asset Value of any Company asset is adjusted under and pursuant to Section 2.17, subsequent allocations of income, gain, losses and deductions, as determined for Federal income tax purposes, with respect to such Company asset shall, solely for Federal income tax purposes, take account of any variation between the adjusted basis of such Company asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

                  (c) Allocations pursuant to this Section 7.6 are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account.

                  (d) Except as otherwise set forth in this Agreement, any elections or other decisions relating to allocations under this Section 7.6 shall be made by the Manager, with the review and concurrence of the Company's accountants, in such manner as reasonably reflects the purpose and intention of this Agreement.


         7.7 Intent of Allocations. It is the intent of the Company that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(D) and 1.704-2 and the requirements of those Sections, including the qualified income offset and minimum gain charge-back, which are hereby incorporated by reference. If, for whatever reasons, the Company is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the Manager is granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of Allocations and Distributions provided in this Agreement. The Manager shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate with respect to the admission of Members to reflect Members' interests in the Company at the close of the years.


         7.8 Quarterly Valuation of Assets With respect to each of the Company's Mortgage Investments and other investments, the Manager shall review such investments at the end of each calendar quarter and determine if a Writedown is required with respect thereto. The Manager shall cause the Company's accountants, within thirty (30) days of the end of each calendar quarter, to verify that such determination was made in compliance with generally accepted accounting principles. Any Writedown of an asset resulting from such a valuation shall be effective on the last day of the respective calendar quarter during the term of this Agreement.

                                   ARTICLE 8
                          REINVESTED DISTRIBUTIONS PLAN

         8.1 Members' Reinvested Distributions. A Member may elect to participate in the Company's Reinvested Distributions Plan (the "Plan") at the time of his purchase of Units, by making such election in the form of the Subscription Agreement for Units executed by each Member. Participation in the Plan will commence as of the date of acceptance by the Company of the Member's Subscription Agreement. Subsequently, a Member may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Company. Such notice shall be effective for the month in which the notice is received, if received at least ten (10) days prior to the end of the calendar month; otherwise the notice is effective the following month.

         8.2 Purchase of Additional Units. Under the Plan, distributions to which a participating Member is entitled shall be used to purchase additional Units at one dollar ($1.00) per Unit. Units so purchased under the Plan shall be credited to the Member's Capital Account as of the first day of the month following the month in which the Reinvested Distribution is made. If a Member revokes a previous election to participate in the Plan, distributions made by the Company subsequent to the month in which the revocation notice is received by the Company shall be made in cash to the Member instead of being reinvested in Units.

         8.3 Statement of Account. The Manager will mail to each Member who is a participant in the Plan a statement of account describing the Reinvested Distributions received, the number of Units purchased thereby, the purchase price per Unit (if other than one dollar ($1.00) per Unit), and the total number of Units held by the Member, within thirty (30) days after the Reinvested Distributions have been credited. Prior to the Members' reinvestment of distributions in the Company, the Manager will also mail an updated Prospectus or other updated disclosure document to each Member that fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Members.

         8.4 Continued Suitability Requirements. Each Member who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus for participation in each reinvestment. It is the responsibility of each Member to notify the Manager promptly if he no longer meets the suitability standards set forth in the Prospectus for a purchase of Units in the Offering.

                  (a) Changes or Termination of the Plan. The terms and conditions of the Plan may be amended, supplemented, suspended or terminated for any reason by the Manager at any time by mailing notice thereof at least thirty
(30) days prior to the effective date of such action to each Member who is a participant in the Plan at his last address of record.


                                   ARTICLE 9
                     BOOKS AND RECORDS, REPORTS AND RETURNS

         9.1 Books and Records. The Manager shall cause the Company to keep the following:

                  (a) Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company;

                  (b) A current list setting forth the full name and last known business or residence address of the Manager and each Member which shall be listed in alphabetical order and stating his respective Capital Contribution to the Company and share in Profits and Losses;

                  (c) A copy of the filed Articles of Organization, and all amendments thereto;

                  (d) Copies of the Company's federal, state and local income tax returns and reports, if any, for the six (6) most recent years;

                  (e) Copies of this Agreement, including all amendments thereto; and

                  (f) the financial statements of the Company for the three (3) most recent years.

         All such books and records shall be maintained at the Company's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member's duly authorized representatives, during reasonable business hours.

         9.2 Annual Statements. (a) The Manager shall cause to be prepared at least annually, at Company expense, audited financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accountant. The financial statements will include (i) audited balance sheet, statements of income or loss, Members' equity, and a statement of Cash Flow;
(ii) a statement as to any transactions with the Manager or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Manager or its Affiliates from the Company for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and (iii) a report identifying distributions from (A) cash flow from operations during that year, (B) cash flow from operations of prior years that had been held as reserves, (C) proceeds from capital transactions, (D) lease payments on net leases with builders and sellers, and (E) reserves from the gross proceeds of the offering originally obtained from the Members. Reimbursement to the Manager or its Affiliates shall be at the lower of their cost or the amount that the Company would be required to pay to independent Persons for comparable administrative services in the same geographic location. Copies of the aforementioned financial statements and reports shall be distributed to each Member within 120 days after the close of each taxable year of the Company.

                  (b) Costs of any verification performed by the Company's accountants will be itemized by said accountants and may be reimbursed to the Manager by the Company only to the extent that such reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for such services as determined in the above paragraph.

                  (c) Notwithstanding the 120 day period specified in clause (a) above, the Manager shall cause to be prepared and distributed to the Members not later than seventy-five (75) days after the close of each fiscal year of the Company all Company information necessary in the preparation of the Members' federal income tax returns.

         9.3 [Reserved]

         9.4 Quarterly Reports. (a) The Manager shall cause to be prepared during each quarter in which there were Mortgage Loans or origination or evaluation fees incurred, a special report (which may be included in the quarterly report described below) for so long as the proceeds of the offering are not fully committed and / or returned to investors, at the Company's expense, a statement of the amount of the Mortgage Loans, the material terms of such loans, the identity of the borrower and the real property and the appraised value of such real property. Copies of the statements shall be distributed to each Member within sixty (60) days after the end of each such quarterly period.

                  (b) The information required by Form 10-Q (if required to be filed with the Securities and Exchange Commission) will be supplied to each Member within forty-five (45) days of the end of the quarterly period covered thereby.

                  (c) If the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at Company expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of Cash Flow) and a statement of other pertinent information regarding the Company and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Member within sixty (60) days after the close of the quarter covered by the report of the Company.

         9.5 Filings. The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Member shall be provided with a copy of any of the reports upon request without expense to him. The Manager, at Company expense, shall file, with the Administrators for the states in which this Company is registered, as required by such states, a copy of each report referred to this Article 9.

         9.6 Suitability Requirements. The Manager, at Company expense, shall maintain for a period of at least six years a record of the information obtained to indicate that a member complies with the suitability standards set forth in the Prospectus.

         9.7 Fiscal Matters.

                  (a) Fiscal Year. The Company shall adopt the Fiscal Year for tax and accounting purposes. Subject to the provisions of Section 706 of the Code and approval by the Internal Revenue Service and the applicable state taxing authorities, the Manager in its sole discretion may, at any time without the approval of a Majority-in -Interest, change the Company's fiscal year to a period to be determined by the Manager.

                  (b) Method of Accounting. The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes.

                  (c) Adjustment of Tax Basis. Upon the transfer of an interest in the Company, the Company may, at the sole discretion of the Manager, elect pursuant to Code Section 754, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

         9.8 Tax Matters Partner. The Manager shall act as the Tax Matters "Partner"

("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Treasury Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate the Manager as the TMP.


                                   ARTICLE 10
                          TRANSFER OF COMPANY INTERESTS

         10.1 Interest of Manager. A successor or additional Manager may be admitted to the Company as follows:

                  (a) With the consent of all managers (should there be any manager other than the Manager) and a Majority-in-Interest, the Manager may at any time designate one or more Persons to be a successor to such Manager or to be an additional manager, in each case with such participation in such Manager's Interest as they may agree upon, so long as the Company and the Members shall not be adversely affected thereby.

                  (b) Upon any sale or transfer of the Manager's Interest, if there is an additional or successor manager of the Company, the successor manager shall succeed to all the powers, rights, duties and obligations of the assigning Manager hereunder, and the assigning Manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of such transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of the Manager, or of any interest therein, or an assignment of the Manager's Interests for security purposes only, shall not be deemed to be a sale or transfer of such Manager's Interests subject to the provisions of this Section 10.1.

         10.2 Transfer of Member's Interest. To the extent any of the following restrictions is not necessary to the Company, in the discretion of the Manager reasonably exercised, the Manager may eliminate or modify any such restriction. Subject to the immediately preceding sentence, no assignee of the whole or any portion of a Member's Interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met:

                  (a) No transfer may be made of a fractional Unit, and no transfer may be made if, as a result of such transfer, a transferring Member would, after the transfer, own fewer than two thousand (2,000) Units, except where such transfer occurs by operation of law.

                  (b) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Manager;

                  (c) The written consent of the Manager to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the Manager determines that such sale or transfer may jeopardize the continued ability of the Company to qualify as a "partnership" for federal income tax purposes or that such sale or transfer may violate any applicable securities laws (including any investment suitability standards);

                  (d) The assignor and assignee named therein shall execute and acknowledge such other instruments as the Manager may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney;

                  (e) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

                  (f) Such assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys' fees associated therewith; and

                  (g) The Company has received, if required by the Manager, a legal opinion satisfactory to the Manager that such transfer will not violate the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws, which opinion shall be furnished at the Member's expense.

         Assignments complying with the above shall be recognized by the Company not later than the last day of the calendar month in which the written notice of assignment is received by the Company.

         10.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Interests, and any proposed sale, assignment or transfer in violation of same shall be void ab initio:

                  (a) No Member shall make any transfer or assignment of all or any part of his Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Company for federal or Nevada state income tax purposes.

                  (b) Notice to California residents:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                  (c) Appropriate legends (including the legend above) under applicable securities laws shall be affixed to certificates evidencing the Units and issued or transferred to purchasers in other states.

                  (d) No Member shall make any transfer or assignment of all or any of his Interest if the Manager determines that such transfer or assignment would result in the Company being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or Regulations. To prevent that:

                           (1) the Manager will not permit trading of Units on
                  an established securities market within the meaning of Section 7704(b);

                           (2) the Manager will prohibit any transfer of Units
                  which would cause the sum of percentage interest in Company capital or profits represented by Interests that are sold or otherwise disposed of during any taxable year of the Company to exceed two percent (2%) of the total interests in Company capital or profits; and

                           (3) the Manager will not permit any withdrawal of
                  Units except in compliance with the provisions of this Agreement.


                                   ARTICLE 11
              DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER;
                              WITHDRAWAL OF MANAGER

         11.1 Effect of Death or Legal Incompetency of a Member on the Company. The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.

         11.2 Rights of Personal Representative. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

         11.3 Withdrawal of Members Other than Managers. To withdraw, or partially withdraw from the Company, a Member must give written notice thereof to the Manager and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within sixty-one (61) to ninety-one (91) days after written notice of withdrawal is delivered to the Manager, subject to the following limitations:

                  (a) except with regard to the right of the personal representative of a deceased Member under Section 11.2 above, no notice of withdrawal shall be honored and no withdrawal made with respect to any Units until the expiration of at least one year from the date of purchase of those Units in the Offering, other than purchases by way of automatic reinvestment of Company distributions described in Article 8 of this Agreement.

                  (b) to assure that the payments to a Member or his representative do not impair the capital or the operation of the Company, any such cash payments in return of an outstanding Capital Account shall be made by the Company only from Net Proceeds and Capital Contributions.

                  (c) a maximum of one hundred thousand dollars ($100,000) may be withdrawn by any Member during any calendar year;

                  (d) the Member shall have the right to receive such distributions of cash from their Capital Accounts only to the extent that funds described in Subsection 11.3 (b) are available; the Manager shall not be required to establish a reserve fund for the purpose of funding such payments; the Manager shall not be required to use any other sources of Company funds other than those set forth in Subsection 11.3(b) above; the Manager shall not be required to sell or otherwise liquidate any portion of the Company's Mortgage Investments or any other asset in order to make a cash distribution of any Capital Account pursuant to this Section 11.3;

                  (e) subject to Section 7.3, during the ninety (90) days following receipt of written notice of withdrawal from a Member, the Manager shall not refinance any loans of the Company or reinvest any Net Proceeds or Capital Contributions in new loans or other non-liquid investment unless and until the Company has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account;

                  (f) subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount equal to the amount of such Member's Capital Account as of the date of such distribution, as to which the Member has given a notice of withdrawal under this Section 11.3, notwithstanding that such amount may be greater or lesser than such Member's proportionate share of the current fair market value of the Company's net assets;

                  (g) in no event shall the Manager permit the withdrawal during any calendar year of total amounts from the Capital Accounts of members that exceeds ten percent (10%) of the aggregate Interests, except upon the vote of the Members to dissolve the Company pursuant to this Agreement;

                  (h) requests by Members for withdrawal will be honored in the order in which they are received by the Manager. If any request may not be honored, due to any limitations imposed by this Section 11.3 (except the one year holding limitation set forth in Subsection 11.3(a)), the Manager will so notify the requesting Member in writing, whose request, if not withdrawn by the Member, will subsequently be honored if and when the limitation no longer is imposed; and

                  (i) if a Member's Capital Account would have a balance of less than two thousand dollars ($2,000) following a requested withdrawal, the Manager, at its discretion, may distribute to such Member the entire balance in such account.

         11.4 Withdrawal by Manager. The Manager may withdraw from the Company upon not less than 120 days written notice of the same to all Members, but only with the affirmative vote or consent of a Majority-in-Interest. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of such withdrawal.

         11.5 Payment to Terminated Manager. If the business of the Company is continued as provided in Section 12.1 below upon the withdrawal, removal, dissolution, or bankruptcy of the Manager, then the Company shall pay to such Manager a sum equal to such Manager's outstanding Capital Account as of the date of such removal, withdrawal, dissolution or bankruptcy, payable in cash within thirty (30) days after such date. If the business of the Company is not so continued, then such Manager shall receive from the Company such sums as it may be entitled to receive in the course of dissolving the Company and winding up its affairs, as provided in Section 12.2 below.


                                   ARTICLE 12
                           DISSOLUTION OF THE COMPANY

         12.1 Events Causing Dissolution. The Company shall dissolve upon occurrence of the earlier of the following events:

                  (a) Expiration of the term of the Company as stated in Section
1.6 of this Agreement.

                  (b) With written consent of the Manager and any other Person who is then a manager, and the affirmative vote or consent of a Majority-in-Interest.

                  (c) The withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a Majority-in-Interest agree in writing to continue the business of the Company and, within six months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Company as managers.

         12.2 Winding Up. Upon the occurrence of an event of dissolution, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the NRS. Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Manager will wind up the Company's affairs as follows:

                  (a) No new Mortgage Investments shall be made or purchased;

                  (b) The Manager shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Company's outstanding Mortgage Investments in accordance with their terms;

                  (c) All sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed in accordance with Section 12.3 below.

         12.3 Order of Distribution of Assets. In the event of dissolution as provided in Section 12.1 above, the assets of the Company shall be distributed in accordance with NRS Section 86.521.

         12.4 No Recourse to Manager. Upon dissolution and winding up under the NRS, each Member shall look solely to the assets of the Company for the return of his Capital Account, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the amounts of the Capital Account of Members, Members shall have no recourse against the Manager or any other Member. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager. The Manager is hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of insolvency, dissolution, bankruptcy withdrawal or removal of the Manager by the Members, the winding up of the affairs of the Company and the distribution of its assets shall be conducted by such person or entity as may be selected by a vote of a Majority-in-Interest, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

         12.5 Compliance With Timing Requirements of Regulations. In the event the Company is "liquidated" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Article 12 (if such liquidation constitutes a dissolution of the Company) or Article 7 hereof (if it does not) to the Manager and Members who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2) and (b) if the Manager's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), the Manager shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).


                                   ARTICLE 13
                   ROLL-UPS AND INVESTMENTS IN OTHER PROGRAMS

         13.1 Investment in or with Non-Affiliates. The Company shall be permitted to invest in partnerships or joint ventures (including entities in limited liability company and limited liability partnership form) with non-Affiliates that own one or more particular Mortgage Loans of the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of 13.2 below, if it acquires a controlling interest in such partnership or joint venture, but in no event shall duplicate fees be permitted. For purposes of this Section 13.1,

"Controlling Interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the partnership or joint venture, including the authority to:

                  (a) review all contracts entered into by the partnership or joint venture that will have a material effect on its business or assets;

                  (b) cause a sale of the Mortgage Loan or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts, and/or a right of first refusal or consent by the joint venture partner;

                  (c) approve budgets and capital expenditures, subject to a stated minimum amount;

                  (d) veto any sale of the Mortgage Loan, or alternatively, to receive a specified preference or sale or proceeds; and

                  (e) exercise a right of first refusal on any desired sale by the joint venture partner of its interest in the Mortgage Loan, except for transfer to an Affiliate of the joint venture partner.

         13.2 Investments In or With Affiliates. The Company shall be permitted to invest in partnerships or joint ventures with other publicly registered Affiliates of the Company if all of the following conditions are met:

                  (a) The other Programs have substantially identical investment objectives with the Company;

                  (b) there are no duplicate fees;

                  (c) the compensation to the Manager and to the Sponsors is substantially identical in each Program;

                  (d) each Program must have a right of first refusal to buy if the other Programs wish to sell assets held in the joint venture; and

                  (e) the investment of each Program is on substantially the same terms and conditions.

         13.3 Roll-Up Transactions: Appraisal. If the Company proposes to enter into a Roll-Up transaction , an appraisal of all Company assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a Prospectus to offer the securities of a Roll-Up entity to the Members of the Company, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the Registration Statement for the offering. The assets of the Company will be appraised on a consistent basis, and the appraisal shall be based on an evaluation of the Company's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Members. A summary of the Independent Expert's appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Members in connection with the proposed Roll-Up.

         13.4 Members' Rights in a Roll-Up. If a Roll-Up is effected as to the Company, the Roll-Up Entity making the offer to the Company shall offer to the Members who vote against the Roll-Up the choice of (a) accepting the securities of the Roll-Up Entity that were offered in the proposed Roll-Up, or (b) one of the following: (i) remaining as a Member of the Company and preserving their interests therein unchanged; or (ii) receiving cash in an amount equal to the Member's pro-rata share of the appraised Net Asset Value of the Company. The Company's ability to participate in a Roll-Up is also subject to the following:

                  (a) The Company shall not participate in any proposed Roll-Up which would result in Members having voting rights in the Roll-Up Entity which are less than those provided in Section 3.2 and Article 6 of this Agreement. If the Roll-Up Entity is a corporation, the voting rights of the Members shall correspond to the voting rights provided in this Agreement to the extent reasonably possible.

                  (b) The Company will not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares, units or other equity interests, however denominated, by any purchaser of the securities of the Roll-Up Entity (except to the minimum necessary to preserve the tax status of the Roll-Up Entity).

                  (c) The Company will not participate in any proposed Roll-Up which would limit the ability of a Member to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of the Units or the value of the Interest held by the Member.

                  (d) The Company will not participate in any proposed Roll-Up in which the Members' rights as securities holders of access to the records of the Roll-Up Entity will be less than those provided for in this Agreement or in which any of the costs of the Roll-Up transaction would be borne by the Company if the Roll-Up is not approved by necessary vote of the Members.

                                   ARTICLE 14
                 COMPENSATION TO THE MANAGER AND ITS AFFILIATES

         14.1 Offering Sales Commissions to Dealer Manager and Selected Dealers/ Reimbursement of Organizational and Offering Expenses. The Members hereby approve, ratify and confirm the Company's Offering to the public on a best-efforts basis through DM Financial Services, Inc., the Dealer Manager and an Affiliate of the Manager ("DMFS"). The Members hereby authorize the Manager to enter into such contracts, including without limitation a "Dealer Manager" contract, and to facilitate the performance of obligations under any Selected Dealer agreements to be entered into by the dealer manager with any third party. The Members hereby approve, ratify and confirm the payment to DMFS of up to one percent (1.0%) of the gross proceeds of the Offering for all fees and expenses in connection with the Offering and one half of one percent (0.5%) of the proceeds for reimbursement of accountable expenses. With respect to the dealers entering into "Selected Dealer" agreements, the Members hereby approve, ratify and confirm the Company's paying sales commissions for the offer and sale of the Units of up to three percent (3.0%), marketing incentive fees of up to one-half of one percent (0.5%) and reimbursement of accountable expenses of up to one-half of one percent (0.5%) of gross proceeds of the offering.

         14.2 Compensation for Loan Evaluation and Processing Fees. Payment to the Manager or its Affiliates of Acquisition and Investment Evaluation Fees (including without limitation evaluation, certain document preparation, notarial and credit investigation services) shall be reasonable and shall be payable only for services actually rendered and to be rendered directly or indirectly and subject to the following conditions:

                  (a) The total of all such compensation paid to everyone involved in the transaction by the Company and/or any other Person shall be deemed to be presumptively reasonable if it does not exceed the compensation customarily charged in arms' length transactions by others rendering similar services as an ongoing public activity in the same geographical location and for comparable property;


                  (b) The amount payable pursuant to this Section 14.2, combined with all amounts owing under Section 14.1 and 14.3 and any other fees that are classified as Front-End Fees under the NASAA Guidelines, is subject to an aggregate fourteen percent (14%) maximum computed on the gross proceeds of the Offering.

         14.3 Loan Brokerage Commissions. The Company will enter into Mortgage Investment transactions where the borrower has employed and agreed to compensate the Manager, an Affiliate of the Manager or a non-Affiliated third party to act as a broker in arranging the loan. The exact amount of the Loan Brokerage Commissions are negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately two percent (2%) to six percent (6%) of the principal amount of each Mortgage Investment made during that year.

         14.4 Promotional Interest. The Manager shall receive the Promotional Interest as defined in Article 2.

         14.5 Management Fee. The Company shall pay the Manager an annual management fee of up to three-quarters of one percent (0.75%) of the original capital contributions committed to mortgage loans (including working capital reserves). Beginning with the third year, it will be three-quarters of one percent (0.75%) of the fair market value of the Company's assets (including working capital), less any indebtedness of the Company. For funds not invested in mortgages, the percentage paid as a management fee is one-half of one percent (0.5%).

The Manager shall engage an Independent Expert to determine the fair market value of the Company's assets promptly after the end of the Company's fiscal year, beginning at the close of the Company's second fiscal year, and the determination by such Independent Expert shall be binding on the Company and the Manager with respect to the management fees payable under this Section 14.5.

The Manager, in its discretion, may reduce such fee for any period of time, or from time to time, and thereafter increase it to the limits set forth above.

         14.6 Reimbursement. The Company shall reimburse the manager or its Affiliates for the actual cost to the Manager or its Affiliates (or pay directly), the cost of goods and materials used for or by the Company and obtained from entities unaffiliated with the Manager or its Affiliates. The Company shall also pay or reimburse the Manager or its Affiliates for the cost of administrative services necessary to the prudent operation of the Company, provided that such reimbursement will be at the lower of (A) the actual cost to the Manager or its Affiliates of providing such services, or (B) the amount the Company would be required to pay to non- affiliated persons rendering similar services in the same or comparable geographical location. The cost of administrative services as used in this subsection shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the program's independent certified public accountant.

         14.7 Real Estate Brokerage Commissions in Resale of Property. The total compensation paid to all Persons for the sale of a Real Property held by the Company as a result of foreclosure shall be limited to a competitive real estate commission, not to exceed six percent (6%) of the contract price for the sale of the Real Property. If the Manager or its Affiliate provides a substantial amount of the services in the sales effort, it may receive up to one-half (1/2) of the competitive real estate commission, not to exceed three percent (3%) of the contract price.

         14.8 Loan Servicing Fees. The Manager or an Affiliate of the Manager may act as servicing agent with respect to all Mortgage Investments, and in consideration for such collection efforts shall be entitled to receive from the respective borrower a servicing fee in an amount equal to one-fourth of one percent (0.250%) of the total unpaid principal balance of each such Mortgage Investment serviced. The Manager or an Affiliate may reduce such fee for any particular Mortgage Investment or period of time, or from time to time, and thereafter increase it to the limit set forth above.

         14.9 Escrow Fees. The Manager or an Affiliate of the Manager may act as escrow agent for Mortgage Investments made by the Company, for which services the Manager shall be entitled to receive such fees as are permitted by law and as are generally prevailing in the geographical area where the property securing the Mortgage Investment is located.

         14.10 Reconveyance Fees. The Manager may receive a fee from a borrower for reconveyance of a property upon full payment of a loan in an amount as is generally prevailing in the geographical area where the property is located.

         14.11 Extension Fee. The Manager may receive a fee payable by a borrower for extending the loan period, in an amount equal to a percentage of the loan.

         14.12 Assumption Fees. The Manager or an Affiliate of the Manager may receive a fee payable by a borrower for permitting the borrower to assume an existing a loan, in an amount equal to a percentage of the loan or a set fee.

         14.13 Non-reimbursable and Other Expenses. The Manager or its Affiliates will pay and will not be reimbursed by the Company for any general or administrative overhead expenses incurred by the Manager or its Affiliates which are not directly attributable to services for the Company the payment or reimbursement for which is authorized by this Article 14. The Manager is not entitled to receive reimbursement for Acquisition and Investment Evaluation Expenses incurred by the Manager or its Affiliates for the origination, selection and acquisition of Mortgage Loans. Acquisition and Investment Evaluation Expenses incurred by the Company that are not otherwise paid by borrowers will be billed directly to and paid directly by the Company.

         14.14 Operating Expenses. Subject to other provisions of this Article 14, all expenses of the Company shall be billed directly to and paid by the Company, which may include, but not be limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Company and involved in the business of the Company, including persons who may also be employees of the Manager or Affiliates of the Manager, but excluding control persons of either the Manager or Affiliates of the Manager; (ii) all costs of borrowed money, taxes and assessments on Company properties foreclosed upon and other taxes applicable to the Company; (iii) legal, audit, accounting, and brokerage fees; (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company; (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents; (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property; (vii) the cost of insurance as required in connection with the business of the Company;
(viii) expenses of organizing, revising, amending, modifying or terminating the Company; (ix) expenses in connection with Distributions to Members by the Company, and communications, bookkeeping and clerical work necessary in maintaining relations with the Members and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Company, and of preparation of proxy statements and solicitations of proxies in connection therewith; (x) expenses in connection with preparing and mailing reports required to be furnished to the Members for investor, tax reporting or other purposes, or other reports to the Members which the Manager deems to be in the best interests of the Company; (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Company including, but not limited to, computer services and time; (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Company property; (xiii) costs incurred in connection with any litigation in which the Company may be involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Company, including legal and accounting fees incurred in connection therewith; (xiv) costs of any computer services used for or by the Company; (xv) expenses of professionals employed by the Company in connection with any of the foregoing, including attorneys, accountants and appraisers.

         14.15 Deferral of Fees and Expense Reimbursement. The Manager may defer payment to it or its Affiliates of any fee or expense reimbursement provided for herein. The amount so deferred shall be treated as a non-interest bearing debt of the Company and shall be paid from any source of current funds available to the Company, prior to distributions of Cash Available for Distribution provided for in Article 7.

         14.16 Prepayment and Late Fees. The Manager shall be entitled to keep, and the Company shall not be entitled to all or any portion of, prepayment and/or late fees obtained or collected by the Manager or an Affiliate of the Manager in connection with Mortgage Investments.

                                   ARTICLE 15
                                  MISCELLANEOUS

         15.1 Covenant to Sign Documents. Each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, the Articles of Organization and all amendments thereto, and all such filings, records or publications necessary or appropriate under the laws of any jurisdiction in which the Company shall conduct its business.

         15.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Manager or to the Company shall be delivered to the Company's principal place of business, as set forth in Section 1.3 above or as hereafter changed as provided herein.

         15.3 Right to Engage in Competing Business. Nothing contained herein shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Members, without participation by the other Members, and without liability to them or any of them. Each Member waives any right he may have against the Manager for using for its own benefit information received as a consequence of the Manager's management of the affairs of the Company.

         15.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority-in-Interest in accordance with Section 6.2; provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Member or materially adversely affect any Member's interest in Profits, Losses, Company assets, distributions, management rights or voting rights, except as agreed by that Member. In addition, and notwithstanding anything to the contrary contained in this Agreement the Manager shall have the right to amend this Agreement, without the vote or consent of any of the Members, if, in the judgment of the Manager, such amendment does not adversely affect the rights of the Members, including an amendment:

                  (a) to grant to Members (and not solely the Manager in its capacity as a Member) additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon them;

                  (b) to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

                  (c) to conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and NASAA Guidelines; and

                  (d) to elect for the Company to be governed by any successor Nevada statute governing limited liability companies.

         The Manager shall notify the Members within a reasonable time of the adoption of any such amendment.

         15.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

         15.6 Waiver. No waiver by any party hereto of any breach of, or default under, any provision of this Agreement by any party shall be construed or deemed a waiver of any breach of or default under any other provision of this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any future breach or default of the same provision of this Agreement.

         15.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         15.8 Application of Nevada law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Nevada.

         15.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

         15.10 Number and Gender. Whenever the singular form is used in this Agreement it includes the plural when required by the context, and the masculine gender shall include the feminine and neuter genders.

         15.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by Manager on behalf of the Members as their attorney-in-fact.

         15.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company.

         15.13 Defined Terms. All terms used in this Agreement which are defined in the Prospectus shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in Article 2.

         15.14 Binding on Assignees. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the provisions of Section 10.2, which control the assignment or other transfer of Company Interests.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

                                   CAPSOURCE, INC., a Nevada corporation, as the sole initial Member

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   DM MORTGAGE INVESTORS, LLC, a Nevada
                                   Limited Liability Company

                                   By: CAPSOURCE, INC., a Nevada corporation, as MANAGER




                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                      EXHIBIT B
                            SUBSCRIPTION INSTRUCTIONS

A.       Completion of Subscription Agreement

         (1) Subscription and related undertakings, representations and warranties: Please read carefully pages B-1 to B-4.

                  o Initial the representation contained in Section 6(d) on page
                    B-2.

                  o Indicate in section 13 on page B-4 whether you want to
                    reinvest distributions by purchasing additional Units.

                  o Indicate in section 14 on page B-4 how you will own the
                    Units.

         (2)      Questionnaire(s):

                  o Individual Subscribers.  Complete page B-5.

                  o Entities other than Employee Benefit Plans. Complete page
                    B-6.

                  o Employee Benefit Plans. Complete pages B-7 and B-8.

         (3)      Registration Information. Complete all information on page B-9

         (4)      Signature Page.  Complete and sign page B-10.

         (5) Existing Members Only (for use after initial acquisition of Units). After acquiring Units, you only have to complete the one page form entitled "Additional Subscription Request" at page B-11.

B. Payment. All subscriptions should be for at least $2,000, corresponding to a minimum of 2,000 Units.


                             If you are purchasing Units during      If you are purchasing Units following
                             the course of the Minimum Offering      the period of the Minimum Offering
                             ----------------------------------      -------------------------------------
Payment by Bank Check or     Make payable to order of "BankWest      Make payable to the order of "DM
Certified Check:             of Nevada, as Escrow Agent"             Mortgage Investors, LLC"

Payment by Wire Transfer:    BankWest of Nevada, as Escrow Agent     DM Mortgage Investors, LLC
                             for DM Mortgage Investors, LLC          Account No. 153790228677
                             Account No. 320003485                   Bank Routing No. 121201694
                             Bank Routing No. 122401778

C. Questions. If you have any questions in completing this Subscription Agreement, please call DM Financial Services, Inc. at (702) 247-1332.

D. Return of Documents. The Subscription Agreement should be returned to the following address:


                           DM Financial Services, Inc.
                        2901 El Camino Avenue, Suite 207
                               Las Vegas, NV 89102

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                           DM Mortgage Investors, LLC

      1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a member in DM Mortgage Investors, LLC, a Nevada limited liability Company (the "Company"). The Investor subscribes $--------- for the purchase of
--------   units of limited liability interest in the Company (the "Units"), the price being $1.00 per Unit (with a 2,000 Unit minimum purchase). The undersigned agrees to purchase the number of Units stated above in accordance with the terms and conditions of the Operating Agreement (the "Operating Agreement"), a copy of which is contained in the Prospectus of the Company as Exhibit A. The Units which the Investor offers to purchase shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid by certified or bank check or by wire transfer for such Units, and (b) the Manager has in its sole discretion accepted all or any portion of Investor's offer of purchase.

      2. PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription set forth above either (a) has already been delivered by wire transfer, to the account set forth below, or (b) is enclosed in the form of a certified or bank check.

         The Investor hereby authorizes and directs DM Financial Services,
Inc. to deliver this Subscription Agreement to the Manager. The undersigned hereby directs BankWest of Nevada, as Escrow Agent (the "Bank") to pay to the Company the funds delivered by the Investor for the Units, to the extent the Investor's subscription has been accepted, subject to the Bank's receiving the Minimum Proceeds described in Section 3 below. The Investor acknowledges that the Manager can accept or reject all or any part of this subscription in its sole discretion, and that this offering may be terminated at any time by the Manager. If the Investor's subscription is rejected in part, the funds delivered herewith, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

      3. As described in the Prospectus under "Plan of Distribution," payments for Units will be held by the Bank in a segregated account (the "Escrow Account") until the Bank has received payment for subscriptions accepted by the Company for not fewer than 1,500,000 Units (the "Minimum Offering"), corresponding to not less than an aggregate of $1,500,000 in subscription payments (the "Minimum Proceeds").

      4. If the Minimum Proceeds have not been received by the Bank on or before the end of the Bank's business day on December 31, 2000, the Bank will return your payments, in full, together with your pro rata share of any net earnings received by the Bank on the subscription amount held by it as escrow agent, to you at the address shown on the Subscription Agreement Signature Page.

      5. If the Minimum Proceeds have been received by the Bank on or before December 31, 2000, the offering by the Company will continue, without use of the Bank or any escrow agent, to seek to distribute a total of 100,000,000 Units for $100,000,000. The Escrow Account will be closed upon the Bank's distribution of funds either (a) to the Company after the Bank receives the Minimum Proceeds, or
(b) to the Investors, in accordance with Section 4. Proceeds from sales of Units in the offering following the close of the Escrow Account will be paid directly to the Company for its use as described in the "Prospectus" under "Use of Proceeds."

      6. REPRESENTATIONS BY THE INVESTOR. The Investor represents and warrants that the Investor:

         (a)  has received the Prospectus of the Company dated March --- , 2000;

         (b) understands that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;

         (c) recognizes that the Units as an investment involve a high degree of risk and that the Investor may lose his entire investment;

         (d) ILLIQUID INVESTMENT: understands that there will be no public market for the Units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the Units, and that it may not be possible readily to liquidate this investment;

PLEASE CONFIRM THE REPRESENTATION SET FORTH IN
SECTION 6(d) BY PLACING YOUR INITIALS HERE:              ---------------------

         (e) meets the following criteria:

            (i) if financial suitability standards (i.e., based on net worth or income levels) are provided in Appendix A to this Subscription Agreement for the state in which the Investor is domiciled, the undersigned meets those financial suitability standards;

           (ii) IF NO FINANCIAL SUITABILITY STANDARDS ARE INCLUDED IN APPENDIX A FOR THE STATE IN WHICH THE INVESTOR IS DOMICILED, ONE OF THE FOLLOWING IS TRUE:

               (A) the undersigned  has a minimum net worth  (exclusive of home, furnishings, and automobiles) of $45,000, and an annual gross income of at least $45,000;

               (B) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $150,000; or

               (C) the undersigned is purchasing in a fiduciary  capacity for a person meeting the requirements of either (i) or (ii) above; or

         (f) is under no disability with respect to entering into a contractual relationship with the Company, and, if the Investor is an individual, has attained the age of majority (as established in the state in which domiciled);

         (g) if a trustee, is the trustee for the trust on behalf of which it is purchasing the Units, and has due authority to purchase Units on behalf of the trust;

         (h) fully indemnifies and holds harmless the Company, the Manager, and its affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach of any of the representations by Investor contained herein;


         (i) has investment objectives that correspond to those stated in the Prospectus in the "Business" section, i.e., to preserve the capital of the Company and to provide monthly cash distributions to the members.

         (j) understands that the Company intends to be taxed as an association (partnership) and not as a corporation, and that, among other things, this may result in taxes being payable by the Investor even though the Company may not have distributed cash to the Investor.

         (k) understands that an investment in the Company will not, in itself, create a retirement plan (as defined in the Internal Revenue Code of 1986, as amended) for any investor and that, in order to create a retirement plan, an investor must comply with all applicable provisions of the Code.

      7. PURCHASE BY FIDUCIARY. If the Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

      8. ADOPTION OF OPERATING AGREEMENT. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement (Exhibit A to the Prospectus) and to perform all obligations therein imposed upon a member with respect to Units to be purchased. By signing and completing the signature page of this Subscription Agreement, the undersigned agrees to become a Member in the Company upon acceptance of this Subscription Agreement by the Manager on behalf of the Company, and to pay the subscription price in full.

      9. LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Units may be assigned only as provided in the Operating Agreement and further acknowledges the restrictions on the Company's repurchase or the Investor's resale, transfer, or assignment of the Units set forth in the Operating Agreement and as described in the Prospectus.

      10. SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the Manager of the Company to be such person's true and lawful attorney-in-fact with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file, as necessary or appropriate:

           (a) the Operating Agreement and the Articles of Organization, as amended to date, as well as any and all additional amendments thereto required under the laws of the State of Nevada or of any other state or which the Manager deems advisable to prepare, execute and file;

           (b) any other certificate, instrument or document, including Fictitious Business Name Statements, which may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

           (c) any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

      The foregoing grant of authority:

                (i) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

                (ii) may be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

                (iii) shall survive the delivery of an assignment by a member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

      11. NOTIFICATION OF MANAGER. The Investor agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

      12. OPERATING AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to this special power of attorney, the Operating Agreement will govern.

      13. REINVESTMENT OF DISTRIBUTIONS. The Company maintains a Distribution Reinvestment Plan ("Plan") under which distributions of income of the Company may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus, under "Summary of Operating Agreement, Rights of Members and Description of Units - Reinvestments." So long as Investor meets the suitability standards established by the Company and by the securities law administrator of the state in which Investor is domiciled, and subject to possible suspension or termination of the Plan by the Manager, as set forth in the Operating Agreement, the Investor will continue to participate in the Plan. The Investor may change his election at any time by written notice to the

Company. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

         A. ----- Investor elects to participate in the Company Distribution Reinvestment Plan and receive additional Units rather than cash as distributions of Net Income from the Company.

         B.---- Investor elects not to participate in the Company's Distribution Reinvestment Plan and to receive distributions of Net Income in cash.


    14. OWNERSHIP OF UNITS. The Investor's Units will be owned and should be shown on the Company's records as follows:

         Check one: -----   Individual Ownership
                    -----   Joint Tenants with Right of Survivorship (all
                            parties must sign)
                    -----   Tenants in Common (all parties must sign)
                    -----   Community Property (one signature required)
                    -----   Custodian
                    -----   Trustee
                    -----   Corporation
                    -----   Partnership
                    -----   Nonprofit Organization


                                      * * *

      If you have any questions in completing this Subscription Agreement, please call DM Financial Services, Inc. at

                                 (702) 247-1332

                  INDIVIDUAL INVESTORS MUST COMPLETE THIS PAGE


Name: ________________________________________

Date of Birth ________________________________

Occupation ___________________________________

Marital Status (check one)      Single___  Married___

Citizenship     U.S.___    Other_______________________

Investment Objective:
      Preservation of capital and monthly income distributions ___ (check) Other (please explain) _________________________________________________

_______________________________________________________________________________


Investor's Financial Status and Suitability:

      Investor's Net Worth, exclusive of home, furnishings, and automobiles (check appropriate range):

______ under $30,000          ______ $30,001 - $45,000  ______ $45,001 - 150,000
______ $150,001 - $250,000    ______ over $250,000

      Investor's Annual Income (check appropriate range)

______ under $30,000          ______ $30,001 - $45,000  ______ $45,001 - 75,000
______ $75,001 - $150,000     ______ over $150,000


Describe your investments in the last five years and discuss who made the relevant investment decisions (you, your financial adviser, broker, accountant or attorney): __________________________________________________

              __________________________________________________

              __________________________________________________

              __________________________________________________

              __________________________________________________


Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.___________________________________________________________

      ___________________________________________________________

      ___________________________________________________________

Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential Company investment?

      ____ YES             ____ NO

If yes, please describe:__________________________________________

                       LEGAL ENTITIES (NON-BENEFIT PLANS)

                              TO COMPLETE THIS PAGE


Name of Investor: ____________________________________________

Type of Legal Entity:

      ____ corporation (if so, provide jurisdiction of incorporation)___________
      ____ partnership or limited liability company (provide jurisdiction of organization) _______________________________________________________
      ____ trust (provide state in which formed and date of trust indenture)
           _____________________________________________________________________
      ____ other (describe) ____________________________________________________


Principal place of business ___________________________________________________

Investment Objective:
      Preservation of capital and monthly income distributions ___ (check) Other (please explain) _________________________________________________
_______________________________________________________________________________


Total assets (as indicated on the most recent balance sheet) of the Investor:
$________________________

Describe the Investor's investments in the last five years and discuss who made the relevant investment decisions (director, officer, financial adviser, broker, accountant or attorney): ______________________________________________________
      _________________________________________________________________________
      _________________________________________________________________________
      _________________________________________________________________________
      _________________________________________________________________________

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units._________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Is the Investor subject to any regulatory or other constraints that may preclude or limit the Investor's participation in any potential Company investment?

      ____ YES             ____ NO

If yes, please describe: ______________________________________________________

                             EMPLOYEE BENEFIT PLANS

                          TO COMPLETE PAGES B-7 AND B-8

Name of Investor (the "Plan"): ____________________________________________

Investment Objective:
      Preservation of capital and monthly income distributions ___ (check) Other (please explain) __________________________________________________
________________________________________________________________________________

Total assets (as indicated on the most recent balance sheet) of the Investor:
$____________________________
Does this investment exceed 10% of the Plan's assets?

      ____ YES             ____ NO

Is the Plan an "employee benefit plan" within the meaning of Title I of ERISA (an "ERISA Plan") with a fiduciary as defined in Section 3(21) of ERISA which is a bank, insurance company or registered investment adviser (other than an affiliate of the Manager), which fiduciary will decide whether to purchase Units?

      ____ YES             ____ NO

      If yes, provide details __________________________________________________
________________________________________________________________________________


Is the Plan an employee benefit plan other than an ERISA plan?

      ____ YES             ____ NO

      If yes, provide details as to the nature of the Plan (IRA, Keogh, etc.) and the person making investment decisions on behalf of the Plan _______________

Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf?

      ____ YES             ____ NO

Additional Plan Representations and Warranties:

The undersigned authorized signatory of the Plan hereby represents and warrants on behalf of the Plan that the answers to the following questions are true:

      Does the Manager or any of its employees or affiliates manage any part of the Plan's investment portfolio on a discretionary basis?

      ____ YES             ____ NO

      Does the Manager or any of its employees or affiliates regularly give investment advice to the Plan?

      ____ YES             ____ NO

      Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives information, recommendations and advice concerning investments which are used as a primary basis for the Plan's investment decisions?

      ____ YES             ____ NO

      Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives individualized investment advice concerning the Plan's assets?

      ____ YES             ____ NO

      IF THE ANSWER TO ANY OF THESE IS "YES," INDICATE WHETHER ALL OF THE REPRESENTATIONS AND WARRANTIES BELOW ARE TRUE BY INITIALING BELOW.

           The investment director of the Plan has studied the Prospectus and has made an independent decision to purchase Units solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

           All the obligations and requirements of ERISA, including prudence and diversification, with respect to the investment of "plan assets" in the Company have been considered by the investment director of the Plan.

           The investment director and, if different, authorized signatory of the Plan understand that neither the Manager nor any of its affiliates: (a) has exercised any investment discretion or control with respect to the Plan's purchase of any Units, (b) have authority, responsibility to give, or have given individualized investment advice with respect to the Plan's purchase of any Units, or (c) are employers maintaining or contributing to such Plan.

           An investment in the Company conforms in all respects to the governing documents of the Plan.

           The person executing this Subscription Agreement on behalf of the Plan is a "fiduciary" of such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Company conforms in all respect to laws applicable to the Plan and to the Plan documents; and in making this investment, the Plan, its fiduciaries and its investment director are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan's funding objectives and have concluded that this investment is a prudent one.

           The Plan's governing documents do not prohibit the Company from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be "employer securities" with respect to the Plan as defined in Section 407 of ERISA.

           The Plan's proxy voting guidelines do not apply to securities held by the Company.

           The Plan, its investment director and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.

      ARE THE FOREGOING RESPRESENTATIONS AND WARRANTIES TRUE?

      ____ YES             ____ NO

                                      * * *

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.__________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                   REGISTRATION INFORMATION FOR THE INTERESTS

                                                 $
 ______________________________________________________________________________
     (Subscriber Name(s))                                 (Subscription Amount)

 ______________________________________________________________________________
     (Street Address)                                     (State/Zip Code)

 ______________________________________________________________________________
     (Telephone and Facsimile Numbers)                    (e-mail - Optional)

The full address to which any communications, distribution checks, and redemption checks, if applicable, should be sent (if different from registered address furnished in response to the preceding requirement) is:


 ______________________________________________________________________________
                                   (Name(s))

 ______________________________________________________________________________
     (Street Address)              (City)                  (State/Country)

 ______________________________________________________________________________
     (Telephone and Facsimile Numbers)                     (e-mail - Optional)

If the proceeds of distributions or redemptions, if any, are to be wired rather than sent by check, the account to which such proceeds should be wired is:

 ______________________________________________________________________________
                         (Name of Financial Institution)

 ______________________________________________________________________________
                        (Routing ABA Number - if a Bank)

 ______________________________________________________________________________
                       (Address of Financial Institution)

 ______________________________________________________________________________
                 (Financial Institution Account Name and Number)

 _________________________________
 Social Security No./EIN (Entity)     U.S. Citizen or Resident    ____YES ____NO

 _________________________________
 Plan Number (if applicable)          Existing Partner            ____YES ____NO

                                 SIGNATURE PAGE

BEFORE SIGNING THIS PAGE, HAVE YOU: (a) initialed the representation contained in Section 6(d) on page B-2, (b) indicated in section 13 on page B-4 whether you want to reinvest distributions by purchasing additional Units, and (c) indicated in section 14 on page B-4 how you will own the Units? If not, please do so.

INDIVIDUAL(S):


_____________________________________________________________     Date: _______
                (Signature of Subscriber)

______________________________________________________________
                (Print Name of Subscriber)

______________________________________________________________    Date: _______
                (Signature of Co-Subscriber)

______________________________________________________________
                (Print name of Co-Subscriber)

ENTITIES (other than Plans):

______________________________________________________________
                (Print Name of Subscriber)

By: __________________________________________________________    Date: _______
                (Signature of Authorized Signatory)

______________________________________________________________
                (Print Name and Title of Signatory)

By: __________________________________________________________    Date: _______
               (Signature of Required Authorized Co-Signatory)

______________________________________________________________
                  (Print Name and Title of Co-Signatory)

PLAN ENTITIES:


______________________________________________________________    Date: _______
(Signature of Individual Plan Participant)      (Print Name)

______________________________________________________________    Date: _______
(Signature of Custodian or Trustee)             (Print Name)

______________________________________________________________    Date: _______
(Signature of Other Authorized Signatory)       (Print Name)

________________________________________________________________________________
FOR USE BY THE COMPANY ONLY

Subscription has been:  _____ Accepted  ______ Accepted in Part
                        _____ Rejected  ______ Other

Subscription Amount: $ _________________        Dated: _________________________
                         Signed:  Capsource, Inc., Manager



                                            By: _______________________________
                                            Name:
                                            Title:

                         ADDITIONAL SUBSCRIPTION REQUEST

    (To Be Completed By Existing Investors Instead of Subscription Agreement)

Name of Investment Fund: ______________________________________________________

Name of Subscriber(s): ________________________________________________________

Additional Subscription Amount: $ _____________________________________________

         The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Confidential Private Offering Memorandum. The undersigned restates all of the covenants, representations and warranties made in the undersigned's original Subscription Agreement as if they were made on the date hereof and certifies that all of the financial information set forth in the undersigned's original Subscription Agreement remains accurate and complete on the date hereof.

INDIVIDUAL SIGNATURES:

______________________________________________________________    Dated: _______
                  (Signature of Subscriber)

______________________________________________________________    Dated: _______
                  (Signature of Co-Subscriber)

ENTITY AND PLAN SIGNATURES

By:___________________________________________________________    Dated: _______
                  (Signature of Authorized Signatory)

______________________________________________________________
                  (Print Name and Title of Signatory)

By:___________________________________________________________    Dated: _______
               (Signature of Required Authorized Co-Signatory)


______________________________________________________________
                 (Print Name and Title of Co-Signatory)

________________________________________________________________________________

FOR USE BY THE COMPANY ONLY
Subscription has been:  _____ Accepted  ______ Accepted in Part
                        _____ Rejected  ______ Other

Additional Subscription Amount Accepted: $ ____________________________________
Dated: ________________________________________________________________________
               Signed:      Capsource, Inc., Manager


                                            By: _______________________________
                                            Name:
                                            Title:

                                                                    APPENDIX A
                                STATE REGULATIONS
                                ("Blue Sky" Law)

Various states have established suitability standards for individual investors and subsequent transferees different from and/or in addition to those set by the Company. These requirements are set forth below:


------------------- ---------------------------------------------------- ---------------------------------------------
      State                        Suitability Standards                                 Requirements
------------------- ---------------------------------------------------- ---------------------------------------------
------------------- ---------------------------------------------------- ---------------------------------------------
California          Investors must have either (i) a minimum net worth   The following may appear on certificates
                    (exclusive of home, furnishings, and automobiles)    issued to California residents:
                    of $30,000, and an annual gross income of at least
                    $30,000; or (ii) minimum net worth (exclusive of
                    home, furnishings, and automobiles) of $75,000 or    IT IS UNLAWFUL TO CONSUMMATE A SALE OR
                    (iii) are purchasing in a fiduciary capacity for a   TRANSFER OF THIS SECURITY, OR ANY INTEREST
                    person meeting the requirements of either (i) or     THEREIN, OR TO RECEIVE ANY CONSIDERATION
                    (ii) above.                                          THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT
                                                                         OF THE COMMISSIONER OF CORPORATIONS OF THE
                                                                         STATE OF CALIFORNIA, EXCEPT AS PERMITTED
                                                                         IN THE COMMISSIONER'S RULES.

                                                                         There are restrictions on the transfer of
                                                                         the Units, which are set forth in the
                                                                         status included in Appendix B on the
                                                                         following two pages.
------------------- ---------------------------------------------------- ---------------------------------------------
New York            Annual gross income of $35,000 and net worth         Minimum Investment: $2,500 per individual
                    (exclusive of home, furnishings, and automobiles)    subscriber.
                    of $35,000, or in lieu of the foregoing a net
                    worth of $100,000.
------------------- ---------------------------------------------------- ---------------------------------------------

                                                                      APPENDIX B

                       RESTRICTIONS ON TRANSFER SET FORTH
                              IN RULE 260.141.11 OF
       THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (the "Code")

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

         (1)      to the issuer;

         (2)      pursuant to the order or process of any court;

         (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

         (4) to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

         (5) to the holders of securities of the same class of the same issuer;

         (6)      by way of gift or donation inter vivos or on death;

         (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

         (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

         (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

         (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

         (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

         (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

         (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

         (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

         (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser; or

         (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

         IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The expenses incurred and estimated to be incurred in connection with this offering are as follows:

         Securities and Exchange Commission Registration Fee                         $   26,400
         National Association of Securities Dealers, Inc. Filing Fee                     10,500
         Blue Sky Fees                                                                   30,000
         Accounting Fees and Expenses                                                    80,000
         Legal Fees and Expenses                                                        200,000
         Printing Fees and Expenses                                                      75,000
         Mailing                                                                         25,000
         Miscellaneous                                                                   53,100
                                                                                     ----------

                  Total                                                              $ 500,000
                                                                                     =========


Item 32. Sales to Special Parties
         Not applicable.

Item 33. Recent Sales of Unregistered Securities
         Not Applicable

Item 34. Indemnification of Directors and Officers
         Indemnification of the Partners and any officer, director, employee, agent, subsidiary or assign thereof, is provided for in Section 3.5 of the Operating Agreement, which is included as Exhibit A to the Prospectus.

Item 35. Treatment of Proceeds from Stock Being Registered
         Not Applicable

Item 36. Financial Statements and Exhibits
         (a) Financial Statements: See "Index to Financial Statements" and the financial statements appearing thereafter in Part I of this registration statement.

         (b)      Exhibits:

                  1.1      Dealer Manager Agreement
                  1.2      Selected Dealer Agreement
                  3        Operating Agreement of Registrant (included as
                           Exhibit A to the Prospectus)
                  4.1      Operating Agreement (included as Exhibit A to the
                           Prospectus)
                  4.2      Subscription Agreement and Power of Attorney
                           (included as Exhibit B to the Prospectus)
                  10.1     BankWest Escrow Agreement
                  5.1      Opinion of Berkley, Gordon, Levine, Goldstein &
                           Garfinkel, LLP with respect to legality of the
                           securities
                  5.2      Opinion of Wendel, Rosen, Black & Dean, LLP with
                           respect to federal income tax matters
                  23.1     Consent of Berkley, Gordon, Levine, Goldstein &
                           Garfinkel, LLP (contained in Exhibit 5.1)
                  23.2     Consent of Wendel, Rosen, Black & Dean, LLP
                  23.3     Consent of Grant Thornton LLP (DM Mortgage Investors,
                           LLC)
                  23.4     Consent of Grant Thornton LLP (Sunderland
                           Corporation)
                  24       Power of Attorney
                  27       Financial Data Schedule

Item 37. Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include therein any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in any such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona find offering thereof.

     (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

     (4) To remove from regulation by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) To send to each limited partner at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to its Registration Statement on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on April 14, 2000.


                                          DM MORTGAGE INVESTORS, LLC

                                          By:      CAPSOURCE, INC., sole Manager



                                            By:  /s/ STEPHEN BYRNE
                                                 -------------------------------
                                                     Stephen Byrne
                                                     President (Principal
                                                      Officer of Manager)


                                            By:  /s/ LANCE BRADFORD
                                                 -------------------------------
                                                     Lance Bradford
                                                     Secretary and Treasurer
                                                      (Chief Accounting
                                                     Officer of the Manager)

                                            By:  /s/ MICHAEL SHUSTEK
                                                 -------------------------------
                                                     Michael Shustek, Director

                           DM MORTGAGE INVESTORS, LLC
                       a Nevada Limited Liability Company

                                INDEX TO EXHIBITS*



                  1.1      Dealer Manager Agreement

                  1.2      Selected Dealer Agreement

                  3        Articles of Organization, as amended

                  4.1 Operating Agreement (included as Exhibit A to the Prospectus)

                  4.2 Subscription Agreement and Power of Attorney (included as Exhibit B to the Prospectus)

                  5.1 Legal opinion of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP, with respect to legality of the securities

                  5.2 Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters

                  10.1     BankWest Escrow Agreement

                  23.1 Consent of Berkley, Gordon, Levine, Gordon & Garfinkel, LLP (contained in Exhibit 5.1)

                  23.2     Consent of Wendel, Rosen, Black & Dean, LLP

                  23.3     Consent of Grant Thornton LLP (DM Mortgage Investors,
                           LLC)

                  23.4     Consent of Grant Thornton LLP (Sunderland
                           Corporation)

                  24       Power of Attorney

                  27       Financial Data Schedule


----------

*  All exhibits previously filed.